AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF MARCH 13, 2014

Between:

Uranium Energy Corp.
as Borrower

SOUTH TEXAS MINING VENTURE, L.L.P.,
URN TEXAS GP, LLC and
URN SOUTH TEXAS PROJECT, LTD.
as Guarantors

SPROTT RESOURCE LENDING PARTNERSHIP
as Agent

- and -

THE SEVERAL LENDERS FROM TIME TO TIME PARTY HERETO
as Lenders

TABLE OF CONTENTS
ARTICLE 1 INTERPRETATION	2
DEFINITIONS	2
SUBDIVISIONS, TABLE OF CONTENTS AND HEADINGS	19
REFERENCES TO BODIES CORPORATE, STATUTES, CONTRACTS	19
CURRENCY	19
USE OF THE WORDS "BEST KNOWLEDGE"	20
GOVERNING LAW	20
PARAMOUNTCY	20
INTERPRETATION	20
TIME OF ESSENCE	20
AMENDMENT AND RESTATEMENT	20
OTHER FACILITY DOCUMENTS	20
CONTINUATION OF EXISTING DRAWDOWNS	21
ARTICLE 2 THE FACILITY	21
THE FACILITY	21
NON-REVOLVEMENT	22
NOTICE OF BORROWING	22
TERM	22
USE OF PROCEEDS OF THE FACILITY	22
INTEREST AND STANDBY FEE	22
COMPUTATIONS	23
NO SET-OFF	23
STRUCTURING FEE	23
EXTENSION FEE	24
BONUS SHARES AND WARRANTS	24
ANNIVERSARY BONUS SHARES	28
ANNUAL FEE	29
EXTENSION FEE SHARES	30
ADMINISTRATION MATTERS RE: PAYMENTS	30
FUNDING OF INITIAL ADVANCE	30
FUNDING OF SUBSEQUENT ADVANCES	30
FAILURE OF LENDER TO FUND ADVANCE	31
TIME AND PLACE OF PAYMENTS	32
REMITTANCE OF PAYMENTS	32
EVIDENCE OF INDEBTEDNESS	32
AGENT'S DISCRETION TO ALLOCATE	33
ARTICLE 3 PREPAYMENT, REPAYMENT AND REDUCTIONS	33
SCHEDULED REPAYMENTS AND MANDATORY PREPAYMENT	33
VOLUNTARY REDUCTION	34
ARTICLE 4 SECURITY	34
SECURITY DOCUMENTS	34
REGISTRATION OF THE SECURITY	35
AFTER ACQUIRED PROPERTY AND FURTHER ASSURANCES	35
ADDITIONAL GUARANTORS	35
ARTICLE 5 CONDITIONS PRECEDENT	35
CONDITIONS PRECEDENT TO THE INITIAL ADVANCE	35
CONDITIONS PRECEDENT TO THIS AMENDMENT AND RESTATEMENT BECOMING EFFECTIVE AND THE SECOND ADVANCE	38
CONDITIONS PRECEDENT TO THE THIRD ADVANCE	39
WAIVER	41
ARTICLE 6 REPRESENTATIONS AND WARRANTIES	41
REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES	41
RELIANCE AND REPETITION	52
SURVIVAL AND INCLUSION	52
ACKNOWLEDGEMENTS AND COVENANTS OF THE LENDERS	53
REPRESENTATIONS AND WARRANTIES OF THE LENDERS	54
CONSENT TO DISCLOSURE OF CERTAIN INFORMATION	55
ARTICLE 7 COVENANTS OF THE CREDIT PARTIES	56
POSITIVE COVENANTS	56
NEGATIVE COVENANTS	60
REIMBURSEMENT OF EXPENSES	63
AGENT MAY PERFORM COVENANTS	63
ARTICLE 8 DEFAULT AND ENFORCEMENT	63
EVENTS OF DEFAULT	63
ACCELERATION ON DEFAULT	67
WAIVER OF DEFAULT	67
ENFORCEMENT BY THE AGENT	67
SET-OFF	68
AGENT APPOINTED ATTORNEY	68
REMEDIES CUMULATIVE	68
ARTICLE 9 AGENT	68
APPOINTMENT AND AUTHORIZATION OF AGENT	68
INTEREST HOLDERS	69
CONSULTATION WITH COUNSEL	69
DOCUMENTS	69
AGENT AS LENDER	69
RESPONSIBILITY OF AGENT	69
ACTION BY AGENT	69
NOTICE OF EVENTS OF DEFAULT	70
RESPONSIBILITY DISCLAIMED	70
INDEMNIFICATION	71
CREDIT DECISION	71
SUCCESSOR AGENT	71
SUCCESSOR AGENT	71
DELEGATION BY AGENT	72
WAIVERS AND AMENDMENTS	72
DELEGATION BY AGENT CONCLUSIVE AND BINDING	73
ADJUSTMENTS AMONG LENDERS AFTER ACCELERATION	73
REDISTRIBUTION OF PAYMENT	74
DISTRIBUTION OF NOTICES	74
OTHER SECURITY NOT PERMITTED	74
DISCHARGE OF SECURITY	74
DECISION TO ENFORCE SECURITY	75
ENFORCEMENT	75
APPLICATION OF CASH PROCEEDS OF REALIZATION	75
COLLECTIVE ACTION OF LENDERS	76
SURVIVAL	76
ARTICLE 10 NOTICES	76
NOTICE TO THE BORROWER	76
NOTICE TO THE FINANCE PARTIES	77
WAIVER OF NOTICE	77
ARTICLE 11 INDEMNITIES, TAXES, CHANGES IN CIRCUMSTANCES	77
GENERAL INDEMNITY	77
ENVIRONMENTAL INDEMNITY	78
ACTION BY AGENT TO PROTECT INTERESTS	79
CURRENCY INDEMNITY	79
PAYMENTS FREE AND CLEAR OF TAXES	80
CHANGE OF CIRCUMSTANCES	84
FAILURE TO FUND AS A RESULT OF CHANGE OF CIRCUMSTANCES	85
ARTICLE 12 MISCELLANEOUS	86
NO WAIVER, REMEDIES CUMULATIVE	86
SURVIVAL	86
BENEFITS OF AGREEMENT	86
BINDING EFFECT; ASSIGNMENT	86
INVESTMENT UNITS	87
MAXIMUM RETURN	88
ENTIRE AGREEMENT	88
SEVERABILITY	89
COUNTERPARTS AND FACSIMILE	89

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE, RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AGREEMENT made as of March 13, 2014

BETWEEN:

URANIUM ENERGY CORP., a corporation organized and existing under the laws of the State of Nevada

(the "Borrower")

AND:

SOUTH TEXAS MINING VENTURE, L.L.P., a limited liability partnership organized and existing under the laws of the State of Texas

("STMV")

AND:

URN TEXAS GP, LLC, a limited liability company organized and existing under the laws of the State of Texas

("STMV-GP")

AND:

URN SOUTH TEXAS PROJECT, LTD., a corporation organized and existing under the laws of the State of Texas

("STMV-LP", and with STMV, STMV-GP and any other guarantors from time to time party hereto, collectively, the "Guarantors")

AND:

SPROTT RESOURCE LENDING PARTNERSHIP, a general partnership organized and existing under the laws of the Province of Ontario, as administrative agent

(together with its successors and permitted assigns, the "Agent")

AND:

THE SEVERAL LENDERS FROM TIME TO TIME PARTY HERETO AS LENDERS

(together with their respective successors and permitted assigns, the "Lenders")

WHEREAS, pursuant to a credit agreement dated as of July 30, 2013 (the "Existing Credit Agreement"), the Lenders agreed to make available the Facility to the Borrower on the terms and conditions set forth therein;

AND WHEREAS the parties have agreed to certain amendments to the Facility, including inter alia to extend the Stated Maturity Date by two years, to defer the monthly principal payments commencement date by two years, to require the extension of the exercise period under the Bonus Warrants by two years, to require the issuance of the Extension Fee Shares, the payment of the Extension Fee and (potentially) the issuance of the 2015 Bonus Shares and/or the 2016 Bonus Shares, and have determined that it is most expedient that such amendments be reflected in this amended and restated credit agreement (this "Amendment and Restatement"), which is to become effective when so provided in Section 5.2;

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are acknowledged, each of the parties agrees with each of the others as follows:

ARTICLE 1
INTERPRETATION

Definitions

1.1     In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

"2015 Bonus Shares" has the meaning attributed to that term in Section 2.10(a)(i);

"2016 Bonus Shares" has the meaning attributed to that term in Section 2.10(a)(ii);

"Advance" means an advance of the Facility contemplated herein;

"Affiliate" has the meaning attributed to that term in Rule 12b-2 under the Exchange Act;

"Affiliate Transaction" has the meaning attributed to that term in Section 7.36(j);

"Agent" means Sprott Resource Lending Partnership, in its capacity as agent of the Lenders as contemplated by this Agreement, and any successor thereto pursuant to Section 9.12.

"Agreement", "this Agreement", "hereto", "hereby", "hereunder", "hereof", "herein" and similar expressions refer to the Existing Credit Agreement as supplemented, amended, restated and replaced from time to time (including by this Amendment and Restatement) and not to any particular Article, section, subsection, paragraph, clause, subdivision or other portion hereof, and include any and every supplemental agreement; and the expressions "Article", "Section", "subsection" and "paragraph" followed by a number mean and refer to the specified Article, section, subsection or paragraph of this Agreement;

"Amendment and Restatement" has the meaning set forth in the recitals hereto;

"Amount" and "Amount Payable" mean any principal amount and any other amount payable in cash hereunder or under any of the Facility Documents;

"Annual Fee Shares" has the meaning attributed to that term in Section 2.11;

"Applicable Law" means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and also includes any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation;

"Applicable Securities Legislation" means all applicable securities laws of each of the Reporting Jurisdictions and the respective rules and regulations under such laws together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, blanket rulings and other applicable regulatory instruments of the securities regulatory authorities in any of the Reporting Jurisdictions and such other jurisdictions as may be agreed to between the Borrower and the Agent;

"Authorization" means any authorization, consent, permit, certificate, approval, resolution, licence, exemption, filing, notarization or registration;

"Benefit Arrangement" means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any Credit Party or ERISA Affiliate;

"Bonus Adjustment Shares" has the meaning attributed to that term in Section 2.10;

"Bonus Shares" has the meaning attributed to that term in Section 2.10;

"Bonus Warrant Shares" has the meaning attributed to that term in Section 2.10;

"Bonus Warrants" has the meaning attributed to that term in Section 2.10;

"Bonus Warrants Amendments" means, in respect of each Bonus Warrant Certificate, an amendment thereof (to be stapled thereto) executed by the Borrower which amends such certificate so that (i) all references to the expiration date of July 30, 2016 are extended to July 30, 2018, and (ii) all references to this agreement are include such agreement as amended and restated from time to time;

"Borrower's Auditors" means, at any time, a firm of chartered accountants duly appointed as auditors of the Borrower;

"Borrower's Counsel" means, at any time, such legal counsel retained by the Borrower in the relevant jurisdiction to the matter in question;

"Business Day" means any day (other than Saturday, Sunday or a statutory holiday) when banks are open in the cities of Toronto, Ontario, Vancouver, British Columbia, Hong Kong, Los Angeles, California, and Corpus Christi, Texas;

"Capital Lease" means, with respect to a Person, a lease or other arrangement in respect of real or personal property that is required to be classified and accounted for as a capital lease obligation on a balance sheet of the Person in accordance with U.S. generally accepted accounting principles;

"Capital Lease Obligation" means, with respect to a Person, the obligation of the Person to pay rent or other amounts under a Capital Lease and for the purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date as determined in accordance with U.S. generally accepted accounting principles;

"Cash Proceeds of Realization" means the aggregate of (a) all Proceeds of Realization in the form of cash, and (b) all cash proceeds of the sale or disposition of non-cash Proceeds of Realization, in each case expressed in U.S. Dollars.

"Certificate of the Borrower" means an instrument signed in the name of the Borrower and without personal liability by any Director or any of the President and Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Secretary and any Vice President of the Borrower, if applicable, certifying the matters specified therein;

"Change of Control" means the occurrence of any of the following events:

(a)     any offeror has acquired beneficial ownership (within the meaning set forth in Rule 13d-3 under the Exchange Act) of, or the power to exercise control or direction over, or securities convertible into, any Voting Shares of the Borrower, that together with the offeror's securities in relation to the Voting Shares of the Borrower, would constitute Voting Shares of the Borrower representing more than 30% of the total voting power attached to all Voting Shares of the Borrower then outstanding;

(b)     there is consummated any amalgamation, consolidation, statutory arrangement (involving a business combination) or merger of the Borrower (1) in which the Borrower is not the continuing or surviving corporation, or (2) pursuant to which any Voting Shares of the Borrower would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) an amalgamation, consolidation, statutory arrangement or merger of the Borrower in which the holders of the Voting Shares of the Borrower immediately prior to the amalgamation, consolidation, statutory arrangement or merger have, directly or indirectly, more than 70% of the Voting Shares of the continuing or surviving corporation immediately after such transaction;

(c)     any Person or group of Persons shall succeed in having a sufficient number of its nominees elected as Directors of the Borrower such that such nominees, when added to any existing Directors after such election who was a nominee of or is an Affiliate or related Person of such Person or group of Persons, will constitute a majority of the Directors; or

(d)     any Guarantor shall cease to be a wholly owned Subsidiary of the Borrower;

"Closing Date" means the Initial Advance Closing Date, the Second Advance Closing Date or the Third Advance Closing Date, as the context requires;

"Code" means the United States Internal Revenue Code of 1986;

"Commitment" means collectively, the Initial Advance Commitment, the Second Advance Commitment and the Third Advance Commitment, comprising the aggregate principal amount of US$20,000,000, which the Lenders have severally agreed to make available to the Borrower on and subject to the terms hereof, in each case, as such amount may be amended from time to time in accordance herewith;

"Common Shares" means the shares of common stock of the Borrower as such shares of common stock exist at the close of business on the date of execution and delivery of this Agreement;

"Constating Documents" means:

(a)     with respect to a corporation, its articles of incorporation, amalgamation or continuance or other similar documents and its by-laws or other similar documents; and

(b)     with respect to any other Person which is an artificial body, whether with or without legal personality, the organization and governance documents of such Person,

in each case as amended or supplemented from time to time;

"Contingent Liabilities" means, with respect to a Person, any agreement, undertaking or arrangement by which the Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or other, to provide funds for payment, to supply funds to, or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) the obligation, debt or other liability of any other Person or guarantees the payment of dividends or other distributions upon the shares (or other ownership interests) of any Person. The amount of any contingent liability will, subject to any limitation contained therein, be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the obligation, debt or other liability to which the contingent liability is related;

"Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any one of them;

"Default" means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing) be an Event of Default;

"Defaulting Lender" has the meaning ascribed thereto in Section 2.15;

"Director" means a director of the Borrower for the time being and "Directors" means the board of directors of the Borrower or, whenever duly empowered, a committee of the board of directors of the Borrower, and reference to action by the Directors means action by the directors as a board or action by such a committee of the board as a committee;

"Disclosure Record" means all annual, quarterly and current reports required by the Exchange Act and filed with the SEC and all information circulars, prospectuses (including preliminary prospectuses), annual information forms, offering memoranda, financial statements, material change reports and news releases filed with all other securities regulatory authorities in each Reporting Jurisdiction, in each case on or during the 12 months preceding the date hereof;

"Drawdown" means a borrowing or credit of funds by way of an Advance;

"Drawdown Date" means the date specified in a Notice of Borrowing as the date on which a Drawdown will occur and which date shall be a Business Day;

"Enforcement Date" means the date on which the Agent notifies the Borrower, pursuant to Section 8.2, that the entire unpaid principal amount of the Facility is forthwith due and payable or on which such indebtedness automatically becomes due and payable pursuant to such section, whichever occurs first;

"Environmental Laws" means all federal, provincial, state, municipal, county, local and other laws including statutes, codes, ordinances, by-laws, rules, regulations, policies, guidelines, directions, standards, judgments, orders and other Authorizations, as well as common law, civil laws and other jurisprudence or authority, in each case, domestic or foreign, having the force of law at any time relating in whole or in part to any Environmental Matters;

"Environmental Matters" means:

(a)     any condition, any activity, or substance, heat, energy, sound, vibration, radiation, odour or other pollution that either (1) may affect ambient or indoor air, water, soils, land, groundwater or other sub-surface strata or affect human health, including workplace safety, or any plant, animal or other living organism or (2) may give rise to any violation of, liability or any claim under any Environmental Law; and

(b)     any use, generation, distribution, disposal, storage, transportation, processing, management, handling, manufacture, treatment, release, spilling, emitting, leaching, migrating or discharge of any Hazardous Material or other pollution on, at or into ambient or indoor air, water, soils, land, groundwater or other sub-surface strata or any other location from which any such Hazardous Material or pollution may enter any ambient or indoor air, water, soils, land, groundwater or other sub-surface strata;

"ERISA" means the United States Employee Retirement Income Security Act of 1974;

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with a Credit Party within the meaning of Section 414(b), (c), (m) and (o) of the Code;

"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Credit Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Credit Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Credit Party or any ERISA Affiliate; or (g) any other event or condition with respect to a Plan or a Multiemployer Plan that could reasonably be expected to result in liability to a Credit Party or ERISA Affiliate;

"Escrow Agent" means the escrow agent from time to time under the Escrow Agreement;

"Escrow Agreement" means the escrow agreement pertaining to the Bonus Shares dated on or about the date hereof between the Agent (in such capacity), the Borrower and Stikeman Elliott LLP as original Escrow Agent;

"Event of Default" has the meaning attributed to such term in Section 8.1 hereof;

"Exchange" means the NYSE MKT Equities Exchange and each successor thereto;

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

"Excluded Taxes" means, in the case of each Lender, Tax Related Person and the Agent, (i) Taxes imposed on or measured by its overall net income (however denominated), or any alternative minimum or franchise Taxes imposed on it in lieu thereof, and branch profits Taxes, in each case (a) imposed on it by the respective jurisdiction under the laws of which such Lender, the Agent or Tax-Related Person is incorporated or is organized or in which its principal executive office is located or, in the case of a Lender, in which such Lender's applicable lending office is located or (b) that are Other Connection Taxes, (ii) U.S. withholding Taxes attributable to its failure to comply with Section 11.5(f) (except where compliance with such section is not required by virtue of Section 12.4), and (iii) U.S. federal backup withholding Taxes;

"Existing Credit Agreement" has the meaning set forth in the recitals hereto;

"Exposure" means, at any particular time with respect to a particular Lender, the ratio of the Facility Indebtedness owing to such Lender at such time to the aggregate of the Facility Indebtedness owing to all of the Lenders at such time.

"Extension Fee" means the extension fee payments to be made by the Borrower in accordance with Section 2.9A;

"Extension Fee Shares" has the meaning attributed to that term in Section 2.10A;

"Facility" has the meaning attributed to such term in Section 2.1hereof;

"Facility Documents" means collectively, the Initial Advance Facility Documents, the Second Advance Facility Documents and the Third Advance Facility Documents;

"Facility Indebtedness" means all present and future debts, liabilities and obligations of the Borrower and each other Credit Party to any of the Finance Parties under or in connection with this Agreement and the other Facility Documents, including all Amounts Payable and all fees and other money payable or owing from time to time pursuant to the terms of this Agreement and/or any of the other Facility Documents;

"Finance Parties" means the Agent and the Lenders;

"Financial Instrument Obligations" means, with respect to any Person, obligations arising under:

(a)     interest rate swap agreements, forward rate agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is interest rates or the price, value or amount payable thereunder is dependent or based upon interest rates or fluctuations in interest rates in effect from time to time (but excluding non-speculative conventional floating rate Indebtedness);

(b)     currency swap agreements, cross-currency agreements, forward agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates in effect from time to time; and

(c)     any agreement for the making or taking of any commodity (including but not limited to uranium, gold, silver, coal, natural gas, oil and electricity), swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is any commodity or the price, value or amount payable thereunder is dependent or based upon the price or fluctuations in the price of any commodity;

or any other similar transaction, including any option to enter into any of the foregoing, or any combination of the foregoing, in each case to the extent of the net amount due or accruing due by the Person under the obligations determined by marking the obligations to market in accordance with their terms;

"Foreign Lender" means a Lender that is not a "United States Person" as defined in section 7701(a)(30) of the Code.

"Goliad Leases and Right of Way" has the meaning attributed to such term in Part C of Schedule C;

"Goliad Mine" has the meaning attributed to such term in Part C of Schedule C;

"Governmental Authority" means each national, state, provincial, county, municipal or other such governmental, legislative, regulatory or other public authority (whether domestic or foreign), including their authorized administrative bodies, boards, tribunals, courts, commissions and agencies which has legal jurisdiction over a Person or a matter relevant to this Agreement;

"Guarantors" means, collectively, STMV, STMV-GP, STMV-LP, and any other guarantors from time to time party hereto, and their respective successors and permitted assigns;

"Hazardous Material" means any material, substance or waste that is: (i) listed, classified or regulated by or pursuant to any applicable Environmental Law, including but not limited to the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy act of 1982, 42 U.S.C. Section 10101 et seq. as a "hazardous waste," "hazardous substance," "toxic substance" or "source material," (ii) any petroleum product or by-product, asbestos or asbestos-containing materials, pollutants, contaminants, radioactive materials, urea formaldehyde insulation or polychlorinated biphenyls, or (iii) with respect to which liability or standards of conduct are imposed under any Environmental Law.

"Hobson Facility" has the meaning attributed to such term in Part A of Schedule C;

"Hobson Facility Lands" has the meaning attributed to such term in Part A of Schedule C;

"Hobson Lease" has the meaning attributed to such term in Part A of Schedule C;

"Hobson Lease and Rights of Way" has the meaning attributed to such term in Part A of Schedule C;

"Indebtedness" means, with respect to a Person, without duplication:

(a)     all obligations of the Person for borrowed money, including debentures, notes or similar instruments and other financial instruments and obligations with respect to bankers' acceptances and contingent reimbursement obligations relating to letters of credit;

(b)     all Financial Instrument Obligations of the Person;

(c)     all Capital Lease Obligations and Purchase Money Obligations of the Person;

(d)     all obligations to pay the deferred and unpaid purchase price of property or services, which purchase price is due and payable more than six months after the date of placing such property or service or taking delivery at the completion of such services;

(e)     all Indebtedness of any other Person secured by a Security Interest on any asset of the Person;

(f)     all obligations to repurchase or redeem any Common Shares or any other shares of the Borrower prior to the Maturity Date; and

(g)     all Contingent Liabilities of the Person with respect to obligations of another Person if such obligations are of the type referred to in paragraphs (a) to (f) above;

"Indemnified Parties" has the meaning attributed to such term in Section 11.1 hereof;

"Indemnified Taxes" means Taxes imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Facility Document, other than Excluded Taxes;

"Individual Commitment" means, in respect of any Lender, its obligation to make Advances to the Borrower in the maximum amount set forth as its "Individual Commitment" (in respect of the First Advance, the Second Advance and the Third Advance respectively, and in the aggregate in respect of the Facility) opposite such Lender's name in Schedule A, or in any assignment agreement by a Lender which is permitted hereunder, in each case, as such amount may be amended from time to time in accordance herewith.

"Initial Advance" means the initial Advance to be made by the Lenders severally to the Borrower in the principal amount of US$10,000,000 (the "Initial Advance Commitment") in accordance with this Agreement;

"Initial Advance Closing Date" means the date of the Initial Advance made pursuant to the terms of this Agreement;

"Initial Advance Facility Documents" means this Agreement, the Initial Advance Security Documents, any third party consents/acknowledgements/direct agreements required by the Majority Lenders, acting reasonably, (in respect of the Security Interests provided for in such Security Documents) which are listed in Schedule B hereto under the heading "INITIAL ADVANCE SECURITY DOCUMENTS", the Bonus Shares, the Escrow Agreement, the warrant certificates in respect of the Bonus Warrants, and all other agreements, certificates, instruments and other documents delivered or to be delivered by the Borrower or any other Credit Party hereunder or thereunder in connection with the foregoing or the Initial Advance, each as amended, modified, supplemented, restated or replaced from time to time;

"Initial Advance Security Documents" means, collectively, the security and other agreements and documents listed in Schedule B hereto under the heading "INITIAL ADVANCE SECURITY DOCUMENTS" and delivered pursuant to Article 4 of this Agreement;

"International Trade Laws" has the meaning attributed to such term in Section 6.1(yy);

"IRS" means the United States Internal Revenue Service and each successor thereto;

"Lenders" means the Persons listed on the signature pages hereto as Lenders and any other Person who becomes party to this Agreement pursuant to an assignment agreement by a Lender which is permitted hereunder, in each case its capacity as a lender hereunder, and "Lender" means any one of them;

"Lenders' Counsel" means Stikeman Elliott LLP and, at any time, any other legal counsel retained by the Agent for and on behalf of the Finance Parties in the relevant jurisdiction to the matter in question;

"Liability" or "Liabilities" means any Indebtedness, obligation, or liability of any nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) including, without limitation, any liability for Taxes;

"Majority Lenders" means, at any time and from time to time, such group of Lenders (which are not Defaulting Lenders) whose Individual Commitments advanced hereunder aggregate at least two-thirds of the Individual Commitments advanced hereunder by Lenders (which are not Defaulting Lenders) at such time;

"Material Adverse Effect" means, individually or in the aggregate, a material adverse effect on:

(a)     the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Project or any part thereof or any Credit Party;

(b)     the ability of any Credit Party to observe or perform its obligations under this Agreement or any of the other Facility Documents in accordance with the terms hereof and thereof;

(c)     the validity or enforceability of this Agreement or any other Facility Document;

(d)     any rights or remedies of any Finance Party under this Agreement or any other Facility Document; or

(e)     the priority or ranking of any Security Interest granted pursuant to the Security Documents or any of the rights or remedies of the Agent thereunder;

"Material Project Documents" means (i) the Project Documents listed in Schedule D, and (ii) each other present and future Project Document which contains terms and conditions which, upon breach, termination, non-renewal or non-performance, would result in or could reasonably be expected to result in a Material Adverse Effect.

"Maturity Date" means the Stated Maturity Date, subject to such earlier date as a result of any acceleration thereof pursuant to this Agreement;

"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make any contribution, or during the preceding six plan years, has made or been obligated to make any contribution;

"NI 43-101" means National Instrument 43-101 (Standards of Disclosure for Mineral Projects), as adopted by the Canadian Securities Administrators, as it may be amended, replaced or superseded from time to time;

"NI 45-102" means National Instrument 45-102 (Resale of Securities), as adopted by the Canadian Securities Administrators, as it may be amended, replaced or superseded from time to time;

"NI 45-106" means National Instrument 45-106 (Prospectus and Registration Exemptions), as adopted by the Canadian Securities Administrators, as it may be amended, replaced or superseded from time to time;

"Notice of Borrowing" means, in relation to each Advance, a notice by the Borrower to the Agent requesting a Drawdown, which shall be in form and substance acceptable to the Agent;

"Obligations" means, without duplication, with respect to a Person, all items which, in accordance with U.S. generally accepted accounting principles, would be included as liabilities on the liability side of the balance sheet of the Person and all Contingent Liabilities of the Person;

"OFAC" has the meaning attributed to such term in Section 6.1(nn);

"Other Connection Taxes" means, with respect to a Lender, Tax Related Person, or the Agent, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Facility Document, or sold or assigned an interest in the Facility or Facility Document);

"Other Taxes" shall have the meaning set forth in Section 11.5(b);

"Palangana Leases" has the meaning attributed to such term in Part B of Schedule C;

"Palangana Mine" has the meaning attributed to such term in Part B of Schedule C;

"PBGC" means the United States Pension Benefit Guaranty Corporation;

"Pension Funding Rules" means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Protection Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Protection Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA;

"Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of

ERISA and is sponsored or maintained by a Credit Party or any ERISA Affiliate or to which a Credit Party or any ERISA Affiliate contributes or has any obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made any contribution at any time during the immediately preceding six plan years;

"Pension Protection Act" means the United States Pension Protection Act of 2006, as amended.

"Permitted Encumbrances" means:

(a)     any Security Interest granted pursuant to the Security Documents;

(b)     any Security Interest or deposit under workers' compensation, social security or similar legislation or in connection with bids, tenders, leases, contracts or expropriation proceedings or to secure related public or statutory obligations, surety and appeal bonds or costs of litigation where required by law;

(c)     any Security Interest imposed pursuant to statute such as builders', mechanics', materialman's, carriers', warehousemen's and landlords' liens and privileges, in each case, which relate to obligations not yet due or delinquent or, if due or delinquent, which the Credit Party is contesting in good faith if such contest will involve no material risk of loss of any material part of the property of any Credit Party;

(d)     any Security Interest or privilege arising out of judgments or awards in an amount less than $250,000 with respect to which, at the time an appeal or proceedings for review is being prosecuted and with respect to which a stay of execution has been secured pending such appeal or proceedings for review;

(e)     any Security Interest for Taxes, assessments, unpaid wages or governmental charges or levies for the then current year, or not at the time due and delinquent or the validity of which is being contested at the time in good faith;

(f)     any undetermined or inchoate Security Interest or privilege incidental to current operations that has not been filed pursuant to law against any Credit Party, or that relates to obligations not due or delinquent;

(g)     the deposit of cash or securities in connection with any Security Interest or privilege referred to in paragraph (c) (d), (e) and (f);

(h)     any right reserved to or vested in any Governmental Authority by the terms of any lease, licence, franchise, grant, claim, bond or permit held or acquired by any Credit Party, or by any statutory provision, to terminate the lease, licence, franchise, grant, claim, bond or permit or to purchase assets used in connection therewith or to require annual or other periodic payments as a condition of the continuance thereof;

(i)     (x) any Security Interest created or assumed by any Credit Party in favour of a public utility or Governmental Authority which encumbers specific near-cash collateral only as security for performance/reclamation bond obligations only;

and (y) any other Security Interest created or assumed by any Credit Party in favour of a public utility or Governmental Authority for Permitted Indebtedness in an aggregate amount not to exceed US$500,000 (without duplication of the amount referred to in clause (g)(y) of "Permitted Indebtedness"); provided that such Security Interests do not in the aggregate materially detract from the value of any of the Secured Assets or materially impair its use in the operation of the business of any Credit Party;

(j)     any reservations, limitations, provisos and conditions expressed in original grants or authorizations from any Governmental Authority;

(k)     any encumbrance, such as easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons, rights-of-way for sewers, electric lines, telegraph and telephone lines, oil and natural gas pipelines and other similar purposes, or zoning or other restrictions applicable to the use of real property by any Credit Party, or title defects, encroachments or irregularities, that do not in the aggregate materially detract from the value of the property or materially impair its use in the operation of the business of any Credit Party;

(l)     any purchase money security interests and capital lease obligations in respect of Indebtedness permitted under clause (b) of "Permitted Indebtedness";

(m)     any Security Interests over assets other than Secured Assets which secure Indebtedness permitted under clause (c) of "Permitted Indebtedness" only;

(n)     any Security Interest which secures Permitted Indebtedness only and is permitted pursuant to an inter-creditor agreement, in form and substance satisfactory to the Agent and the Majority Lenders (none of whom shall unreasonably withhold its approval), executed and delivered by the third party secured party in favour of the Agent; and

(o)     any other Security Interest which the Agent (in accordance with the instructions of the Majority Lenders) agrees in writing is a Permitted Encumbrance for the purposes of this Agreement;

"Permitted Indebtedness" means:

(a)     Indebtedness under this Agreement;

(b)     Indebtedness in an amount of up to US$2,000,000 in respect of Purchase Money Obligations and Capital Lease Obligations acquired by a Credit Party after the date hereof, provided that the Security Interests for any such obligation are limited to the particular financed/leased equipment and proceeds thereof;

(c)     Indebtedness in respect of streaming or pre-payment transactions pursuant to the Material Project Documents which are solely related to assets other than the Secured Assets and which are entered into when no Default or Event of Default exists;

(d)     Indebtedness which is subordinated to all of the Facility Indebtedness on such terms as the Agent (in accordance with the instructions of the Majority Lenders,

none of whom shall unreasonably withhold its approval) may agree in writing, pursuant to an intercreditor agreement, in form and substance satisfactory to the Agent and the Majority Lenders (none of whom shall unreasonably withhold its approval), executed and delivered by the third party creditor in favour of the Agent);

(e)     Indebtedness comprised of amounts owed to trade creditors and accruals in the ordinary course of business, in each case (i) outstanding less than 90 days, or (ii) which are being disputed in good faith and, if material, in respect of which reasonable reserves have been established;

(f)     (x) any Indebtedness of Credit Party in favour of a public utility or Governmental Authority in respect of performance/reclamation bond obligations only; and (y) any other Indebtedness of a Credit Party in favour of a public utility or Governmental Authority in an aggregate amount not to exceed US$500,000 (without duplication of the amount referred to in clause (i)(y) of "Permitted Encumbrances"); and

(g)     any other Indebtedness which the Agent (in accordance with the instructions of the Majority Lenders) agrees in writing is Permitted Indebtedness for the purposes of this Agreement;

"Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, body corporate, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, government or Governmental Authority or entity, however designated or constituted;

"Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established or maintained by the Borrower or any ERISA Affiliate, or to which the Borrower or any ERISA Affiliate has an obligation to make any contribution;

"Proceeds of Realization" means all cash and non-cash proceeds derived from any sale, disposition or other realization of the Secured Assets or received from a Guarantor pursuant to a guarantee (a) after any notice being sent by the Agent to the Borrower pursuant to Section 8.2 declaring all indebtedness of the Borrower hereunder to be immediately due and payable, (b) upon any dissolution, liquidation, winding-up, reorganization, bankruptcy, insolvency or receivership of any Credit Party (or any other arrangement or marshalling of the Secured Assets that is similar thereto), or (c) upon the enforcement of, or any action taken with respect to, a guarantee or other Security Document. For greater certainty, insurance proceeds derived as a result of the loss or destruction of any of the Secured Assets or cash or non-cash proceeds derived from any expropriation or other condemnation of any of the Secured Assets shall not constitute Proceeds of Realization prior to the Enforcement Date.

"Pro Rata Share" means, at any particular time with respect to a particular Lender, the ratio of the Individual Commitment of such Lender at such time to the aggregate of the Individual Commitments of all of the Lenders at such time.

"Project" means, collectively, the Palangana Mine, the Goliad Mine and the Hobson Facility;

"Project Document" means any agreement, contract, instrument, lease, easement or other Authorization or document which:

(a)     deals with or is related to the construction, operation or development of the Project or any part thereof; and

(b)     is executed from time to time by or on behalf of or is otherwise made or issued in favour of any Credit Party;

"Project Subsidiaries" means all present and future Subsidiaries of the Borrower which from time to time hold any assets forming part of the Project, including without limitation the Guarantors and their respective Subsidiaries;

"Purchase Money Obligation" means, with respect to a Person, Indebtedness of the Person issued, incurred or assumed to finance all or part of the purchase price of any asset or property acquired by such Person;

"Regulation D" means Regulation D promulgated under the Securities Act;

"Regulation S" means Regulation S promulgated under the Securities Act;

"Relevant Jurisdiction" means, from time to time, any jurisdiction in which any of the Credit Parties have material properties or assets, or in which they carry on any material business being, on the date hereof, the Province of British Columbia, Canada and the State of Texas, United States;

"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived;

"Reporting Jurisdictions" means all of the jurisdictions in Canada in which the Borrower is a "reporting issuer" (being, as of the date hereof, British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland and Labrador) and the United States;

"SEC" means the U.S. Securities and Exchange Commission;

"Second Advance" means the second Advance to be made by the Lenders severally to the Borrower in the principal amount of US$5,000,000 (the "Second Advance Commitment") in accordance with this Agreement, as such amount may be amended from time to time in accordance herewith;

"Second Advance Closing Date" means the date of the Second Advance made pursuant to the terms of this Agreement;

"Second Advance Facility Documents" means this Agreement, any Second Advance Security Documents, any third party consents/acknowledgements/direct agreements required by the Majority Lenders, acting reasonably, (in respect of the Security Interests provided for in the Security Documents) which are listed in Schedule B hereto under the heading "SECOND ADVANCE SECURITY DOCUMENTS", this Amendment and Restatement, the Bonus Warrants Amendments, the Extension Fee Shares certificates, and all other agreements, certificates, instruments and other documents delivered or to be delivered by the Borrower or any other Credit Party hereunder or thereunder in connection with the foregoing or the Second Advance, each as amended, modified, supplemented, restated or replaced from time to time;

"Second Advance Security Documents" means, collectively, the security and other agreements and documents listed in Schedule B hereto under the heading "SECOND ADVANCE SECURITY DOCUMENTS" and delivered pursuant to Article 4 of this Agreement;

"Secured Assets" means all of the assets now owned or hereafter acquired by the Credit Parties that are now or hereafter charged or intended to be charged by any of the Security Documents;

"Securities" means, collectively, the Bonus Shares, any Bonus Adjustment Shares, the Bonus Warrants, any Bonus Warrant Shares (including any issued in the extended exercise period provided for in the Bonus Warrants Amendments), any Substituted Warrants, any Substituted Warrant Shares, the Annual Fee Shares, the Extension Fee Shares, any 2015 Bonus Shares, and any 2016 Bonus Shares;

"Securities Act" means the United States Securities Act of 1933, as amended;

"Security Documents" means, collectively, the Initial Advance Security Documents, the Second Advance Security Documents, the Third Advance Security Documents, and any other guarantees or security documents from time to time delivered hereunder;

"Security Interest" means any security interest, assignment by way of security, mortgage, charge (whether fixed or floating), hypothec, deposit arrangement, pledge, lien, encumbrance, preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing);

"Stated Maturity Date" means July 31, 2017;

"Structuring Fee" means the cash and (if applicable) other compensation to be paid/issued by the Borrower in accordance with Section 2.9;

"Subsidiary" means, in respect of any Credit Party, any subsidiary (as such term is defined in Rule 12b-2 under the Exchange Act);

"Substituted Warrant Shares" has the meaning attributed to that term in Section 2.9;

"Substituted Warrants" has the meaning attributed to that term in Section 2.9;

"Tax Related Person" means any Person (including a beneficial owner of an interest in a pass-through entity) who is required to include in income amounts realized (whether or not distributed) by the Agent, a Lender or any Tax Related Person of any of the foregoing;

"Taxes" means all present or future taxes, assessments, rates, levies, imposts, deductions, withholdings, dues, duties, fees and other charges of any nature, including any interest, fines, penalties or other liabilities with respect thereto, imposed, levied, collected, withheld or assessed by any Governmental Authority (of any jurisdiction), and whether disputed or not;

"Term Sheet" means the term sheet for credit facility dated June 10, 2013 between the Borrower and Sprott Resource Lending Partnership;

"Third Advance" means the third Advance to be made by the Lenders severally to the Borrower in the principal amount of US$5,000,000 (the "Third Advance Commitment") in accordance with this Agreement, as such amount may be amended from time to time in accordance herewith;

"Third Advance Closing Date" means the date of the Third Advance made pursuant to the terms of this Agreement;

"Third Advance Facility Documents" means this Agreement, the Third Advance Security Documents, any third party consents/acknowledgements/direct agreements required by the Majority Lenders, acting reasonably, (in respect of the Security Interests provided for in the Security Documents) which are listed in Schedule B hereto, and all other agreements, certificates, instruments and other documents delivered or to be delivered by the Borrower or any other Credit Party hereunder or thereunder in connection with the foregoing or the Third Advance, each as amended, modified, supplemented, restated or replaced from time to time;

"Third Advance Security Documents" means, collectively, the security and other agreements and documents listed in Schedule B hereto under the heading "THIRD ADVANCE SECURITY DOCUMENTS" and delivered pursuant to Article 4 of this Agreement;

"Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a Credit Party or ERISA Affiliate to the PBGC or any other person under Title IV of ERISA;

"United States" means United States of America, its territories and possessions, any state of the United States and the District of Columbia;

"U.S. Person" means a "U.S. person" as that term is defined in Rule 902(k) of the Securities Act, and includes but is not limited to (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any partnership or corporation organized outside the United States by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a) of Regulation D) who are not natural persons, estates or trusts; and (iv) any estate or trust of which any executor or administrator or trustee is a U.S. Person; and

"Voting Shares" means shares of capital stock of any class of any corporation carrying voting rights under all circumstances, provided that for the purposes of such definition, shares which only carry the right to vote conditionally on the happening of any event shall not be considered Voting Shares, whether or not such event shall have occurred, nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event.

Subdivisions, Table of Contents and Headings

1.2     The division of this Agreement into articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

References to Bodies Corporate, Statutes, Contracts

1.3     Any reference in this Agreement:

(a)     to any body corporate shall include successors thereto, whether by way of amalgamation, merger or otherwise; provided that transfers and assignments by the parties and corporate and other reorganizations shall nonetheless be undertaken only in accordance with any restrictions imposed by the terms of this Agreement;

(b)     to any statute, enactment or legislation or to any section or provision thereof shall include a reference to any order, ordinance, regulation, rule or by-law or proclamation made under or pursuant to that statute, enactment or legislation and all amendments, modifications, consolidations, re-enactments or replacements thereof or substitutions therefor from time to time; and

(c)     to any agreement, instrument, Authorization or other document (including Material Project Documents) shall include reference to such agreement, instrument, Authorization or other document as the same may from time to time be amended, supplemented, replaced or restated, irrespective of whether particular reference shall have been made to some (but not all) amendments, supplements, replacements or restatements thereof; provided that transfers, amendments, supplements, replacements and restatements shall nonetheless be undertaken only in accordance with any restrictions imposed by the terms of this Agreement.

Currency

1.4     Any reference in this Agreement to "U.S. Dollars", "USD", "US$", "dollars" or "$" shall be deemed to be a reference to lawful money of the United States and any reference to any payments to be made by the Borrower shall be deemed to be a reference to payments made in lawful money of the United States. Any reference in this Agreement to "CAD Dollars", "CAD" or "C$", shall be deemed to be a reference to lawful money of Canada.

Use of the Words "Best Knowledge"

1.5     The words "best knowledge", "to the best of the Borrower's knowledge", "to the knowledge of" or "of which they are aware" or other similar expressions limiting the scope of any representation, warranty, acknowledgement, covenant or statement by the Borrower or the Credit Parties will be understood to be made on the basis of the actual knowledge of any of the executive officers of the Borrower or Credit Party, in each case, after due inquiry.

Governing Law

1.6     This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. The parties hereby irrevocably attorn to the non-exclusive jurisdiction of the Courts of the Province of British Columbia.

Paramountcy

1.7     In the event of any inconsistency between the provisions of this Agreement and the provisions of any other Facility Document, the provisions of this Agreement shall prevail.

Interpretation

1.8     In this Agreement and each other Facility Document, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders. The words "including" and "includes" mean "including" (or "includes") without limitation.

Time of Essence

1.9     Time shall be of the essence in all respects of this Agreement.

Amendment and Restatement

1.10     This Amendment and Restatement, upon becoming effective when so provided in Section 5.2, will constitute an amendment and restatement of the Existing Credit Agreement and will supersede the Existing Credit Agreement in its entirety. Notwithstanding that this Amendment and Restatement is dated as of March 13, 2014 and has been executed by the parties hereto, it shall only become effective if and when so provided in Section 5.2.

Other Facility Documents

1.11     With respect to each of the Facility Documents to which any Credit Party is a party (other than the Existing Credit Agreement), it is hereby confirmed and agreed:

(a)     that all references therein to the Existing Credit Agreement will constitute references to such agreement as amended, supplemented, restated and replaced from time to time (including by this Amendment and Restatement); and

(b)     that notwithstanding the amendments and restatement provided for in this Amendment and Restatement, each of the existing Facility Documents to which any Credit Party is a party (other than the Existing Credit Agreement), and all covenants, clauses, provisions, powers, matters and things contained therein, shall continue in full force and effect.

Continuation of Existing Drawdowns

1.12     Each Drawdown under or in connection with the Existing Credit Agreement shall continue as a Drawdown under this Amendment and Restatement.

ARTICLE 2
THE FACILITY

The Facility

2.1     Subject to the terms and conditions hereof, the Lenders hereby severally establish in favour of the Borrower a non-revolving, staged-advance, reducing term credit facility (the "Facility") in an amount equal to the Commitment, which shall be made available to the Borrower, or as the Borrower may direct, by way of a single Drawdown for the Initial Advance, a single Drawdown for the Second Advance, and a single Drawdown for the Third Advance, in each case, in accordance with this Agreement.

Subject to the terms and conditions hereof, the Lenders severally agree to extend credit to the Borrower under the Facility from time to time, provided that:

(a)     the aggregate amount of credit extended by each Lender in respect of the Initial Advance shall not at any time exceed the Individual Commitment of such Lender in respect of such Advance;

(b)     the aggregate amount of credit extended by each Lender in respect of the Second Advance shall not at any time exceed the Individual Commitment of such Lender in respect of such Advance,

(c)     the aggregate amount of credit extended by each Lender in respect of the Third Advance shall not at any time exceed the Individual Commitment of such Lender in respect of such Advance; and

(d)     the aggregate amount of credit outstanding under the Facility shall not at any time exceed the Commitment;

All credit requested under the Facility shall be made available to the Borrower contemporaneously by all of the Lenders thereunder. Each Lender shall provide to the Borrower its Pro Rata Share of each credit. No Lender shall be responsible for any default by any other Lender in its obligation to provide its Pro Rata Share of any credit under the Facility nor shall the Individual Commitment of any Lender be increased as a result of any such default of another Lender in extending credit under the Facility. The failure of any Lender to make available to the Borrower its Pro Rata Share of any credit under the Facility shall not relieve any other Lender of its obligation hereunder to make available to the Borrower its Pro Rata Share of such credit under the Facility.

Non-Revolvement

2.2     The Facility is a non-revolving facility, and any repayment under the Facility shall not be re-borrowed.

Notice of Borrowing

2.3     The Borrower shall provide a Notice of Borrowing to the Agent in respect of each Drawdown no later than 2:00 p.m. (Toronto Time) three (3) Business Days prior to the requested Drawdown Date. Such Notice of Borrowing shall be irrevocable.

Term

2.4     The outstanding principal amount of the Facility, together with all accrued but unpaid interest, standby fees, bonus and other costs, fees or charges payable hereunder from time to time, will be immediately due and payable by the Borrower to the respective Lenders on the Stated Maturity Date.

Use of Proceeds of the Facility

2.5     Except with the prior written consent of the Agent (in accordance with the instructions of the Majority Lenders), the Borrower shall only be entitled to use the proceeds of the Facility exclusively for (a) the development, operation and maintenance of the Hobson Facility, the Palangana Mine and the Goliad Mine, and (b) working capital purposes of the Borrower and STMV. For greater certainty, the Borrower acknowledges and agrees that the proceeds of the Facility may not be used in connection with any exploration project other than the Palangana Mine and the Goliad Mine.

Interest and Standby Fee

2.6

(a)     Interest shall accrue on the principal amount of each Advance from the date of advance to the Borrower, as well as on all overdue amounts outstanding in respect of interest, costs or other fees or expenses payable hereunder, at the rate of eight percent (8.00%) per annum, calculated daily and compounded monthly (effective annual rate of 8.30%), and shall be payable by the Borrower to the respective Lenders monthly on the last Business Day of every month, before as well as after each of maturity, default and judgment.

(b)     The Borrower shall pay the respective Lenders a standby fee on the daily unadvanced portion of the Facility at the rate of four percent (4.00%) per annum, calculated daily (beginning on the date of this Agreement) and payable monthly in arrears on the last Business Day of every month.

Computations

2.7     The rates of interest under this Agreement are nominal rates, and not effective rates or yields. Unless otherwise stated, wherever in this Agreement reference is made to a rate of interest (or standby fee) "per annum" or a similar expression is used, such interest (or standby fee) shall be calculated on the basis of a year of 360 days for the actual number of days occurring in the period for which any such interest (or standby fee) is payable. For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360.

No Set-off

2.8     All payments required to be made by the Borrower or any other Credit Party pursuant to the provisions hereof or any other Facility Document shall be made in immediately available funds and without any set-off, deduction, withholding or counter-claim or cross-claim.

Structuring Fee

2.9

(a)     In consideration for the Lenders entering into this Agreement and making the Facility available to the Borrower pursuant to the terms hereof:

(i)     the Borrower shall pay to the Lenders (in their respective Pro Rata Shares), in cash, on the Initial Advance Closing Date, a US$175,000 structuring fee (and the Borrower hereby directs the Agent to deposit with the Lenders' Counsel the funds in this amount previously paid by the Borrower to the Agent, for disbursement on the Initial Advance Closing Date at the direction of the Borrower to the Lenders in their respective Pro Rata Shares); and

(ii)     if the Borrower fails to satisfy the applicable conditions precedent and draw the Initial Advance substantially as contemplated herein in circumstances where the Lenders are prepared to complete the initial closing and make the Initial Advance substantially in accordance with the terms and conditions contained in this Agreement, then, within seven days of the earlier of (x) the date on which the Borrower has made a determination not to proceed with the initial closing and Drawdown, and (y) the Initial Advance Closing Date, the Borrower shall create and issue to the respective Lenders (or as the Lenders may direct), in their respective Pro Rata Shares, as an additional structuring fee, a total of 1,300,000 transferable warrants (the "Substituted Warrants") of the Borrower (instead of the Bonus Warrants) which otherwise have all the same terms and conditions as the Bonus Warrants, and in such a case all the requirements of this Agreement regarding the Bonus Warrants and the Bonus Warrant Shares shall apply, mutatis mutandis, to the warrants contemplated by this clause (ii) and the shares to be issued upon the exercise thereof (the "Substituted Warrant Shares") and the Borrower shall comply with all such requirements even though the Initial Advance does not occur.

(b)     The Structuring Fee has been fully earned and is non-refundable, provided only that if all of the conditions precedent to the Initial Advance as contemplated in Section 5.1 are satisfied and the Lenders fail to make the Initial Advance, the Structuring Fee shall be refunded to the Borrower and the obligations of the Finance Parties hereunder shall be terminated.

Extension Fee

2.9A

In consideration for the Lenders entering into this Amendment and Restatement and making the Second Advance and the Third Advance available to the Borrower pursuant to the terms hereof, the Borrower shall pay (in cash) to the Lenders (in their respective Pro Rata Shares):

(i)     on July 31, 2015, an extension fee of $50,000, if any outstanding principal balance of the Facility exists on such date; and

(ii)     on July 31, 2016, an extension fee of $50,000, if any outstanding principal balance of the Facility exists on such date.

Bonus Shares and Warrants

2.10

(a)     In consideration of the Lenders entering into this Agreement and making the Initial Advance available to the Borrower pursuant to the terms hereof, the Borrower shall create and issue to the respective Lenders (or as the Lenders may direct) in their respective Pro Rata Shares:

(i)     US$900,000, payable in the form of such number of Common Shares of the Borrower (the "Bonus Shares") determined on the basis of a price per Common Share equal to a 10% discount to the five-trading-day volume-weighted average closing price of the Common Shares as they traded on the Exchange immediately prior to the Initial Advance Closing Date, which Bonus Shares shall be delivered by the Borrower to the Escrow Agent within three Business Days of the Initial Advance Closing Date to be held and dealt with in accordance with the terms of the Escrow Agreement; the Bonus Shares will be subject to resale restrictions, including applicable hold periods, under Applicable Securities Legislation; the Borrower will file the required registration statements with the SEC and all applicable securities regulatory authorities within 90 days of the Initial Advance Closing Date to ensure that the resale (after the earlier of repayment in full of the outstanding principal amount of the Facility and the first anniversary date of the Initial Advance Closing Date) of all Bonus Shares is registered under the Securities Act and the applicable state securities laws; plus

(ii)     a total of 2,600,000 transferable warrants of the Borrower (as amended from time to time, the "Bonus Warrants") with each warrant being exercisable for one Common Share of the Borrower (the "Bonus Warrant Shares") at an exercise price of US$2.50 per Bonus Warrant Share and for an exercise period of three years (except amended, by virtue of the Bonus Warrants Amendments, to be for an exercise period of five years) from the Initial Advance Closing Date (subject to clause (b) below) and including customary anti-dilution provisions, all subject to the Borrower obtaining the requisite and prior approvals by the Exchange and other securities regulatory authorities as applicable. The certificates representing the Bonus Warrants shall be in the form included as part of the attached Schedule G (as amended by the Bonus Warrants Amendments, which shall be in the form also included as part of the attached Schedule G). The Bonus Warrants and any Bonus Warrant Shares will be subject to resale restrictions, including applicable hold periods, under Applicable Securities Legislation. The Borrower will file the required registration statements with the SEC and all applicable securities regulatory authorities within 90 days of the Initial Advance Closing Date, or within 90 days of Second Advance Closing Date, as applicable, to ensure that the resale of all Bonus Warrant Shares arising from the Bonus Warrants (including any issued in the extended exercise period provided for in the Bonus Warrants Amendments) is registered under the Securities Act and the applicable state securities laws.

(f)     In respect of the Bonus Shares the following provisions shall apply (and shall survive termination of this Agreement):

(i)     on the earlier of the Escrow Agent's receipt of notice from the Agent of repayment in full of the outstanding principal amount of the Facility (which notice the Agent agrees to provide promptly) and the date which is one day after the first anniversary of the Initial Advance Closing Date (the "Bonus Shares Adjustment Date"):

A.     if the number of Bonus Shares multiplied by the price per Common Share equal to a 10% discount to the five-trading-day volume-weighted average closing price of the Common Shares as they traded on the Exchange immediately prior to the Bonus Shares Adjustment Date is less than $900,000 (the amount of such difference being the "Bonus Share Shortfall"), the Borrower shall create and issue to the respective Lenders (or as the Lenders may direct) in their respective Pro Rata Shares such number of Common Shares of the Borrower (the "Bonus Adjustment Shares") equal to the Bonus Share Shortfall determined on the basis of a price per Common Share equal to a 10% discount to the five-trading-day volume-weighted average closing price of the Common Shares as they traded on the Exchange immediately prior to the Bonus Shares Adjustment Date; or

B.     if the number of Bonus Shares multiplied by the price per Common Share equal to a 10% discount to the five-trading-day volume-weighted average closing price of the Common Shares as they traded on the Exchange immediately prior to the Bonus Shares Adjustment Date is greater than $900,000 (the amount of such difference being the "Bonus Share Excess"), the Lenders (severally, as to their respective Pro Rata Shares) shall transfer and the Escrow Agent shall release and deliver to the Borrower such number of Common Shares of the Borrower (the "Bonus Excess Shares") equal to the Bonus Share Excess determined on the basis of a price per Common Share equal to a 10% discount to the five-trading-day volume-weighted average closing price of the Common Shares as they traded on the Exchange immediately prior to the Bonus Shares Adjustment Date;

and the Lenders acknowledge that they do not require the Borrower to file any registration statements with the SEC or applicable securities regulatory authorities in respect of any resale (prior to the expiry of the applicable hold period) of any Bonus Adjustment Shares;

(ii)     on the Bonus Shares Adjustment Date:

A.     the Agent and the Borrower shall deliver to the Escrow Agent a joint written instruction (the "Escrow Instruction") stating, as applicable, either (I) the number of Bonus Excess Shares and that the Escrow Agent must proceed to deliver the Bonus Shares certificates to the Borrower (provided such delivery is against delivery by the Borrower to the Escrow Agent (for distribution to the respective Lenders) of the new certificates referred to in Section 2.10(b)(iii) below, or (II) that there are no Bonus Excess Shares required to be delivered to the Borrower and that the Escrow Agent must proceed to deliver the Bonus Shares certificates to the Agent (for distribution to the respective Lenders); and

B.     if there are Bonus Excess Shares required to be delivered to the Borrower, the Lenders (severally, as to their respective Pro Rata Shares) shall deliver to the Borrower such documents (the "Bonus Excess Shares Transfer Documents") as are required to transfer the Bonus Excess Shares to the Borrower;

(iii)     upon receipt of the Bonus Shares certificates from the Escrow Agent and all required Bonus Excess Share Transfer Documents from the Lenders, the Borrower shall promptly cancel the Bonus Shares certificates and issue new certificates in favour of the Lenders representing each Lender's Pro Rata Share of the Bonus Shares less any Bonus Excess Shares;

(iv)     notwithstanding the escrow of the Bonus Shares, other than in respect of any Bonus Excess Shares after the Bonus Shares Adjustment Date, the Lenders shall at all times be entitled to:

A.     receive all interest, distributions and other like payments (whether in cash, security or other property) at any time payable on or with respect to the Bonus Shares and any Bonus Adjustment Shares; and

B.     vote the Bonus Shares and any Bonus Adjustment Shares and to give consents, waivers, notices and ratifications, and to take other actions, in respect of the Bonus Shares and any Bonus Adjustment Shares.

(v)     if from time to time a Lender assigns to an assignee all or a portion of its Advances and Individual Commitments, the Agent and the Borrower will co-operate in the exchange of the Bonus Shares certificate representing the assignor's Pro Rata Share of the Bonus Shares for new Bonus Shares certificates representing the assignor's (if any) and the assignee's respective Pro Rata Shares of the Bonus Shares (and such new certificates will be included thereafter as Bonus Shares certificates, and the shares represented thereby as Bonus Shares, for the purpose of this Agreement and the Escrow Agreement); and

(vi)     if, from time to time during the term of the Escrow Agreement, there is any stock dividend, stock split, consolidation or other change in the Bonus Shares, and the Agent receives any certificates for securities in exchange for or with respect to any Bonus Shares held pursuant to the Escrow Agreement, the parties agree that the Escrow Agent will hold such certificates in accordance with the terms of the Escrow Agreement (and such certificates will be included thereafter as Bonus Shares certificates, and the shares represented thereby as Bonus Shares, for the purpose of this Agreement and the Escrow Agreement).

(g)     If, prior to the expiry of the Bonus Warrants, the 30-trading-day volume-weighted average closing price of the Common Shares as they traded on the Exchange equals or exceeds US$5.00 per share, then (except as otherwise provided in the Bonus Warrants certificates), upon written notice from the Borrower (with supporting calculations), all holders of the Bonus Warrants will be required to exercise any then-unexercised Bonus Warrants within 30 calendar days following receipt of such notice, failing which all such remaining and unexercised Bonus Warrants will be immediately cancelled.

(h)     THE TERMS OF THIS AGREEMENT AND THE SECURITIES HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER OF THIS AGREEMENT AND THE SECURITIES. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS AGREEMENT OF THE SECURITIES, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

THIS AGREEMENT AND THE SECURITIES MAY NOT BE OFFERED, SOLD, ISSUED, CIRCULATED OR DISTRIBUTED TO THE PUBLIC IN HONG KONG, OTHER THAN (I) TO PERSONS OUTSIDE HONG KONG OR ONLY TO "PROFESSIONAL INVESTORS" WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG ("SFO") AND ANY RULES MADE THEREUNDER OR (II) IN CIRCUMSTANCES THAT DO NOT CONSTITUTE AN INVITATION TO THE PUBLIC FOR THE PURPOSES OF THE SFO.

Anniversary Bonus Shares

2.10A

(a)     In consideration of the Lenders entering into this Amendment and Restatement and making the Second Advance and the Third Advance available to the Borrower pursuant to the terms hereof, the Borrower shall create and issue to the respective Lenders (or as the Lenders may direct) in their respective Pro Rata Shares:

(i)     on August 1, 2015 (the "2015 Bonus Shares Issue Date"), a bonus equal to 4.5% of the outstanding principal balance of the Facility (if any) at the close of business the immediately preceding Business Day, payable in the form of such number of Common Shares of the Borrower (the "2015 Bonus Shares") determined on the basis of a price per Common Share equal to a 10% discount to the five-trading-day volume-weighted average closing price of the Common Shares as they traded on the Exchange immediately prior to the 2015 Bonus Shares Issue Date, which 2015 Bonus Shares shall be delivered by the Borrower to the respective Lenders (or as the Lenders may direct) in the respective Pro Rata Shares within three Business Days of the 2015 Bonus Shares Issue Date; the 2015 Bonus Shares will be subject to resale restrictions, including applicable hold periods, under Applicable Securities Legislation; the Borrower will file the required registration statements with the SEC and all applicable securities regulatory authorities within 90 days of the 2015 Bonus Shares Issue Date to ensure that the resale of all 2015 Bonus Shares is registered under the Securities Act and the applicable state securities laws; plus

(ii)     on August 1, 2016 (the "2016 Bonus Shares Issue Date"), a bonus equal to 4.5% of the outstanding principal balance of the Facility (if any) at the close of business the immediately preceding Business Day, payable in the form of such number of Common Shares of the Borrower (the "2016 Bonus Shares") determined on the basis of a price per Common Share equal to a 10% discount to the five-trading-day volume-weighted average closing price of the Common Shares as they traded on the Exchange immediately prior to the 2016 Bonus Shares Issue Date, which 2016 Bonus Shares shall be delivered by the Borrower to the respective Lenders (or as the Lenders may direct) in the respective Pro Rata Shares within three Business Days of the 2016 Bonus Shares Issue Date; the 2016 Bonus Shares will be subject to resale restrictions, including applicable hold periods, under Applicable Securities Legislation; the Borrower will file the required registration statements with the SEC and all applicable securities regulatory authorities within 90 days of the 2016 Bonus Shares Issue Date to ensure that the resale of all 2016 Bonus Shares is registered under the Securities Act and the applicable state securities laws;

(b)     if from time to time a Lender assigns to an assignee all or a portion of its Advances and Individual Commitments, the Agent and the Borrower will co-operate in the exchange of the certificates representing the assignor's Pro Rata Share of the 2015 Bonus Shares and the 2016 Bonus Shares for new certificates representing the assignor's (if any) and the assignee's respective Pro Rata Shares of the 2015 Bonus Shares and the 2016 Bonus Shares as applicable (and such new certificates will be included thereafter as 2015 Bonus Shares certificates and 2016 Bonus Shares certificates as applicable, and the shares represented thereby as 2015 Bonus Shares and 2016 Bonus Shares as applicable, for the purpose of this Agreement); and

(c)     THE TERMS OF THIS AGREEMENT AND THE SECURITIES HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER OF THIS AGREEMENT AND THE SECURITIES. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS AGREEMENT OF THE SECURITIES, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

THIS AGREEMENT AND THE SECURITIES MAY NOT BE OFFERED, SOLD, ISSUED, CIRCULATED OR DISTRIBUTED TO THE PUBLIC IN HONG KONG, OTHER THAN (I) TO PERSONS OUTSIDE HONG KONG OR ONLY TO "PROFESSIONAL INVESTORS" WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG ("SFO") AND ANY RULES MADE THEREUNDER OR (II) IN CIRCUMSTANCES THAT DO NOT CONSTITUTE AN INVITATION TO THE PUBLIC FOR THE PURPOSES OF THE SFO.

Annual Fee

2.11

(a)     In consideration of the Lenders entering into this Agreement and making the Initial Advance available to the Borrower pursuant to the terms hereof, the Borrower shall pay to the respective Lenders (or as the Lenders may direct) in their respective Pro Rata Shares, on the earlier of repayment in full of the outstanding principal amount of the Facility and the first anniversary of the Initial Advance Closing Date, a non-refundable fee equal to US$150,000, payable at the Majority Lenders' option (i) in cash or (ii) in Common Shares of the Borrower (the "Annual Fee Shares") determined on the basis of a price per Common Share equal to a 10% discount to the five-trading-day volume-weighted average closing price of the Common Shares as they traded on the Exchange immediately prior to such date.

(b)     The Annual Fee Shares will be subject to resale restrictions, including applicable hold periods, under Applicable Securities Legislation. The Borrower will file the required registration statements with the SEC and all applicable securities regulatory authorities within 90 days of the issuance of the Annual Fee Shares to ensure that the resale of all Annual Fee Shares is registered under the Securities Act.

Extension Fee Shares

2.11A

(a)     In consideration of the Lenders entering into this Amendment and Restatement and making the Second Advance and the Third Advance available to the Borrower pursuant to the terms hereof, the Borrower shall issue to the respective Lenders (or as the Lenders may direct) in their respective Pro Rata Shares, on the Second Advance Closing Date, as further non-refundable compensation, 100,000 Common Shares of the Borrower (the "Extension Fee Shares").

(b)     The Extension Fee Shares will be subject to resale restrictions, including applicable hold periods, under Applicable Securities Legislation. The Borrower will file the required registration statements with the SEC and all applicable securities regulatory authorities within 90 days of the issuance of the Extension Fee Shares to ensure that the resale of all Extension Fee Shares is registered under the Securities Act.

Administrative Matters Re: Payments

2.12     All Amounts Payable hereunder shall be made payable in lawful money of the United States. If the date for payment of any Amount Payable is not a Business Day in both Corpus Christi, Texas and the place of payment, then such payment shall be made on the next day which is a Business Day in both such places.

Funding of Initial Advance

2.13     Upon completion of the Borrower's deliveries set forth in Section 5.1, the Lenders (severally) shall deposit the funds for the Initial Advance with Stikeman Elliott LLP, in trust, to be held by such firm in trust pending the satisfaction of the conditions precedent to the Initial Advance and receipt of instructions from the Agent to release such Advance funds to the Borrower or as the Borrower may direct.

Funding of Subsequent Advances

2.14     Except as contemplated in Section 2.13, each Lender shall make available to the Agent its Pro Rata Share of the principal amount of each Advance under the Facility prior to 11:00 a.m. (Toronto time) on the date of such Advance. The Agent shall, upon fulfilment by the Borrower of the relevant terms and conditions set forth in Article 5 and unless otherwise irrevocably authorized and directed in the Notice of Borrowing, make such funds available to the Borrower on the date of the extension of credit by crediting the account of the Borrower designated by the Borrower to the Agent from time to time in writing. Unless the Agent has been notified by a Lender at least one Business Day prior to the date of the extension of credit that such Lender will not make available to the Agent its Pro Rata Share of such Advance, the Agent may assume that such Lender has made such portion of the Advance available to the Agent on the date of the extension of credit in accordance with the provisions hereof and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Agent has made such assumption, to the extent such Lender shall not have so made its Pro Rata Share of the Advance available to the Agent, such Lender agrees to pay to the Agent, forthwith on demand, such Lender's Pro Rata Share of the Advance and all reasonable costs and expenses incurred by the Agent in connection therewith together with interest thereon at the rate applicable to the Facility, calculated in accordance with Section 2.6(a) for each day from the date such amount is made available to the Borrower until the date such amount is paid or repaid to the Agent; provided, however, that notwithstanding such obligation, if such Lender fails so to pay, the Borrower shall, without prejudice to any rights that the Borrower might have against such Lender, repay such amount to the Agent forthwith after demand therefor by the Agent. The amount payable by each Lender to the Agent pursuant hereto shall be set forth in a certificate delivered by the Agent to such Lender and the Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall constitute prima facie evidence of such amount payable. If such Lender makes the payment to the Agent required herein, the amount so paid shall constitute such Lender's Pro Rata Share of the Advance for purposes of this Agreement and shall entitle the Lender to all rights and remedies against the Borrower in respect of such Advance.

Failure of Lender to Fund Advance

2.15     If any Lender fails to make available to the Agent its Pro Rata Share of any Advance under the Facility as required (a "Defaulting Lender") and the Agent has not funded pursuant to Section 2.14, the Agent shall forthwith give notice of such failure by such Defaulting Lender to the Borrower and the Lenders and such notice shall state that any Lender may make available to the Agent all or any portion of the Defaulting Lender's Pro Rata Share of such Advance (but in no way shall any other Lender or the Agent be obliged to do so) in the place and stead of the Defaulting Lender. If more than one Lender gives notice that it is prepared to make funds available in the place and stead of a Defaulting Lender in such circumstances and the aggregate of the funds which such Lenders (herein collectively called the "Contributing Lenders" and individually called the "Contributing Lender") are prepared to make available exceeds the amount of the advance which the Defaulting Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available its pro rata share of such advance based on the Contributing Lenders' relative commitments to advance in such circumstances. If any Contributing Lender makes funds available in the place and stead of a Defaulting Lender in such circumstances, then the Defaulting Lender shall pay to any Contributing Lender making the funds available in its place and stead, forthwith on demand, any amount advanced on its behalf together with interest thereon at the then prevailing "RBC Prime Rate" (meaning the annual rate of interest announced from time to time by Royal Bank of Canada as a reference rate then in effect for determining interest rates on Canadian dollar commercial loans in Canada) for each day from the date of advance to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of the Advance from the Borrower. In addition to interest as aforesaid, the Borrower shall pay all amounts owing by the Borrower to the Defaulting Lender hereunder (with respect to the amounts advanced by the Contributing Lenders on behalf of the Defaulting Lender) to the Contributing Lenders until such time as the Defaulting Lender pays to the Agent for the Contributing Lenders all amounts advanced by the Contributing Lenders on behalf of the Defaulting Lender and non-receipt by such Defaulting Lender will not constitute a breach by the Borrower of this Agreement and all such payments shall discharge the Borrower's obligations to the Defaulting Lender in respect of the same.

Time and Place of Payments

2.16     The Borrower covenants and agrees to, with respect to each Lender, establish and maintain throughout the term of the Facility a pre-authorized electronic debit arrangement with a financial institution on terms satisfactory to such Lender, pursuant to which all payments coming due to such Lender in respect of payment of fees and repayment of principal, interest and other amounts coming due under this Agreement shall be made. All payments made by the Borrower pursuant to this Agreement or pursuant to any other Facility Document shall be made before 2:00 p.m. (local time at the required place of payment) on the day specified for payment and each Lender shall be entitled to withdraw the amount of any payment due to such Lender hereunder from such account on the day specified for payment. Any payment received after 2:00 p.m. (local time at the required place of payment) on the day specified for such payment shall be deemed to have been received before 2:00 p.m. (local time at the required place of payment) on the immediately following Business Day. All payments to a particular Lender shall be made to the place of payment specified for such Lender in Schedule A hereto or in any assignment agreement pursuant to which it becomes a Lender hereunder.

Remittance of Payments

2.17     If from time to time the Agent accepts any payment of principal, interest, fees or other amounts due under this Agreement for the benefit of the Lenders, then forthwith after its receipt of such payment the Agent shall, subject to Sections 2.9(a)(i), 2.15 and 11.7, remit to each Lender, in immediately available funds, such Lender's Pro Rata Share of such payment (except to the extent such payment results from an Advance with respect to which a Lender had failed, pursuant to Section 2.14, to make available to the Agent its Pro Rata Share and, where any other Lender has made funds available in the place and stead of a Defaulting Lender); provided that if the Agent, on the assumption that it will receive, on any particular date, a payment of principal (including, a prepayment), interest, fees or other amount under the Facility, remits to each Lender its Pro Rata Share of such payment and the Borrower fails to make such payment, each Lender agrees to repay to the Agent, forthwith on demand, to the extent that such amount is not recovered from the Borrower on demand and after reasonable efforts by the Agent to collect such amount (without in any way obligating the Agent to take any legal action with respect to such collection), such Lender's Pro Rata Share of the payment made to it pursuant hereto together with interest thereon at the rate applicable to the Facility, calculated in accordance with Section 2.6(a) for each day from the date such amount is remitted to the Lender until the date such amount is paid or repaid to the Agent, the exact amount of the repayment required to be made by the Lender pursuant hereto to be as set forth in a certificate delivered by the Agent to each Lender, which certificate shall constitute prima facie evidence of such amount of repayment.

Evidence of Indebtedness

2.18     Each Lender shall maintain accounts wherein the Lender shall record the amount of credit outstanding and owed to the Lender hereunder, each payment of principal and interest to such Lender on account of each Advance and all other amounts becoming due to and being paid to such Lender hereunder, including standby fees. Each Lender's accounts constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrower to such Lender pursuant to this Agreement.

Agent's Discretion to Allocate

2.19     Notwithstanding the provisions of Section 2.14 with respect to the funding of Advances in accordance with each Lender's Pro Rata Share, the Agent shall be entitled to reallocate the funding obligations under the Facility among the Lenders in order to ensure, to the greatest extent practicable, that after such funding the aggregate amount of credit extended hereunder by each Lender coincides with such Lender's Pro Rata Share of the aggregate amount of credit extended under the Facility by all of the Lenders thereunder, provided that no such allocation shall result in the aggregate amount of credit extended hereunder by any Lender exceeding such Lender's Individual Commitment in respect of the Facility.

ARTICLE 3
PREPAYMENT, REPAYMENT AND REDUCTIONS

Voluntary Prepayment

3.1     The Borrower may prepay amounts outstanding under the Facility in whole or in part at any time, without penalty, provided that:

(a)     not less than six (6) months of interest on the principal amount outstanding under the Facility has been paid to the Lenders;

(b)     any such prepayment may only be made on the last Business Day in a calendar month; and

(c)     the Borrower shall have provided the Agent with at least ten (10) Business Days prior written notice of its intention to prepay the Facility, in whole or in part.

Scheduled Repayments and Mandatory Prepayment

3.2     On the last Business Day of each calendar month commencing on July 31, 2016, the Borrower shall repay to each Lender 1/12th of the principal amount of the Facility advanced by such Lender and outstanding on July 31, 2016.

3.3     If after the Initial Advance:

(a)     the Credit Parties shall sell or otherwise dispose of any Secured Assets outside of the ordinary course of business in one or more transactions having a value exceeding US$2,500,000 in the aggregate, the Credit Parties shall pay or cause to be paid all cash proceeds of such sales or other dispositions of assets, net of reasonable selling costs, to the respective Lenders (pro rata based on their respective Exposures) forthwith, to be applied on account of the outstanding principal amount and all accrued but unpaid interest, standby fees, bonus and other costs, fees or charges payable hereunder from time to time;

(b)     the Credit Parties shall dispose of any Secured Assets outside of the ordinary course of business in one or more transactions having a value exceeding US$100,000 in the aggregate, to the extent that the proceeds of such transactions are not in the form of cash, the relevant Credit Party(ies) shall grant to the Agent (for the benefit of the Finance Parties) a first ranking Security Interest over all such proceeds, subject only to Permitted Encumbrances;

(c)     the Borrower closes one or more debt financings having a value exceeding US$100,000 in the aggregate and which are secured by any of the Secured Assets, the Borrower shall pay 100% of the proceeds of such financing(s), net of reasonable financing costs, to the respective Lenders (pro rata based on their respective Exposures) forthwith on closing such financing(s), to be applied on account of the outstanding principal amount and all accrued but unpaid interest, standby fees, bonus and other costs, fees or charges payable hereunder from time to time; or

(d)     the Borrower closes one or more equity financings having a value exceeding US$100,000 in the aggregate and at such time a Default or Event of Default exists, the Borrower shall pay 100% of the proceeds of such financing(s), net of reasonable financing costs, to the respective Lenders (pro rata based on their respective Exposures) forthwith on closing such financing(s), to be applied on account of the outstanding principal amount and all accrued but unpaid interest, standby fees, bonus and other costs, fees or charges payable hereunder from time to time.

Voluntary Reduction

3.4     The Borrower may, at any time, without penalty, terminate the whole or reduce in part, on a permanent basis, the unused portion of the Second Advance Commitment and/or the Third Advance Commitment, provided that:

(a)     not less than six (6) months of interest on the principal amount outstanding under the Facility has been paid to the Lenders;

(b)     any such termination or reduction may only be made on the last Business Day in a calendar month; and

(c)     the Borrower shall have provided the Agent with at least ten (10) Business Days prior written notice of such termination or reduction.

Upon any such termination or reduction, the unused portion of the Commitment shall be deemed to be reduced accordingly (including, without limitation, for the purposes of Section 2.6(b) above), as shall the underlying Individual Commitments of the respective Lenders in respect of the Second Advance Commitment and/or the Third Advance Commitment (as applicable) and in respect of the Commitment, with the reductions in respect of each Lender to be its Pro Rata Share of the aggregate reduction in respect of the same.

ARTICLE 4
SECURITY

Security Documents

4.1     To secure the due payment of all Indebtedness of the Borrower to the Finance Parties in respect of the Facility and the payment and performance of all other Facility Indebtedness, the Borrower shall, and shall cause each of the Guarantors to, execute and deliver to the Agent (for the benefit of the Finance Parties) the Security Documents.

Registration of the Security

4.2     The Borrower shall, and shall cause each of the Guarantors to, at the Borrower's expense, register, file, record and give notice of (or cause to be registered, filed, recorded and given notice of) the Security Documents in all offices where such registration, filing, recording or giving notice is necessary or desirable for the perfection of the Security Interests constituted thereby and to ensure that such Security Interests are first ranking, subject only to Permitted Encumbrances. The Agent shall have no duty or responsibility to cause registrations, filings, recordings and notices to keep in good standing the Security Interests created by the Security Documents.

After Acquired Property and Further Assurances

4.3     The Borrower shall, and shall cause each of the Guarantors to, from time to time, promptly execute and deliver all such further deeds or other instruments of conveyance, assignment, transfer, mortgage, pledge or charge as may be necessary or desirable to ensure that any additional interests in the Secured Assets acquired after the date hereof are subject to the Security Interests created pursuant to the Security Documents (and in the case of any such real property, with such title opinions or commitments as are reasonably requested by the Agent (acting in accordance with the instructions of the Majority Lenders)).

Additional Guarantors

4.4     If from time to time any other Subsidiary of the Borrower holds any assets in connection with the Project or any part thereof, the Borrower shall, and shall cause such Subsidiary and each of the Guarantors to, from time to time, promptly execute and deliver all such guarantees, pledge agreements and security documents (substantially similar to those contemplated in Schedule B) as may be necessary or desirable to ensure that all assets in connection with the Project, and all shares or other ownership interests in such Subsidiary, are subject to the Security Interests created pursuant to the Security Document and secure the Facility Indebtedness.

ARTICLE 5
CONDITIONS PRECEDENT

Conditions Precedent to the Initial Advance

5.1     The obligation of the Lenders to make the Initial Advance under this Agreement is subject to and conditional upon the following conditions precedent being satisfied, fulfilled or otherwise met to the satisfaction of the Finance Parties on or before July 31, 2013, or such other date as is mutually agreed to in writing between the Borrower and the Agent:

(a)     receipt by the Finance Parties of the following documents, each in full force and effect, and in form and substance satisfactory to the Finance Parties:

(i)     a Notice of Borrowing in respect of the Initial Advance, duly executed by the Borrower and containing a description of expenditures to be funded thereby;

(ii)     promissory notes (in registered form under section 5f.103-1(c) of the United States Treasury Regulations) in favour of the respective Lenders (in their respective Pro Rata Shares) in the aggregate principal amount of the Initial Advance, duly executed by the Borrower;

(iii)     executed copies of the Initial Advance Facility Documents, including, without limitation, this Agreement, the Initial Advance Security Documents, the Escrow Agreement, and the warrant certificates in respect of the Bonus Warrants, but provided that the certificates in respect of the Bonus Shares need only be delivered to the Escrow Agent within three Business Days of the Initial Advance Closing Date;

(iv)     certificates of status or other similar type of evidence for each of the Credit Parties from all Relevant Jurisdictions;

(v)     certified copies of the Constating Documents of each of the Credit Parties;

(vi)     certified copies of (i) all Authorizations required under Applicable Laws (including Environmental Laws) that relate to the construction, operation or development of the Project or any part thereof, other than those that are not currently required at this stage but are reasonably expected to be obtained in the ordinary course, and (ii) all other Material Project Documents to the extent normally available at this stage;

(vii)     certified copies of the directors' resolutions of each of the Credit Parties with respect to its authorization, execution and delivery of the Initial Advance Facility Documents to which it is a party;

(viii)     certificates of officers of each of the Credit Parties as to corporate matters and certifying that (A) all of the representations and warranties of each of the Credit Parties contained herein or in any other Initial Advance Facility Document are true and correct on and as of the Initial Advance Closing Date, and (B) no Default or Event of Default has occurred and is continuing;

(ix)     all regulatory approvals, including approvals to the transactions contemplated herein, if required (it being understood that Exchange approval of the listings of the Bonus Shares, any Bonus Adjustment Shares and the Annual Fee Shares cannot be obtained until the numbers of such shares issuable are determined);

(x)     releases and discharges (or, if acceptable to the Agent, postponements), in registrable form where appropriate, covering all Security Interests or other encumbrances affecting the Secured Assets which are not Permitted Encumbrances, if any, or arrangements satisfactory to the Agent have been made to ensure that such documents will be provided promptly following the Initial Advance;

(xi)     an irrevocable direction to pay with respect to the Initial Advance;

(xii)     opinions of the counsel to the Credit Parties relating to, among other things, the subsistence of each of the Credit Parties, and the due authorization, execution, delivery and enforceability of the Initial Advance Facility Documents;

(xiii)

A.     a lender's title insurance policy (or a binding commitment therefor from a title insurer, together with arrangements satisfactory to the Agent regarding payment of the premium therefor out of the Initial Advance) in respect of the Hobson Lease and Rights of Way and the Hobson Facility Lands; and

B.     satisfactory searches in respect of all Secured Assets; and

(xiv)     such other documents, certificates, opinions and agreements which the Agent may reasonably require;

(b)     the Lenders shall have completed and be satisfied with their financial, business, environmental, tax, legal and other due diligence review of the Credit Parties and their respective properties and assets relative to the Project and each part thereof, including without limitation, their review of all feasibility studies, wellfield and processing plant plans, budgets, pro forma financial statements and all Material Project Documents and other documents in respect of the Project and each part thereof;

(c)     evidence that all Security Interests pursuant to the Initial Advance Security Documents have been (or will be, promptly following the Initial Advance Closing Date) duly perfected and registered in all Relevant Jurisdictions and any other relevant jurisdiction as required by the Agent and the Lenders' Counsel;

(d)     each Lender shall have received the approval of its credit committee and other required authorizations;

(e)     the Lenders shall be satisfied with the realizable value of the properties and assets being charged pursuant to the Security Documents and the adequacy of such properties and assets (as subject to the Agent's Security Interests at each particular stage) to support repayment of the Facility (as advanced and to be advanced at such stage);

(f)     the Finance Parties shall have received payment of all fees and reimbursable expenses in connection with this Agreement, including those fees described in Sections 2.9, 2.10 and 7.4, which are payable by the Credit Parties to the Finance Parties on or prior to the Initial Advance Closing Date;

(g)     as at the Initial Advance Closing Date, the Lenders shall be satisfied that no event or circumstance shall have occurred or exist that (in the reasonable opinion of the Majority Lenders, in their sole discretion) has resulted in or could reasonably be expected to result in a Material Adverse Effect; and

(h)     there shall be no other Security Interest or other liens or encumbrances whatsoever, which rank equal to or in priority to the Agent's Security Interests granted pursuant to the Security Documents, other than Permitted Encumbrances.

Conditions Precedent to this Amendment and Restatement becoming effective and the Second Advance

5.2     This Amendment and Restatement shall only become effective if and when, and the obligation of the Lenders to make the Second Advance under this Agreement is subject to and conditional upon, the following conditions precedent being satisfied, fulfilled or otherwise met to the satisfaction of the Finance Parties on or before March 31, 2014, or such other date as is mutually agreed to in writing between the Borrower and the Agent:

(a)     receipt by the Finance Parties of the following documents, each in full force and effect, and in form and substance satisfactory to the Finance Parties:

(i)     a Notice of Borrowing in respect of the Second Advance, duly executed by the Borrower and containing a description of expenditures to be funded thereby;

(ii)     promissory notes (in registered form under section 5f.103-1(c) of the United States Treasury Regulations) in favour of the respective Lenders (in their respective Pro Rata Shares) in the aggregate principal amount of the Second Advance, duly executed by the Borrower;

(iii)     executed copies of the Second Advance Facility Documents, including, without limitation, this Amendment and Restatement, the Bonus Warrants Amendments, and the Extension Fee Shares certificates;

(iv)     certified copies (to the extent not previously delivered under Section 5.1) of (i) all Authorizations required under Applicable Laws (including Environmental Laws) that relate to the construction, operation or development of the Project or any part thereof, other than those that are not currently required at this stage but are reasonably expected to be obtained in the ordinary course, and (ii) all other Material Project Documents to the extent normally available at this stage;

(v)     certificates of officers of each of the Credit Parties as to corporate matters and certifying that (A) all of the representations and warranties of each of the Credit Parties contained herein or in any other Second Advance Facility Document are true and correct on and as of the Second Advance Closing Date, and (B) no Default or Event of Default has occurred and is continuing;

(vi)     an irrevocable direction to pay with respect to the Second Advance;

(vii)     opinions of the counsel to the Credit Parties relating to, among other things, the subsistence of each of the Credit Parties, and the due authorization, execution, delivery and enforceability of the Second Advance Facility Documents; and

(viii)

A.     title opinions prepared by the Credit Parties' counsel with respect to the mineral rights and other real property interests in respect of the Goliad Mine; and

B.     satisfactory searches in respect of all Secured Assets; and

(ix)     such other documents, certificates, opinions and agreements which the Agent may reasonably require;

(b)     all regulatory approvals, including approvals to the transactions contemplated herein (including the Bonus Warrants Amendments), if required (it being understood that Exchange approval of the listings of the Bonus Shares, any Bonus Adjustment Shares, the Annual Fee Shares, any 2015 Bonus Shares and any 2016 Bonus Share cannot be obtained until the numbers of such shares issuable are determined);

(c)     the Finance Parties shall have received payment of all fees and reimbursable expenses in connection with this Agreement, including without limitation, those fees described in Sections 2.9, 2.10 and 7.4, which are payable by the Credit Parties to the Agent on or prior to the Second Advance Closing Date;

(d)     as at the date of the Second Advance, the Lenders shall be satisfied that no event or circumstance shall have occurred or exist that (in the reasonable opinion of the Majority Lenders, in their sole discretion) has resulted in or could reasonably be expected to result in a Material Adverse Effect; without limiting the generality of the foregoing, the Lenders shall be satisfied with a recent update from the Borrower's counsel regarding the status of the litigation regarding, respectively, the TCEQ's issuance of the aquifier exemption for the Goliad Mine and the EPA's concurrence with such issuance; and

(e)     there shall be no other Security Interest or other liens or encumbrances whatsoever, which rank equal to or in priority to the Agent's Security Interests granted pursuant to the Security Documents, other than Permitted Encumbrances.

Conditions Precedent to the Third Advance

5.3     The obligation of the Lenders to make the Third Advance under this Agreement is subject to and conditional upon the Initial Advance and the Second Advance having been made and the following conditions precedent being satisfied, fulfilled or otherwise met to the satisfaction of the Finance Parties on or before July 31, 2014, or such other date as is mutually agreed to in writing between the Borrower and the Agent:

(a)     receipt by the Finance Parties of the following documents, each in full force and effect, and in form and substance satisfactory to the Finance Parties:

(i)      a Notice of Borrowing in respect of the Third Advance, duly executed by the Borrower and containing a description of expenditures to be funded thereby;

(ii)     promissory notes (in registered form under section 5f.103-1(c) of the United States Treasury Regulations) in favour of the respective Lenders (in their respective Pro Rata Shares) in the aggregate principal amount of the Third Advance, duly executed by the Borrower;

(iii)     executed copies of the Third Advance Facility Documents;

(iv)     certified copies (to the extent not previously delivered under Section 5.1) of (i) all Authorizations required under Applicable Laws (including Environmental Laws) that relate to the construction, operation or development of the Project or any part thereof, other than those that are not currently required at this stage but are reasonably expected to be obtained in the ordinary course, and (ii) all other Material Project Documents to the extent normally available at this stage;

(v)     certificates of officers of each of the Credit Parties as to corporate matters and certifying that (A) all of the representations and warranties of each of the Credit Parties contained herein or in any other Third Advance Facility Document are true and correct on and as of the Third Advance Closing Date, and (B) no Default or Event of Default has occurred and is continuing;

(vi)     an irrevocable direction to pay with respect to the Third Advance;

(vii)     opinions of the counsel to the Credit Parties relating to, among other things, the subsistence of each of the Credit Parties, and the due authorization, execution, delivery and enforceability of the Third Advance Facility Documents;

(viii)

A.     title opinions prepared by the Credit Parties' counsel (which may be in reliance on any existing title opinions, whether addressed to a Credit Party or any other person, which are satisfactory to the Finance Parties, acting reasonably) with respect to the mineral rights and other real property interests in respect of the Palangana Mine; provided that if such opinions are not available at the time of the Third Advance, then the Borrower covenants to obtain and provide the same within 120 days of the Third Advance Closing Date (or such longer time as may be required, provided that the Borrower is proceeding diligently and using commercially reasonable efforts to obtain and provide the same); and

B.     satisfactory searches in respect of all Secured Assets; and

(ix)     such other documents, certificates, opinions and agreements which the Agent may reasonably require;

(b)     the Lenders shall have completed and be satisfied with their financial, business, environmental, tax, legal and other due diligence review in respect of the Palangana Mine, including without limitation, their review of all feasibility studies, wellfield and processing plant plans, budgets, pro forma financial statements and all Material Project Documents and other documents in respect of the Palangana Mine;

(c)     deleted;

(d)     the Finance Parties shall have received payment of all fees and reimbursable expenses in connection with this Agreement, including without limitation, those fees described in Sections 2.11 and 7.4, which are payable by the Credit Parties to the Finance Parties on or prior to the Third Advance Closing Date;

(e)     as at the date of the Third Advance, the Lenders shall be satisfied that no event or circumstance shall have occurred or exist that (in the reasonable opinion of the Majority Lenders, in their sole discretion) has resulted in or could reasonably be expected to result in a Material Adverse Effect; and

(f)     there shall be no other Security Interest or other liens or encumbrances whatsoever, which rank equal to or in priority to the Agent's Security Interests granted pursuant to the Security Documents, other than Permitted Encumbrances.

Waiver

5.4     The conditions in Sections 5.1, 5.2 and 5.3 are inserted for the sole benefit of the Finance Parties and may be waived by the Agent (in accordance with the instructions of the Finance Parties), in whole or in part, with or without conditions, as the Finance Parties may determine in their sole and absolute discretion.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

Representations and Warranties of the Credit Parties

6.1     The Borrower, for and on behalf of itself and the other Credit Parties, hereby represents and warrants to the Finance Parties as of the date hereof, and as of the date of each Advance made to the Borrower, that:

(a)     each of the Credit Parties has been duly incorporated and organized under the laws of its jurisdiction of incorporation and is validly existing and is current and up-to-date with all material filings required to be made under the laws of its jurisdiction of incorporation and has all requisite corporate power to carry on its business as now conducted and as presently proposed to be conducted and to own, lease or operate its property, and no steps or proceedings have been taken by any Person, voluntary or otherwise, requiring or authorizing its dissolution or winding up;

(b)     each of the Credit Parties has full power and authority to enter into each of the Facility Documents and to do all acts and things and execute and deliver all documents as are required hereunder or thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof;

(c)     each of the Credit Parties has taken all corporate steps necessary to duly authorize all matters in connection with this Agreement, including, without limitation, (i) the execution and delivery of the Facility Documents and such other agreements and instruments as contemplated herein; and (ii) the creation, allotment and issuance of the Securities and, when entered into, the Facility Documents will create valid and legally binding obligations of the Credit Parties enforceable against the Credit Parties in accordance with their respective terms;

(d)     except as set forth in Schedule F, none of the Credit Parties own, beneficially or of record, or exercise control or direction over, any shares (or other ownership interests) of any Person;

(e)     none of the Credit Parties has committed any act of bankruptcy or is insolvent, or proposed a compromise or arrangement to its creditors generally, had a petition or receiving order in bankruptcy filed against it, made a voluntary assignment in bankruptcy, taken any proceedings with respect to a compromise or arrangement, taken any proceedings to have a receiver appointed for any of its property or had any execution or distress become enforceable or become levied upon any of its property;

(f)

(i)     each of the Credit Parties is (x) licensed, registered or qualified in all jurisdictions where the character of the property or assets thereof owned or leased or the nature of the activities conducted by it make licensing, registration or qualification necessary, and (y) carrying on the business thereof in material compliance with all Applicable Law, rules and regulations of each such jurisdiction;

(ii)     none of the Credit Parties has Secured Assets in any jurisdiction other than Texas and (in the case of the Borrower) British Columbia; and

(iii)     all personal property located at, on or about the Project or any part thereof or used or acquired for use primarily in connection with, primarily related to, or produced from the Project or any part thereof or any business or operations thereat, and all proceeds thereof, is held by the Guarantors (as opposed to the Borrower), except for (x) certain equipment currently owned or leased by the Borrower which is specifically described in a schedule to one of the Security Documents executed by the Borrower, and (y) certain other equipment held by the Borrower which has a fair market value not exceeding US$100,000;

(g)     the Borrower is authorized to issue 750,000,000 Common Shares, of which 89,828,309 Common Shares (as of March 3, 2014) were issued and outstanding as fully paid and non-assessable shares in the capital of the Borrower on the date of this Agreement;

(h)     excepting only as set out in the Disclosure Record, no Person has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement, for the purchase, acquisition, subscription for or issue of any of the unissued shares or other securities of any of the Credit Parties;

(i)     none of the Credit Parties has made any loans to or guaranteed the obligations of any Person excepting only (i) the Facility, and (ii) loans between the Borrower and the Guarantors;

(j)     the Borrower is a reporting issuer or the equivalent only in the Reporting Jurisdictions and is in compliance with its obligations under the Applicable Securities Legislation of such jurisdictions and of the Exchange in all material respects and is not included in any list of defaulting reporting issuers maintained by the securities commission of such jurisdictions;

(k)     the outstanding Common Shares of the Borrower are listed and posted for trading on the Exchange;

(l)     the Borrower has the power and authority to create, issue and deliver the Securities;

(m)     upon the issuance thereof, the Bonus Shares, any Bonus Adjustment Shares, any Bonus Warrant Shares (including any issued in the extended exercise period provided for in the Bonus Warrants Amendments), any Substituted Warrant Shares, the Annual Fee Shares, the Extension Fee Shares, any 2015 Bonus Shares and any 2016 Bonus Shares will be validly issued as fully paid and non-assessable Common Shares in the capital of the Borrower;

(n)     the Borrower has complied with all Applicable Securities Legislation in connection with the issuance of the Securities, in each case including, but not limited to, receiving the approvals of the Exchange, as required, in respect of the listing of the Bonus Shares, any Bonus Adjustment Shares, any Bonus Warrant Shares (including any issued in the extended exercise period provided for in the Bonus Warrants Amendments), any Substituted Warrant Shares, the Annual Fee Shares, the Extension Fee Shares, any 2015 Bonus Shares and any 2016 Bonus Shares (it being understood that Exchange approval of the listings of the Bonus Shares, any Bonus Adjustment Shares, the Annual Fee Shares, any 2015 Bonus Shares and any 2016 Bonus Shares cannot be obtained until the numbers of such shares issuable are determined);

(o)

(i)     the issuance of the Securities will be exempt from the prospectus requirements of Applicable Securities Legislation of Canadian jurisdictions and no document will be required to be filed and no proceeding taken or approval, permit, consent, order or Authorization obtained under any such Applicable Securities Legislation in connection with the first trade of the Securities (assuming that: at the time of such trade, at least four months have elapsed from the "distribution date" (as such term is defined in NI 45-102)); such trade is not a "control distribution" as defined in NI 45-102; no unusual effort is made to prepare the market or create a demand for the security that is the subject of the trade; no extraordinary commission or consideration is paid to a person or company in respect of the trade; and, if any Lender is an insider of the Borrower, it has no reasonable grounds to believe that the Borrower is in default of "securities legislation" (as defined in National Instrument 14-101 Definitions));

(ii)     the issuance of the Securities will not require registration under the Applicable Securities Legislation of the United States, in reliance on the registration exemption set forth in Regulation S or Regulation D, based upon the representations and warranties of the Lenders herein (or by the exerciser of Bonus Warrants or Substituted Warrants pursuant to and in accordance with the terms thereof); and

(iii)     the issuance of the Securities will not require authorization under the Applicable Securities Legislation of Hong Kong in reliance on the "professional investor" exemption under the Securities and Future Ordinance and any applicable rules thereunder, based upon the representations and warranties of the Lenders herein (or by the exerciser of Bonus Warrants or Substituted Warrants pursuant to and in accordance with the terms thereof);

(p)     none of the execution and delivery of the Facility Documents, the compliance by the Credit Parties with the provisions of the Facility Documents or the consummation of the transactions contemplated herein and the issue of the Securities (including the Bonus Warrants Amendments), for the consideration and upon the terms and conditions set forth herein, does or will: (i) require the consent, approval, Authorization, order or agreement of, or registration or qualification with, any Governmental Authority, or any other, body or authority, court, stock exchange, securities regulatory authority or other Person, except such as have been obtained (or, in the case of approval by the Exchange of the listing application for the Bonus Shares, any Bonus Adjustment Shares, any Bonus Warrant Shares, any Substituted Warrant Shares, the Annual Fee Shares, the Extension Fee Shares, any 2015 Bonus Shares and any 2016 Bonus Shares as will be obtained prior to the issuance thereof); (ii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which any of the Credit Parties is a party or by which it or any of its properties or assets is bound; or (iii) conflict with or result in any breach or violation of any provisions of, or constitute a default under the Constating Documents of any of the Credit Parties or any resolution passed by the directors (or any committee thereof) or shareholders (or members) of any of the Credit Parties, or any statute or any judgment, decree, order, rule, policy or regulation of any court, Governmental Authority, any arbitrator, stock exchange or securities regulatory authority applicable to any of the Credit Parties or any of the properties or assets thereof which has resulted in or could reasonably be expected to result in a Material Adverse Effect;

(q)     there is no material change, as defined in Applicable Securities Legislation, relating to any of the Credit Parties, or any change in any material fact, as defined in Applicable Securities Legislation, relating to the Common Shares, which has not been or will not be (prior to the Initial Advance Closing Date) fully disclosed in accordance with the requirements of Applicable Securities Legislation and the policies of the Exchange;

(r)     no order or ruling suspending the sale or ceasing the trading in any securities (including the Common Shares) of any of the Credit Parties or prohibiting the sale of such securities has been issued by any securities regulatory authority and no such order or ruling is outstanding against any of the Credit Parties or their directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes have been threatened or, to the best of the Credit Parties' knowledge, are pending or contemplated;

(s)     except as qualified by the disclosure in the Disclosure Record, each of the Credit Parties is the beneficial owner of the properties, business and assets referred to as being owned by it in the Disclosure Record;

(t)     except as qualified by the disclosure in the Disclosure Record, all agreements by which the Credit Parties hold an interest in property, business or assets are in good standing according to their terms and the properties in which the Credit Parties hold an interest are in good standing under all Applicable Law of the jurisdictions in which they are situated;

(u)     the Credit Parties have not approved entering into any agreement in respect of, nor have any knowledge of: (i) the purchase of any property or interest therein for an amount greater than US$1,000,000, or the sale, transfer or other disposition of any property or assets or interest therein having a value in excess of US$500,000 currently owned, directly or indirectly, by the Credit Parties, whether by asset sale, transfer of shares (or other ownership interests) or otherwise; or (ii) any Change of Control (by sale or transfer of shares (or other ownership interests) or sale of all or substantially all of the property and assets of any of the Credit Parties) of any of the Credit Parties;

(v)     the Borrower has complied with all continuous disclosure obligations under Applicable Securities Legislation;

(w)     the consolidated financial statements of the Borrower contained in the Disclosure Record, filed with each applicable securities commission, have all been prepared in accordance with U.S. generally accepted accounting principles and present fairly in all material respects, the financial condition of the Credit Parties (and all other Subsidiaries of the Borrower) as at the dates thereof and the results of the operations and the changes in the financial position of the Credit Parties (and all other Subsidiaries of the Borrower) for the periods then ended, and reflect accurately all material liabilities of the Credit Parties (and all other Subsidiaries of the Borrower) as at the dates thereof, and no adverse material changes in the financial position of the Credit Parties has taken place since April 30, 2013;

(x)     the Credit Parties have no material liabilities, fixed or contingent, that are not reflected and accurately accounted for in the consolidated financial statements of the Borrower contained in the Disclosure Record, in the notes thereto or otherwise disclosed in writing to the Agent, other than liabilities arising in the ordinary course of business since the date of such financial statements;

(y)     all material federal, state, local and other Taxes and all material liabilities with respect thereto including any penalty and interest payable with respect thereto due and payable by the Credit Parties have been paid. Except as disclosed in the Disclosure Record, all federal, state and other material tax returns, declarations, remittances and filings required to be filed by the Credit Parties have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. Except as disclosed in writing to the Agent, to the knowledge of the Borrower, no examination of any tax return of the Credit Parties is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Credit Parties, in any case;

(z)     the contracts, agreements and other documents listed in Schedule D represent all of the Material Project Documents, and copies of all Authorizations required under Applicable Law (including Environmental Laws) that relate to the construction, operation or development of the Project or any part thereof (other than those that are not currently required at this stage) have been provided to the Agent and are true and complete copies, and copies of all other Material Project Documents normally available at this stage have been provided to the Agent and are true and complete copies;

(aa)     (i) none of the Credit Parties are in material violation of any Environmental Law; (ii) the Credit Parties have obtained all Authorizations required under Environmental Laws other than those that are not required at the current stage of the Project but that are reasonably expected to be obtained in the ordinary course and the Credit Parties are in material compliance with such Authorizations; (iii) the Credit Parties have timely filed accurate and complete applications for issuance or, as appropriate, renewals for all Authorizations required under any applicable Environmental Laws at the current stage of the Project; (iv) other than as set out in (x) the Disclosure Record and (y) the email provided to the Lenders' Counsel regarding the ongoing appeals by a group of petitioners (including Goliad County) regarding the grant by the Texas Commission on Environmental Quality of each of a Class III injection well, Production Area Authorization and Aquifer Exemption permit, and the concurrence by the United States Environmental Protection Agency with such Aquifer Exemption permit, in respect of the Goliad Mine pursuant to the Safe Drinking Water Act, there are no pending or, to the knowledge of the Credit Parties, threatened appeals, challenges, disputes or claims asserted under any Applicable Law with respect to any Authorization required under Environmental Laws that has been issued in draft or final form for the Project, and the appeals referred to in the foregoing clause (y) are without merit; and (v) other than as required by any applicable Authorization with respect to groundwater restoration requirements, none of the Credit Parties has any liability under, and there are no events or circumstances that would reasonably be expected to form the basis of, an order for investigation, clean-up, monitoring, natural resource damages, or remediation, or other mandatory or prohibitory obligation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Credit Parties relating to or arising under any Environmental Laws;

(bb)     except as disclosed in the Disclosure Record, none of the directors, officers or employees of the Credit Parties or, to the best of the Borrower's knowledge, any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction or proposed transaction with the Credit Parties which, as the case may be, materially affects, is material to or will materially affect the Credit Parties;

(cc)     the assets (excluding unextracted minerals and other non-insurable interests) of each of the Credit Parties and its business and operations are insured against loss or damage with insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses in comparable jurisdictions, such coverage is in full force and effect, and the Credit Parties have not failed to promptly give any notice of any material claim thereunder. There are no claims by the Credit Parties under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

(dd)     none of the Credit Parties is in violation of any term of its Constating Documents. None of the Credit Parties is in violation of any term or provision of any agreement, indenture or other instrument applicable to it which has resulted in or could reasonably be expected to result in any Material Adverse Effect and none of the Credit Parties is in default in the payment of any obligation owed by it which is now due and there is no action, suit, proceeding or investigation commenced, pending or, to the best of the Borrower's knowledge after due inquiry, threatened which, either in any single case or in the aggregate, has resulted in or could reasonably be expected to result in any Material Adverse Effect or which places, or could reasonably be expected to place in question, the validity or enforceability of this Agreement, any other Facility Document or any document or instrument delivered, or to be delivered, by any of the Credit Parties pursuant hereto;

(ee)     the descriptions of each part of the Project contained in Schedule C hereto are true and complete descriptions of such parts and, collectively, of the Project, and, to the best of the Borrower's knowledge, all of the agreements and other documents and instruments pursuant to which the Credit Parties hold any interest in the Project or any part thereof are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with their terms and neither the Credit Parties, nor any other party thereto, is in default nor has default been alleged of any of the material provisions of any such agreements, documents or instruments;

(ff)     none of the Credit Parties is in default of any material term, covenant or condition under or in respect of any judgment, order, agreement or instrument to which it is a party or to which it or any of its property or assets are or may be subject, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes a default in respect of any commitment, agreement, document or other instrument to which any of the Credit Parties is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder or which has resulted in or could reasonably be expected to result in a Material Adverse Effect;

(gg)     there are no actions, suits, proceedings, inquiries or investigations existing, pending or, to the best of the Borrower's knowledge after due inquiry, threatened against or adversely affecting any of the Credit Parties or to which any of their property or assets is subject, at law or equity, or before or by any court, federal, provincial, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign, which has resulted in or could reasonably be expected to result in a Material Adverse Effect and no Credit Party is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority, which, either separately or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect;

(hh)     no Credit Party, and to the best of the Borrower's knowledge, no director, officer, agent, employee or other Person acting on behalf of any Credit Party has, in the course of its actions for, or on behalf of, any Credit Party (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee;

(i)     (A) the Borrower and/or STMV (as applicable) have a valid uranium mining lease granting good and defensible, defeasible title to the net working interest and net revenue interest in the uranium shown in the Disclosure Record for each of the uranium mining leases included in the Palangana Mine and the Goliad Mine and a valid, sustainable leasehold interest in real property pursuant to the Hobson Lease, with both the defeasible uranium estates and the surface leasehold being free and clear of all defects and encumbrances other than Permitted Encumbrances;

(B) the Borrower and/or STMV (as applicable) have good and defensible title to (i) each fee simple estate in uranium shown in the Disclosure Record included in the Project, and (ii) the Hobson Facility Lands, with both the fee simple estates in uranium and in the Hobson Facility Lands being free and clear of all defects and encumbrances other than Permitted Encumbrances; by virtue of the Hobson Facility Lands and the Hobson Lease and Rights of Way, the Borrower and/or STMV have all tenures necessary to permit the operation of the Hobson Facility (given its current stage of development and operation);

(C) the Palangana Mine and the Goliad Mine have estimated proven and probable uranium reserves and/or estimated mineral resources as set forth in the Disclosure Record including, without limitation, mineral leases, surface leases, easements, rights of way, permits or licences from landowners or authorities permitting the use of land by the Borrower and/or STMV (as applicable) necessary to permit the operation of the Project and each part thereof (given its current stage of development and operation);

(D) the Borrower and/or STMV (as applicable) hold or own all mineral rights, surface rights and personal property, as applicable, required to conduct the business and operations of the Project and each part thereof, in each free and clear of all encumbrances other than Permitted Encumbrances, and no other property rights are necessary for the operation of the Project or any part thereof as currently operated (given its current stage of development and operation). Except as disclosed in the Disclosure Record: (i) there is no claim asserted or any known basis for any claim that might or could adversely and materially affect the rights of the Borrower and/or STMV (as applicable) to use, transfer or otherwise exploit such property rights; and (ii) no Credit Party has any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any Person with respect to the property rights thereof, except for such royalty and other payments as may be provided in the applicable lease or deed or may be have been conveyed or reserved in transactions prior to acquisition by the Borrower or STMV, as applicable;

(j)     (A) the Borrower and/or STMV (as applicable) holds either fee title, valid, subsisting and enforceable leases, or other conventional property, proprietary or contractual interests or rights, recognized in the State of Texas, in respect of the uranium and other mineral deposits located therein and rights of ingress and egress to and the right to construct and operate injection wells, production wells, monitor wells, disposal wells, concentrators, wellfields, mills, processing plants and other mining and processing facilities in properties in which it has an interest as described in the Disclosure Record under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the relevant Credit Parties to explore and extract the uranium and constituent minerals relating thereto. All applicable bonus, royalty and other payments due in connection with such property, leases or claims and all property, leases or claims in which a Credit Party has an interest or right have been properly paid and all such property, leases or claims have been validly located and recorded in accordance with all Applicable Law; an

(B) the Borrower and/or STMV (as applicable) have all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which it has an interest as described in the Disclosure Record granting it the right and ability to explore for uranium and constituent minerals for development purposes as are appropriate in view of the rights and interest therein of such Credit Party, with only such exceptions as do not materially interfere with the use made by it of the rights or interests so held. Each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating to those rights and interests is currently in good standing in the name of the relevant Credit Party. Each Credit Party has good right and full power to lease and to convey the property rights and interests described in this Agreement;

(kk)     the Material Project Documents are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof (as applicable), except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by Applicable Law. No Credit Party is in default of any of the material provisions of any such Material Project Document nor has any such default been alleged, and no circumstance exists under any such Material Project Document which with the giving of notice or the passage of time or both would give rise to such a default, and all such properties and assets held pursuant thereto are in good standing under the laws of the State of Texas. All Material Project Documents pursuant to which any Credit Party derives the interests thereof in such property and assets are in good standing and there has been no material default thereunder and all Taxes required to be paid with respect to such properties and assets to the date hereof have been paid, except where such Taxes are being disputed in good faith and with respect to which adequate reserves have been provided on the books of the relevant Credit Party. Neither the Project nor any part thereof is subject to any right of first refusal, or purchase or acquisition right;

(ll)     the information (including the resource information) set forth in the Disclosure Record have been prepared in accordance with the United States Securities and Exchange Commission Industry Guide 7 and NI 43-101, and the method of estimating the resources has been verified by the authors thereof to current industry standards and the information upon which the estimates of resources were based was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof except as disclosed in the Disclosure Record;

(mm)     each Credit Party owns or has the right to use under license, sub-license or otherwise all material intellectual property used by it in its business, including copyrights, industrial designs, trade marks, trade secrets, know-how and proprietary rights, free and clear of any and all encumbrances;

(nn)     the operations of each Credit Party are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, including without limitation the United States Department of the Treasury Office of Foreign Assets Control ("OFAC"), (collectively, the "Money Laundering Laws") and no action, suit, sanction or proceeding by or before any court or Governmental Authority, agency or body or any arbitrator involving any Credit Party with respect to the Money Laundering Laws is pending, or to the best of the Borrower's knowledge, threatened;

(oo)     no Credit Party or ERISA Affiliate has failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Security Interest or the posting of a bond or other security under ERISA or the Code, or incurred any liability under Title IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA) that has resulted in or could reasonably be expected to result in a Material Adverse Effect;

(pp)     as of the most recent valuation date for any Pension Plan, the adjusted funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Credit Party or ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the adjusted funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date;

(qq)     each Pension Plan has received a current favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status;

(rr)     there has been no prohibited transaction (as that term is defined in Section 4975 of the Code) or any breach of the fiduciary responsibility rules, imposed by ERISA with respect to any Plan that has resulted in or could reasonably be expected to result in a Material Adverse Effect;

(ss)     no Credit Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA;

(tt)     no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan;

(uu)     all currently existing Pension Plans are listed on Schedule E, and except as disclosed on Schedule E, no ERISA Event has occurred with respect to any Pension Plan. All ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other Liability in respect of, any Multiemployer Plan. Except as set forth on Schedule E, (i) no Credit Party or ERISA Affiliate has failed to meet all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, (ii) no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, and (iii) the current value of the accumulated benefit obligation of each Pension Plan does not exceed the current value of the assets of such Pension Plan available for the payment of such benefits by more than US$100,000;

(vv)     neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of, or subject to regulation under, the United States Investment Company Act of 1940, as amended;

<PAGES>

(ww)     except for contracts listed in the Disclosure Record and in effect on the date hereof and contracts hereafter disclosed in writing to the Agent (with respect to all of which contracts the Borrower represents that it or the applicable Credit Party is or will be, as applicable, receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and is not having deliveries curtailed substantially below the subject property's delivery capacity), no material agreements exist for the sale of production from the Credit Parties' mineral leases (including, without limitation, calls on or other rights to purchase production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date thereof, which agreements are not cancelable on 60 days' notice or less without penalty or detriment;

(xx)     the Borrower and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the United States Federal Reserve Board). No part of the proceeds of any Advance will be used for any purpose which violates the provisions of such regulations; and

(yy)     the Borrower and its Subsidiaries are not currently engaging in, and in the last five years have not engaged in, conduct that violates any laws and regulations administered by (i) OFAC pertaining to economic and trade sanctions; (ii) the Bureau of Industry and Security of the Department of Commerce or the Directorate of Defense Trade Controls of the United States Department of State pertaining to export controls; (iii) the United States Department of Commerce or the IRS pertaining to anti-boycott; (iv) the Bureau of Customs and BORDER=0 Protection of the United States Department of Homeland Security pertaining to importations; or (v) the Census Bureau of the United States Department of Commerce pertaining to export and import reporting (such laws and regulations, collectively, the "International Trade Laws").

Reliance and Repetition

6.2     The Borrower acknowledges that the Finance Parties are relying upon the representations and warranties in this Article 6 in making the Facility available to the Borrower and that such representations and warranties shall be deemed to be restated in every respect effective on the date each Advance is made.

Survival and Inclusion

6.3     The representations and warranties in this Article 6 will survive until this Agreement has been terminated, except for the environmental representations and warranties in Section 6.1(aa), which shall survive until one year after the expiration of the applicable statutes of limitation.

Acknowledgements and Covenants of the Lenders

6.4     Each Lender severally acknowledges and agrees on its own behalf and, if applicable, on behalf of each of its designee(s) for the receipt of Bonus Warrants or Substituted Warrants, as follows:

(a)     the Securities have not been registered under the Securities Act, or the securities laws of any state of the United States, and, unless registered under the Securities Act and the applicable state securities laws, or unless exempt from such registration requirements, may not be offered or sold in the United States or to, or for the benefit or account of, any person in the United States or any U.S. Person;

(b)     the Bonus Warrants and any Substituted Warrants may not be exercised by or for the account or benefit of a U.S. Person or a person in the United States unless the underlying Bonus Warrant Shares or the underlying Substituted Warrant Shares, as the case may be, are registered under the Securities Act and the securities laws of all applicable states of the United States, or unless an exemption is available from the registration requirements of such laws;

(c)     the Securities will be "restricted securities", as such term is defined in Rule 144(a)(3) under the Securities Act, will be represented by certificates bearing restrictive legends in customary form, and may not be offered, sold, pledged, or otherwise transferred (directly or indirectly), unless registered under the Securities Act and applicable state securities laws, and the Lender (or such Lender's designee(s) for the receipt of Bonus Warrants or Substituted Warrants, if applicable) will not offer, sell, pledge or otherwise transfer (directly or indirectly) any of the Securities absent such registration, except:

(i)     to the Borrower,

(ii)     outside the United States in an "offshore transaction" meeting the requirements of Rule 904 of Regulation S, if available, and in compliance with applicable state or local laws and regulations,

(iii)     in compliance with the exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state or local laws and regulations, or

(iv)     in a transaction that does not require registration under the Securities Act or any applicable state laws and regulations governing the offer and sale of securities,

(v)     and, in the case of each of (ii), (iii) and (iv) it has prior to such sale furnished to the Borrower an opinion of counsel in form and substance reasonably satisfactory to the Borrower stating that such transaction is exempt from registration under applicable securities laws;

(d)     any Lender (and, if applicable, such Lender's designee(s) for the receipt of Bonus Warrants or Substituted Warrants) who is acquiring Securities in an "offshore transaction" pursuant to and as defined in Regulation S, additionally agrees and acknowledges that:

(i)     the Lender (and, if applicable, such Lender's designee(s) for the receipt of Bonus Warrants or Substituted Warrants) will not, during a six-month distribution compliance period commencing on the Initial Advance Closing Date or, with respect to any Substituted Warrants or Substituted Warrant Shares, the date of issuance of the Substituted Warrants, act as a distributor of any Securities, on the understanding that for purposes of Regulation S, a "distributor" is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement in the distribution of securities sold in reliance on Regulation S,

(ii)     the Lender (and, if applicable, such Lender's designee(s) for the receipt of Bonus Warrants or Substituted Warrants) will not engage in hedging transactions with regard to any Securities unless in compliance with the Securities Act; and

(iii)     the Borrower will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration;

(e)     no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(f)     there is no government or other insurance covering the Securities;

(g)     there are risks associated with the purchase of the Securities;

(h)     there are restrictions on the Lender's ability to resell the Securities and it is the responsibility of the Lender to find out what those restrictions are and to comply with them before selling any of the Securities; and

(i)     the Borrower has advised the Lender that the Borrower is relying on an exemption from the requirements to provide the Lender with a prospectus and to sell Securities through a person registered to sell securities under the securities legislation of British Columbia and the Lender's jurisdiction of residence and, as a consequence of acquiring the Securities pursuant to these exemptions, certain protections, rights and remedies provided by such securities legislation, including statutory rights of rescission or damages, will not be available to the Lender.

Representations and Warranties of the Lenders

6.5     Each Lender severally represents and warrants on its own behalf and, if applicable, on behalf of its designee(s) for the receipt of Bonus Warrants or Substituted Warrants, as follows:

(a)     unless the Lender (and, if applicable, each of its designee(s) for the receipt of Bonus Warrants or Substituted Warrants) is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D, and has completed, executed and delivered the Certification of U.S. Accredited Investor Status in the form attached hereto as Schedule H (in which case the Lender makes the representations, warranties and covenants therein):

(i)     it is not a U.S. Person;,

(ii)     it is not acquiring any Securities for the account or benefit of a U.S. Person or a person in the United States,

(iii)     it was not offered any Securities in the United States,

(iv)     it was not offered any Securities as the result of any "directed selling efforts", as that term is defined in Regulation S;

(v)     it was outside the United States at the time that it received, executed and delivered this Agreement;

(vi)     the current structure of all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the Securities Act; and

(vii)     it has no intention to distribute either directly or indirectly any of the Securities in the United States or to, or for the account or benefit of, a U.S. Person or a person in the United States, except in compliance with the Securities Act and any applicable state securities laws;

(b)     if the Lender (or, if applicable, any of its designee(s) for the receipt of Bonus Warrants or Substituted Warrants) is a resident of or otherwise subject to the securities laws of any provinces or territory of Canada, the Lender (and, if applicable, such Lender's designee(s) for the receipt of Bonus Warrants or Substituted Warrants) is an "accredited investor" as defined in NI 45-106, and has completed, executed and delivered the Certification of Canadian Accredited Investor Status in the form attached hereto as Schedule I (in which case the Lender makes the representations, warranties and covenants therein); and

(c)     if the Lender is located in Hong Kong, it is a "professional investor" as such term is defined in the Securities and Futures Ordinance (Cap.571 of the Laws of Hong Kong) and any applicable rules made thereunder.

Consent to Disclosure of Certain Information

6.6     Each Lender severally acknowledges and consents (on its own behalf and, if applicable, on behalf of its designee(s) for the receipt of Bonus Warrants or Substituted Warrants), to the release by the Borrower of information regarding the Lender's participation in the transactions contemplated hereby including its name, address, telephone number, e-mail address and the number of Securities acquired, if required to comply with Applicable Securities Law, and waives to the extent lawful, its rights under any privacy legislation. Without limiting the generality of the foregoing, any Lender who is resident in or otherwise subject to the securities laws of the Province of Ontario acknowledges that it has been notified by the Borrower:

(a)     of the delivery of personal information to the Ontario Securities Commission;

(b)     that personal information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in securities legislation;

(c)     that personal information is being collected for the purposes of the administration and enforcement of the securities legislation in Ontario;

(d)     that the Lender can contact the Administrative Assistant to the Director of Corporate Finance at the Ontario Securities Commission at Suite 1903, P.O. Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, or by telephone at (416) 593-8086 for information regarding the collection and use of personal information by the Ontario Securities Commission; and

(e)     the Lender, and any beneficial purchaser for whom it is contracting hereunder, hereby authorizes the indirect collection of personal information by the Ontario Securities Commission.

ARTICLE 7
COVENANTS OF THE CREDIT PARTIES

Positive Covenants

7.1     While any Facility Indebtedness is outstanding or the Facility remains available to the Borrower, the Borrower will:

(a)     duly and punctually pay or cause to be paid to the Finance Parties each Amount Payable, on the dates, at the places, in the currency and in the manner mentioned herein, including, without limitation, the payment of each Payment Amount, and, upon the occurrence of any Event of Default, the outstanding balance of the Facility (the Borrower acknowledges that it is personally obligated and fully liable for the amounts due hereunder and under the promissory notes issued hereunder and that the Finance Parties have the right to sue on this Agreement or such promissory notes and obtain personal judgement against the Borrower for the satisfaction of the amounts due hereunder or thereunder, either before or after a judicial foreclosure of the mortgage or deed of trust or other security granted in favour of the Agent securing the obligations of the Borrower to the Finance Parties hereunder or thereunder);

(b)     provide to the Agent (with sufficient copies for all of the Lenders) monthly financial reports and other summaries as requested by the Agent from time to time, which reports will include the balance sheet, income statement, statement of aged trade payables, and costs incurred and estimates to complete the Project, together with any other reports that the Agent (in accordance with the instructions of the Majority Lenders, acting reasonably) may require from time to time, all in form and substance satisfactory to the Agent, in its reasonable discretion;

(c)     timely file all documents that must be publicly filed or sent to its shareholders pursuant to Applicable Securities Legislation within the time prescribed by such Applicable Securities Legislation and will make such documents available on the System for Electronic Document Analysis and Retrieval or the SEC's Electronic Data Gathering, Analysis and Retrieval database, as applicable, within such prescribed time period, and in the event that the Borrower is not at any time subject to Applicable Securities Legislation, the Borrower will continue to provide to the Agent (with sufficient copies for all of the Lenders): (i) within 90 days after the end of each fiscal year, copies of its annual report and audited annual financial statements, (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, interim financial statements which shall, at a minimum, contain such information required to be provided in quarterly reports by a "reporting issuer" (as such term is defined in such Applicable Securities Legislation) under the Applicable Securities Legislation, together with all such operational and other reports as the Agent (in accordance with the instructions of the Majority Lenders, acting reasonably) may require from time to time. Each of the reports referred to in the foregoing sentence will be prepared in accordance with disclosure requirements of Applicable Securities Legislation and U.S. generally accepted accounting principles, as applicable;

(d)     take all reasonable steps and actions as may be required: (i) to maintain the listing and posting for trading of the Common Shares on the Exchange, provided that the Borrower may move its listing to any other stock exchange or market as is acceptable to the Agent (in accordance with the instructions of the Majority Lenders, acting reasonably); and (ii) to maintain its status as a "reporting issuer", or the equivalent thereof in compliance with the requirements of the Applicable Securities Legislation;

(e)     comply with all Applicable Securities Legislation in connection with the issuance of the Securities, including, but not limited to, obtaining the approvals of the Exchange, as required, in respect of the listing thereof; and forthwith after the issuance of the Securities, the Borrower will file such forms and documents as may be required under Applicable Securities Legislation;

(f)     continue to comply with all continuous disclosure obligations under Applicable Securities Legislation;

(g)     notify the Agent in writing within two (2) Business Days of the occurrence of any change in the directors or officers of any of the Credit Parties;

(h)     promptly notify the Agent in writing upon becoming aware of: (i) any Default or Event of Default, (ii) any material suit, proceeding or governmental investigation pending or, to the Borrower's knowledge, threatened or any notification of any challenge to the validity of any Authorization, relating to the Borrower, any Guarantor, the Project or any part thereof or any of the Secured Assets or any of the Credit Parties' other material assets, (iii) any force majeure event under any document relating to the Project or any part thereof or any of the Secured Assets or any of the Credit Parties' other material assets, (iv) any suit, proceeding, demand, claim or governmental investigation or communication pending or, to the Borrower's knowledge, threatened, relating to the Project or any part thereof, and (v) any notice of default received in respect of any Material Project Document; and

(i)     provide the Agent with evidence, promptly upon request, that any particular payments due, or coming due within 10 days, under the terms of the Material Project Documents have been paid.

7.2     While any Facility Indebtedness is outstanding or the Facility remains available to the Borrower, each Credit Party covenants with the Finance Parties that it will, and ensure that each of its Project Subsidiaries from time to time will:

(a)     at all times maintain its corporate existence, obtain and maintain all material Authorizations required or necessary in connection with its business, the Project and each part thereof and the Secured Assets, and carry on and conduct its business in a reasonably proper and efficient manner;

(b)     keep or cause to be kept proper books of account and make or cause to be made therein true and complete entries of all of its dealings and transactions in relation to its business in accordance with U.S. generally accepted accounting principles, and at all reasonable times will furnish or cause to be furnished to the Finance Parties or their duly authorized agent or attorney such information relating to its operations as the Agent (in accordance with the instructions of the Majority Lenders, acting reasonably) may request and such books of account shall be open for inspection by the Finance Parties or such agent or attorney upon reasonable request;

(c)     use the proceeds of the Facility only for the purposes set out in Section 2.5;

(d)     ensure that each of the Security Documents to which it is a party will at all times constitute valid and perfected first ranking security on all the Secured Assets, subject only to Permitted Encumbrances, and at all times take all actions necessary or reasonably requested to create, perfect and maintain the Security Interests granted pursuant to the Security Documents as perfected first ranking security over the Secured Assets, subject only to Permitted Encumbrances;

(e)     duly and punctually perform and carry out all of the covenants and acts or things to be done by it as provided in this Agreement and each of the other Facility Documents;

(f)     obtain, maintain and, as required, timely renew all required governmental Authorizations and third party approvals and consents for development and operation of the Project and each part thereof (as may be required for the then current state of development or operation of the Project or any part thereof), including but not limited to all Authorizations required under applicable Environmental Laws;

(g)     comply in all material respects with all Applicable Law, including Environmental Laws and Applicable Securities Legislation;

(h)     ensure that, at all times, the Guarantors (as opposed to the Borrower) hold all present and after-acquired personal property now or hereafter located at, on or about the Project or any part thereof or now or hereafter used or acquired for use primarily in connection with, primarily related to, or produced from the Project or any part thereof or any business or operations thereat, and all proceeds thereof, except for (x) certain equipment currently owned or leased by the Borrower which is specifically described in a schedule to one of the Security Documents executed by the Borrower, and (y) certain other equipment now or hereafter held by the Borrower which has a fair market value not exceeding US$250,000;

(i)     (A) maintain policies of insurance with responsible carriers and in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which it operates, and add and maintain the Agent as loss payee and a named insured under all such policies, as applicable; (B) deliver to the Agent evidence of such insurance coverage; and (C) on an annual basis and/or at any other time, promptly at the reasonable request of the Agent, deliver to the Agent all certificates and reports prepared in connection with such insurance;

(j)     maintain or cause to be maintained the Secured Assets in good condition in accordance with prudent industry standards;

(k)     pay and discharge or cause to be paid and discharged, promptly when due, all Taxes imposed upon it or in respect of any of its assets or upon the income or profits therefrom as well as all claims of any kind (including claims for labour, materials, supplies and rent) which, if unpaid, might become a lien thereupon; provided however, that it shall not be required to pay or cause to be paid any such Tax or claim if the amount, applicability or validity thereof shall concurrently be contested in good faith by appropriate proceedings diligently conducted;

(l)     promptly pay or make provisions satisfactory to the Agent (in accordance with the instructions of the Finance Parties) for the payment of any additional amounts, including Taxes and charges which may be imposed on the Borrower or any Guarantor by the laws of Canada or the United States or any state, province, territory or other jurisdiction thereof (except income tax or security transfer tax, if any), which shall be payable with respect to the Facility;

(m)     cause all necessary and proper steps to be taken diligently to protect and defend the Secured Assets and the proceeds thereof against any material adverse claim or demand, including without limitation, the employment or use of counsel for the prosecution or defence of litigation and the contest, settlement, release or discharge of any such claim or demand;

(n)     as may be required by the Agent (in accordance with the instructions of the Majority Lenders, acting reasonably) from time to time, execute and deliver such further and other documents and do all matters and things which are necessary to carry out the intention and provisions of this Agreement;

(o)     promptly provide to the Agent:

(i)     in the event a Credit Party or ERISA Affiliate gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

(ii)     in the event a Credit Party or ERISA Affiliate receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice;

(iii)     in the event a Credit Party or ERISA Affiliate receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice;

(iv)     in the event a Credit Party or ERISA Affiliate applies for a waiver of the minimum funding standard under the Pension Funding Rules, a copy of such application;

(v)     in the event a Credit Party or ERISA Affiliate gives notice of intent to terminate any Plan under Section 4041(c) of ERISA or withdraw from any Plan pursuant to Section 4063 of ERISA, a copy of such notice and other information filed with the PBGC;

(vi)     upon the occurrence of any ERISA Event or in the event a Credit Party or ERISA Affiliate fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Security Interest or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Credit Party setting forth details as to such occurrence and action, if any, which the Credit Party or ERISA Affiliate is required or proposes to take; and

(vii)     in the event a Credit Party or ERISA Affiliate determines that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, a certification of funding status from the enrolled actuary for the Pension Plan;

(p)     [deleted];

(q)     [deleted];

(r)     without limiting the generality of Section 7.2(d) or the provisions of any Security Document to which any Credit Party is, from time to time, party, deliver such further security documents as the Agent (in accordance with the instructions of the Majority Lenders) may from time to time reasonably request with respect to any of the Secured Assets; and

(s)     the Borrower and its Subsidiaries will at all times comply with all International Trade Laws in all respects.

Negative Covenants

7.3     Each Credit Party hereby covenants and agrees with the Finance Parties that, except with the prior written consent of the Agent (in accordance with the instructions of the

Majority Lenders), it will not, and it will ensure that after the date hereof none of its Project Subsidiaries from time to time will:

(a)     directly or indirectly issue, incur, assume or otherwise become liable for or in respect of any Indebtedness other than Permitted Indebtedness;

(b)     directly or indirectly create, incur, assume, permit or suffer to exist any Security Interest or other encumbrances whatsoever against any of its properties or assets other than Permitted Encumbrances;

(c)     convey, sell, lease, assign, transfer or otherwise dispose of any Secured Assets outside of the ordinary course of business without the prior written consent of the Agent (in accordance with the instructions of the Majority Lenders, none of whom shall unreasonably withhold its consent), except that it may dispose of any obsolete or surplus equipment, vehicles and other assets provided that the fair market value of such equipment, vehicles and/or other assets, when aggregated with the fair market value of all other Secured Assets conveyed sold, leased, assigned, transferred or otherwise disposed of outside of the ordinary course of business since the date of this Agreement, does not exceed an aggregate of US$750,000 for the Credit Parties taken as a whole;

(d)     allow any Secured Assets to be located outside of Texas and (in the case of the Borrower) British Columbia;

(e)     amend, modify or vary any Material Project Document (except for amendments entered into in respect of Authorizations, copies of which are promptly provided to the Agent, and except for immaterial amendments entered into in the ordinary course of business in respect of other Material Project Documents, copies of which are promptly provided to the Agent), or terminate or surrender any agreement, contract, right of way, lease or easement which is a Material Project Document, without the prior written consent of the Agent (in accordance with the instructions of the Majority Lenders, none of whom shall unreasonably withhold its consent);

(f)     [deleted];

(g)     enter into any scheme for the reconstruction or reorganization of it or for the consolidation, amalgamation, merger or similar transaction of it with or into any other Person without the prior written consent of the Agent (in accordance with the instructions of the Majority Lenders, none of whom shall unreasonably withhold its consent);

(h)     make any prepayment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value (except for any scheduled final maturity payment, scheduled repayment or scheduled sinking fund payment, in each case when due) any Indebtedness other than (unless otherwise restricted by this Agreement or any subordination, postponement or intercreditor agreement) Permitted Indebtedness;

(i)     purchase, redeem, retire or otherwise acquire for cash any securities (equity or other), or purchase or otherwise acquire all or substantially all of the assets of any other Person (other than a Credit Party) or of a division or unit of any such Person without the prior written consent of the Agent (in accordance with the instructions of the Majority Lenders, none of whom shall unreasonably withhold its consent);

(j)     make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (an "Affiliate Transaction"), other than;

(i)     an Affiliate Transaction on terms that are no less favourable than those that would have been obtained in a comparable arm's-length transaction with a Person who is not a "related person", as such term is defined in the Bankruptcy and Insolvency Act (Canada);

(ii)     any payments by a Subsidiary to the Borrower; and

(iii)     any Affiliate Transaction between any Credit Parties;

(k)     make any material amendment to any of its Constating Documents;

(l)     change its name or fiscal year;

(m)     transfer or permit the transfer of any shares of other equity interests of any Project Subsidiaries;

(n)     declare or provide for any dividends, distributions or other payments based on share capital;

(o)     pay out any shareholders (or members or partners) loans or other Indebtedness to non-arm's-length parties other than the Borrower;

(p)     make any material payments to shareholders (or members or partners), affiliates or executives, other than commercially reasonable salaries and employment bonuses that are consistent with past company and industry practices, without the prior written consent of the Agent (in accordance with the instructions of the Majority Lenders, none of whom shall unreasonably withhold its consent);

(q)     guarantee the obligations of any other Person, directly or indirectly, other than obligations of the Credit Parties permitted by this Agreement;

(r)     enter into or become party or subject to any dissolution, winding-up, reorganization or similar transaction or proceeding;

(s)     engage in the conduct of any business other than the business of the Credit Parties as existing on the date of this Agreement or in businesses reasonably related thereto on a basis consistent with the conduct of such business as conducted on the date of this Agreement; or

(t)     incur any obligation to contribute to any Multiemployer Plan.

Reimbursement of Expenses

7.4     The Borrower will pay for the Agent's reasonable legal fees (on a solicitor and own client basis) and all other reasonable costs, charges and expenses (including all due diligence expenses) of and incidental to the preparation, execution and completion of this Agreement and all other Facility Documents, all as may be required by the Agent in its sole and absolute discretion, to complete this transaction (and regardless of whether the Initial Advance is made), and will also pay for the reasonable expenses of the Agent (previously paid) and CEF (Capital Markets) Limited in connection with their recent due diligence visits. The Borrower further covenants and agrees to pay all of the Finance Parties' reasonable legal fees (on a solicitor and own client basis) and all other reasonable costs, charges and expenses of and incidental to the recovery of all amounts owing hereunder and under the other Facility Documents, including but not limited to the enforcement of the Security Documents granted hereunder or which otherwise secures repayment of the Facility. All amounts will be payable upon presentment of an invoice. If not paid within 30 days of presentment of an invoice, such amounts will be added to and form part of the principal amount of the Facility and shall accrue interest from the date of presentment of the invoice as if it had been advanced by the Lenders (in their respective Pro Rata Shares) to the Borrower hereunder on such date. The Borrower has deposited with the Agent a retainer of C$100,000. If at any time the Agent's fees and expenses referred to herein exceed the amount of such retainer, the Borrower will pay to the Agent all additional retainer monies as may be requested by the Agent. All such retainer monies will be refundable if and to the extent not required to pay the amounts payable pursuant to the first sentence of this section.

Agent May Perform Covenants

7.5     If the Borrower or any other Credit Party shall fail to perform any of its respective covenants contained in this Agreement or any of the other Facility Documents, the Agent, upon becoming aware of such failure, may (in accordance with the instructions of the Majority Lenders, in their discretion), but need not, itself perform any of such covenants capable of being performed by it, but is under no obligation to do so. All reasonable sums so required to be paid by the Agent in connection with the Agent's performance of any covenant will be added to and form part of the principal amount of the Facility and shall accrue interest from the date so paid by the Agent as if the same had been advanced by the Lenders (in their respective Pro Rata Shares) to the Borrower hereunder on such date. No such performance by the Agent of any such covenant or payment or expenditure by the Borrower of any sums advanced or borrowed by the Agent pursuant to the foregoing provisions shall be deemed to relieve the Borrower from any default hereunder or its continuing obligations hereunder.

ARTICLE 8
DEFAULT AND ENFORCEMENT

Events of Default

8.1     The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

(a)     if the Borrower defaults in payment of any Amount Payable and such default continues for a period of 3 days;

(b)    if the Borrower or any Guarantor defaults in observing or performing any other covenant or condition of this Agreement or any other Facility Document on its part to be observed or performed and, with respect to such covenants or conditions which are capable of rectification, if such default continues for a period of 30 days after notice in writing has been given to the Borrower by the Agent specifying such default and requiring the Borrower to rectify the same;

(c)     if any one or more of the Facility Documents ceases to be in full force and effect or if any Security Document ceases to constitute a valid and perfected first priority Security Interest (subject only to Permitted Encumbrances) upon all the Secured Assets it purports to charge or encumber, in favour of the Agent;

(d)     any change in laws, policies, Taxes, rights of or obligations to any national or local governments in any Relevant Jurisdictions having the force of law that (in the reasonable opinion of the Majority Lenders, in their sole discretion) results in or could reasonably be expected to result in a Material Adverse Effect;

(e)     any act of expropriation, nationalization or other similar event or circumstance affecting the properties and assets of the Credit Parties that (in the reasonable opinion of the Majority Lenders, in their sole discretion) results in or could reasonably be expected to result in a Material Adverse Effect;

(f)     the institution by the Borrower or any Guarantor of proceedings to be adjudicated a bankrupt or insolvent or any similar proceedings or the consent by it to the institution of bankruptcy or insolvency proceedings or any similar proceedings against it or the filing by it of a petition or answer or consent seeking liquidation, reorganization or relief under any applicable federal, provincial or state law relating to bankruptcy, insolvency, reorganization or relief of debtors, or the consent by it to the filing of any such petition or to the appointment under any such law of a receiver, receiver-manager, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Guarantor or of all or substantially all of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or anything analogous in a Relevant Jurisdiction;

(g)     the entry of a decree or order by a court having jurisdiction adjudging the Borrower or any Guarantor a bankrupt or insolvent or approving as properly filed an application or a petition seeking liquidation, reorganization, arrangement or adjustment of or in respect of the Borrower or any Guarantor under any Applicable Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or appointing under any such law a receiver, receiver-manager, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Guarantor or of all or substantially all of its property, or ordering pursuant to any such law the winding-up or liquidation of its affairs, and the continuance of any such decree or order unvacated and unstayed and in effect for a period of 30 consecutive days or anything analogous in a Relevant Jurisdiction;

(h)     any proceedings are commenced for the bankruptcy, insolvency, reorganization, winding-up, liquidation or dissolution or any similar proceedings of the Borrower or any Guarantor or any decree, order or approval for such bankruptcy, insolvency, reorganization, winding-up, liquidation or dissolution is issued or entered, unless the Borrower or such Guarantor in good faith actively and diligently contests such proceedings, decree, order or approval, resulting in a dismissal or stay thereof within 30 days of commencement or anything analogous in a Relevant Jurisdiction;

(i)     a resolution is passed for the winding-up, dissolution or liquidation of the Borrower or any Guarantor;

(j)     this Agreement or any other Facility Document shall for any reason, or is claimed by the Borrower or any Guarantor to, cease in whole or in any part to be a legal, valid, binding and enforceable obligation of the Borrower or such Guarantor;

(k)     the Borrower or any Guarantor fails to pay the principal of, premium, if any, interest on, or any other amount owing in respect of any of its Indebtedness or other obligation which is outstanding in an aggregate principal amount exceeding US$150,000 when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or other obligation; or any other event occurs or condition exists and continues after the applicable grace period, if any, specified in any agreement or instrument relating to any such Indebtedness or other obligation, if its effect is to accelerate or permit the acceleration of, such Indebtedness or other obligation; or any such Indebtedness or other obligation shall be, or may be, declared to be due and payable prior to its stated maturity;

(l)     any representation or warranty given by the Borrower or any Guarantor in this Agreement or any other Facility Document shall prove to be incorrect or misleading in any material respect as at the date on which it was made and, if the circumstances giving rise to the incorrect or misleading misrepresentation or warranty are capable of modification or rectification (such that, thereafter the representation or warranty would be correct and not misleading), the representation or warranty remains incorrect or misleading at the end of a period of 30 days from the date the Borrower or such Guarantor becomes aware of such incorrect or misleading misrepresentation;

(m)     the occurrence or existence of any event or circumstance which has or could reasonably be expected to have a Material Adverse Effect (in the reasonable opinion of the Majority Lenders, in their sole discretion);

(n)     Amir Adnani ceases to be the President and Chief Executive Officer of the Borrower;

(o)     the occurrence of a Change of Control unless, prior to or within 20 Business Days of such event, the Borrower has obtained the Majority Lenders' prior written consent to the same (which, without limitation, may require providing such additional comfort as the Majority Lenders in their discretion may require);

(p)     any destruction or abandonment of the Project or any part thereof which destruction or abandonment causes any material reduction in the valuation thereof or material delay of its development or the achievement of commercial production;

(q)     one or more final judgments or decrees for the payment of money in excess of US$500,000 individually or US$1,000,000 on a cumulative basis, are rendered against the Credit Parties or any of them by a court of competent jurisdiction, and the same is not paid in full within 15 days;

(r)     any Credit Party or ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of US$100,000 which it shall have become liable to pay under Title IV of ERISA; notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of US$100,000 shall be filed under Title IV of ERISA by any Credit Party or ERISA Affiliate, any plan administrator or any combination of the foregoing; the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Plan or Plans having aggregate Unfunded Liabilities in excess of 100,000; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan or Plans having aggregate Unfunded Liabilities in excess of US$100,000 must be terminated; any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; there occurs a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans, which could cause one or more Credit Party or ERISA Affiliate to incur a current payment; any ERISA Event occurs with respect to any Pension Plan or any Multiemployer Plan and the then current value of the accumulated benefit obligation of such Pension Plan or Multiemployer Plan exceeds the then current value of the assets of such Pension Plan or Multiemployer Plan available for the payment of such benefit liabilities by more than US$100,000 (or in the case of an ERISA Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); or

(s)     (i) any Authorization required under Environmental Laws which is a Material Project Document has been terminated or surrendered by any Credit Party, or (ii) any Authorization required under Environmental Laws which is a Material Project Document is either (1) terminated, voided, vacated, rejected or otherwise invalidated by any Governmental Authority or (2) to the extent that such action would have a Material Adverse Effect, is modified, limited, or partially terminated, voided, vacated, rejected or otherwise invalidated by any Governmental Authority, and any such terminating, voiding, vacating, rejecting, invalidating, modifying, or limiting in the case of either (1) or (2) is either (i) not subject to any further appeal on terms that would allow the Credit Parties to continue to operate the Project or relevant part thereof pending appeal, according to the terms of the Authorization as issued or (ii) the Credit Parties fail to preserve and pursue any such appeal.

Acceleration on Default

8.2     If any Event of Default shall occur and be continuing, the Agent (in accordance with the instructions of the Majority Lenders) may (i) by notice to the Borrower, (A) declare the Lender's commitments to advance any unadvanced portion of the Facility to be terminated, whereupon the same shall forthwith terminate, and (B) declare the entire unpaid principal amount of the Facility, all interest accrued and unpaid thereon and all other fees, charges and costs hereunder to be forthwith due and payable, whereupon the Facility, all such accrued interest and all other fees, charges and costs hereunder shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding-up and Restructuring Act (Canada), or any substantially similar legislation under the laws of the United States providing for any form of creditor protection, the result which would otherwise occur only upon giving of notice by the Agent to the Borrower under this Section 8.2, shall occur automatically without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, (X) exercise any or all of the Agent's rights and remedies under the Security Documents, and (Y) proceed to enforce all other rights and remedies available to the Agent under this Agreement, the other Facility Documents and Applicable Law.

Waiver of Default

8.3     If an Event of Default shall have occurred, the Agent (in accordance with the instructions of the Majority Lenders), so long as it has not become bound to institute any proceedings hereunder, shall have the power to waive any Event of Default hereunder if, in the Majority Lenders' sole and absolute opinion, the same shall have been cured or adequate provision made therefor, upon such terms and conditions as the Majority Lenders may consider advisable, provided that no delay or omission of the Agent to exercise any right or power (or of the Lenders to provide instructions with respect to the same) accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein and provided further that no act or omission of the Agent (or of the Lenders) shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default hereunder or the rights resulting therefrom.

Enforcement by the Agent

8.4     If an Event of Default shall have occurred, but subject to Section 8.3 hereof:

(a)     the Agent may (in accordance with the instructions of the Majority Lenders) proceed to enforce, and to instruct any other Person to enforce, the rights of the Finance Parties by any action, suit, remedy or proceeding authorized or permitted by this Agreement or any of the other Facility Documents or by law or equity; and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Finance Parties proven in any bankruptcy, insolvency, winding-up or other judicial proceedings relating to the Borrower and the other Credit Parties; and

(b)     no such remedy for the enforcement of the rights of the Finance Parties shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

Set-Off

8.5     In addition to any rights now or hereafter granted under Applicable Law, and not by way of limitation of any such rights, the Agent and each Lender is authorized, at any time that an Event of Default has occurred and is continuing without notice to the Credit Parties or to any other Person, any such notice being expressly waived by the Credit Parties, to set-off, appropriate and apply any and all deposits, matured or unmatured, general or special, and any other indebtedness at any time held by or owing by the Agent or such Lender, as the case may be, to or for the credit of or the account of any of the Credit Parties against and on account of the obligations and liabilities of the Borrower which are due and payable to the Agent or such Lender, as the case may be, under the Facility Documents.

Agent Appointed Attorney

8.6     To the extent permitted by Applicable Law, each Credit Party irrevocably appoints the Agent to be the attorney of such Credit Party in the name and on behalf of such Credit Party to execute any instruments and do any things which such Credit Party ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Agreement and generally to use the name of such Credit Party in the exercise of all or any of the powers hereby conferred on the Agent with full powers of substitution and revocation. Such power of attorney, being coupled with an interest, is irrevocable.

Remedies Cumulative

8.7     No remedy herein conferred upon or reserved to the Agent is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under any other Facility Document or now or hereafter existing by law or by statute.

ARTICLE 9
AGENT

Appointment and Authorization of Agent

9.1     Each Lender hereby appoints and authorizes, and hereby agrees that it will require any assignee of any of its interests in the Facility Documents (other than the holder of a participation in its interests herein or therein) to appoint and authorize, the Agent to take such actions as agent on its behalf and to exercise such powers under the Facility Documents as are delegated to the Agent by such Lender by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any of the Lenders for any action taken or omitted to be taken by it or them hereunder or thereunder or in connection herewith or therewith, except for its own gross negligence or wilful misconduct and each Lender hereby acknowledges that the Agent is entering into the provisions of this Section 9.1 on its own behalf and as agent and trustee for its directors, officers, employees and agents.

Interest Holders

9.2     The Agent may treat each Lender set forth in Schedule A hereto or the Person designated in the last notice delivered to it under Section 12.5 as the holder of all of the interests of such Lender under the Facility Documents.

Consultation with Counsel

9.3     The Agent may consult with legal counsel selected by it as counsel for the Agent and the other Finance Parties and shall not be liable for any action taken or not taken or suffered by it in good faith and in accordance with the advice and opinion of such counsel.

Documents

9.4     The Agent shall not be under any duty to the Lenders to examine, enquire into or pass upon the validity, effectiveness or genuineness of the Facility Documents or any instrument, document or communication furnished pursuant to or in connection with the Facility Documents and the Agent shall, as regards the Lenders, be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

Agent as Lender

9.5     With respect to those portions of the Facility made available by it as a Lender, the Agent shall have the same rights and powers under the Facility Documents as any other Lender and may exercise the same as though it were not the Agent. The Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with each Credit Party and its Affiliates and Persons doing business with such Credit Party and/or any of its Affiliates as if it were not the Agent and without any obligation to account to the Lenders therefor.

Responsibility of Agent

9.6     The duties and obligations of the Agent to the Lenders under the Facility Documents are only those expressly set forth herein. The Agent shall not have any duty to the Lenders to investigate whether a Default or an Event of Default has occurred. The Agent shall, as regards the Lenders, be entitled to assume that no Default or Event of Default has occurred and is continuing unless the Agent has actual knowledge or has been notified by a Credit Party of such fact or has been notified by a Lender that such Lender considers that a Default or Event of Default has occurred and is continuing, such notification to specify in detail the nature thereof.

Action by Agent

9.7     The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it on behalf of the Lenders by and under this Agreement; provided, however, that the Agent shall not exercise any rights under Section 8.2 or under any guarantee or other Security Documents or expressed to be on behalf of or with the consent or approval of or in accordance with the instructions of the Majority Lenders without the request, consent or instructions of the Majority Lenders. Furthermore, any rights of the Agent expressed to be on behalf of or with the consent or approval of or in accordance with the instructions of the Majority Lenders shall be exercised by the Agent upon the request or instructions of the Majority Lenders. The Agent shall incur no liability to the Lenders under or in respect of any of the Facility Documents with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or wilful misconduct. The Agent shall in all cases be fully protected in acting or refraining from acting under any of the Facility Documents in accordance with the instructions of the Majority Lenders and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders. In respect of any notice by or action taken by the Agent hereunder, no Credit Party shall at any time be obliged to enquire as to the right or authority of the Agent to so notify or act.

Notice of Events of Default

9.8     In the event that the Agent shall acquire actual knowledge or shall have been notified of any Default or Event of Default, the Agent shall promptly notify the Lenders and shall take such action and assert such rights under Section 8.2 of this Agreement and under the other Facility Documents as the Majority Lenders shall request in writing and the Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail for five Business Days after receipt of the notice of any Default or Event of Default to request the Agent to take such action or to assert such rights under any of the Facility Documents in respect of such Default or Event of Default, the Agent may, but shall not be required to, and subject to subsequent specific instructions from the Majority Lenders, take such action or assert such rights (other than rights under Section 8.2 of this Agreement or under the other Facility Documents and other than giving an express waiver of any Default or any Event of Default) as it deems in its discretion to be advisable for the protection of the Lenders except that, if the Majority Lenders have instructed the Agent not to take such action or assert such rights, in no event shall the Agent act contrary to such instructions unless required by law to do so.

Responsibility Disclaimed

9.9     The Agent shall be under no liability or responsibility whatsoever as agent hereunder:

(a)     to any Credit Party or any other Person as a consequence of any failure or delay in the performance by, or any breach by, any Lender or Lenders of any of its or their obligations under any of the Facility Documents;

(b)     to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, any Credit Party of any of its obligations under any of the Facility Documents; or

(c)     to any Lender or Lenders for any statements, representations or warranties in any of the Facility Documents or in any other documents contemplated hereby or thereby or in any other information provided pursuant to any of the Facility Documents or any other documents contemplated hereby or thereby or for the validity, effectiveness, enforceability or sufficiency of any of the Facility Documents or any other document contemplated hereby or thereby.

Indemnification

9.10     The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Credit Parties), pro rata based on their respective Exposures, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any of the Facility Documents or any other document contemplated hereby or thereby or any action taken or omitted by the Agent under any of the Facility Documents or any document contemplated hereby or thereby, except that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent.

Credit Decision

9.11     Each Lender represents and warrants to the Agent that:

(a)     in making its decision to enter into this Agreement and to make its Pro Rata Share of the Facility available to the Borrower, it is independently taking whatever steps it considers necessary to evaluate the financial condition and affairs of the Credit Parties and that it has made an independent credit judgment without reliance upon any information furnished by the Agent; and

(b)     so long as any portion of the Facility is being utilized by the Borrower, it will continue to make its own independent evaluation of the financial condition and affairs of the Credit Parties.

Successor Agent

9.12     Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving 30 days written notice thereof to the Borrower and the Lenders. Upon any such resignation, the Majority Lenders, with the prior written consent of the Borrower (which consent shall not be required (a) if the successor Agent is an Affiliate or Subsidiary of the Agent on the date hereof or (b) for so long as a Default or Event of Default has occurred and is continuing), shall have the right to appoint a successor Agent who shall be one of the Lenders unless none of the Lenders wishes to accept such appointment. If no successor Agent shall have been so appointed and shall have accepted such appointment by the time of such resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent (in its capacity as Agent but not in its capacity as a Lender) and the retiring Agent shall be discharged from its duties and obligations hereunder (in its capacity as Agent but not in its capacity as a Lender). After any retiring Agent's resignation hereunder as the Agent, provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

Delegation by Agent

9.13     The Agent shall have the right to delegate any of its duties or obligations hereunder as Agent to any Affiliate of the Agent so long as the Agent shall not thereby be relieved of such duties or obligations

Waivers and Amendments

9.14

(a)     Subject to Sections 9.14 (b) and (c), any term, covenant or condition of any of the Facility Documents may only be amended with the prior consent of the Credit Parties party thereto and the Majority Lenders or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Agent with the consent of the Majority Lenders and in any such event the failure to observe, perform or discharge any such covenant, condition or obligation, so amended or waived (whether such amendment is executed or such consent or waiver is given before or after such failure), shall not be construed as a breach of such covenant, condition or obligation or as a Default or Event of Default.

(b)     With the prior written consent of all the Lenders (and not otherwise), any amendment of or waiver with respect to any provision of any Facility Document, as applicable, may act to:

(i)     increase the amount of the Facility;

(ii)     extend the Stated Maturity Date;

(iii)     extend the time for the payment of interest on Advances or of standby fees, forgive any portion of principal thereof, reduce the stated rate of interest thereon or applicable standby fees or amend the requirement of pro rata application of all amounts received by the Agent in respect of the Facility;

(iv)     waive any conditions precedent;

(v)     reduce the stated amount or postpone the date for payment of fees or other amounts to be paid in respect of the Facility,

(vi)     amend the definition of Majority Lenders;

(vii)     permit any subordination of any of the Facility Indebtedness;

(viii)     release or discharge any guarantee or, except as otherwise permitted pursuant to Section 9.20, other Security Documents, in whole or in part; or

(ix)     alter the terms of this Section 9.14.

(c)     No amendment to or waiver of any provision hereof to the extent it affects the rights or obligations of the Agent shall be effective without the prior written consent of the Agent.

(d)     No amendment of this Agreement which would change the Individual Commitment of a Lender shall be effective without the prior written consent of such Lender.

Delegation by Agent Conclusive and Binding

9.15     Any determination to be made by the Agent on behalf of or with the approval of the Majority Lenders in accordance with this Agreement shall be made by the Agent in good faith and, if so made, shall be binding on all parties, absent manifest error. The Credit Parties are entitled to assume that any action taken by the Agent under or in connection with any Facility Document has been appropriately authorized by the Lenders or the relevant group of majority lenders, as the case may be, pursuant to the terms hereof.

Adjustments among Lenders after Acceleration

9.16

(a)     The Lenders agree that, at any time after all indebtedness of the Borrower to the Lenders pursuant hereto has become immediately due and payable pursuant to Section 8.2 or after the cancellation or termination of the Facility, they will at any time or from time to time upon the request of any Lender through the Agent purchase portions of the availments made available by the other Lenders which remain outstanding, and make any other adjustments which may be necessary or appropriate, in order that the amounts of the availments made available by the respective Lenders which remain outstanding, as adjusted pursuant to this Section 9.16, will be in the same proportions as their respective Pro Rata Shares thereof with respect to the Facility immediately prior to such acceleration, cancellation or termination.

(b)     The Lenders agree that, at any time after all Indebtedness of the Borrower to the Lenders pursuant hereto has become immediately due and payable pursuant to Section 8.2 or after the cancellation or termination of the Facility, the amount of any payment made by the Credit Parties under this Agreement, and the amount of any proceeds of the exercise of any rights or remedies of the Lenders under the Facility Documents, which are to be applied against amounts owing hereunder as principal, will be so applied in a manner such that to the extent possible, the availments made available by the Lenders which remain outstanding, after giving effect to such application, will be in the same proportions as their respective Pro Rata Shares thereof with respect to the Facility immediately prior to the cancellation or termination thereof immediately prior to such acceleration, cancellation or termination.

(c)     For greater certainty, the Lenders acknowledge and agree that without limiting the generality of the provisions of paragraphs (a) and (b) above, such provisions will have application if and whenever any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, compensation, or otherwise), other than on account of any monies owing or payable by the Borrower to it under the Facility Documents in excess of its pro rata share of payments on account of monies owing by the Borrower to all the Lenders thereunder.

(d)     The Credit Parties agree to be bound by and to do all things necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders pursuant to this Section 9.16.

Redistribution of Payment

9.17     If a Lender shall receive payment of a portion of the aggregate amount of principal, interest and standby fees due to it hereunder including by way of set-off pursuant to Section 8.5 which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest and standby fees due in respect of the Facility (having regard to the respective Individual Commitments of the Lenders), the Lender receiving such proportionately greater payment shall purchase a participation (which shall be deemed to have been done simultaneously with receipt of such payment) in that portion of the aggregate outstanding credit of the other Lender or Lenders so that the respective receipts shall be pro rata to their respective Exposures; provided, however, that if all or part of such proportionately greater payment received by such purchasing Lender shall be recovered from the Borrower, such purchase shall be rescinded and the purchase price paid for such participation shall be returned by such selling Lender or Lenders to the extent of such recovery, but without interest.

Distribution of Notices

9.18     Except as otherwise expressly provided herein, promptly after receipt by the Agent of any notice or other document which is delivered to the Agent hereunder on behalf of the Lenders, the Agent shall provide a copy of such notice or other document to each of the Lenders; provided, however, that a copy of any such notice delivered at any time during the continuance of an Event of Default shall be delivered by the Agent to each of the Lenders.

Other Security Not Permitted

9.19     None of the Lenders shall be entitled to enjoy any Lien with respect to any of the Secured Assets other than the Security.

Discharge of Security

9.20     To the extent a sale or other disposition of the Secured Assets is permitted pursuant to the provisions hereof, the Lenders hereby authorize the Agent, at the cost and expense of the Borrower, to execute such discharges and other instruments which are necessary for the purposes of releasing and discharging the Security therein or for the purposes of recording the provisions or effect thereof in any office where the Security Documents may be registered or recorded or for the purpose of more fully and effectively carrying out the provisions of this Section 9.20.

Decision to Enforce Security

9.21     Upon the Security becoming enforceable in accordance with its terms, the Agent shall promptly so notify each of the Lenders. Any Lender may thereafter provide the Agent with a written request to enforce the Security. Forthwith after the receipt of such a request, the Agent shall seek the instructions of the Majority Lenders as to whether the Security should be enforced and the manner in which the Security should be enforced. In seeking such instructions, the Agent shall submit a specific proposal to the Lenders. From time to time, any Lender may submit a proposal to the Agent as to the manner in which the Security should be enforced and the Agent shall submit any such proposal to the Lenders for approval of the Majority Lenders. The Agent shall promptly notify the Lenders of all instructions and approvals of the Majority Lenders. If the Majority Lenders instruct the Agent to enforce the Security, each of the Lenders agree to accelerate the Facility Indebtedness owed to it to the extent permitted under the relevant Facility Document and in accordance with the relevant Facility Document.

Enforcement

9.22     The Agent reserves the sole right to enforce, or otherwise deal with, the Security and to deal with the Credit Parties in connection therewith; provided, however, that the Agent shall so enforce, or otherwise deal with, the Security as the Majority Lenders shall instruct.

Application of Cash Proceeds of Realization

9.23

(a)     All Proceeds of Realization not in the form of cash shall be forthwith delivered to the Agent and disposed of, or realized upon, by the Agent in such manner as the Majority Lenders may approve so as to produce Cash Proceeds of Realization.

(b)     Subject to the claims, if any, of secured creditors of the Credit Parties whose security ranks in priority to the Security, all Cash Proceeds of Realization shall be applied and distributed, and the claims of the Finance Parties shall be deemed to have the relative priorities which would result in the Cash Proceeds of Realization being applied and distributed, as follows:

(i)     firstly, to the payment of all outstanding fees due to the Agent hereunder and all reasonable costs and expenses incurred by the Agent (including all legal fees and disbursements) in the exercise of all or any of the powers granted to it hereunder or under the guarantees and other Security Documents and in payment of all of the remuneration of any Receiver and all costs and expenses properly incurred by such Receiver (including all legal fees and disbursements) in the exercise of all or any powers granted to it under the Security Documents;

(ii)     secondly, in payment of all amounts of money borrowed or advanced by the Agent or such Receiver pursuant to the Security Documents and any interest thereon;

(iii)     thirdly, to the payment of the Facility Indebtedness (including, where applicable, to the provision of cash collateral in respect of any Facility Indebtedness which has not then matured, for application against the same once it has matured) to the respective Lenders pro rata based on their respective Exposures; and

(iv)     the balance, if any, in accordance with Applicable Law.

Collective Action of Lenders

9.24     Each of the Lenders hereby acknowledges that to the extent permitted by Applicable Law, any collateral security and the remedies provided under the Facility Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under any collateral security are to be exercised not severally, but by the Agent upon the decision of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Facility Documents). Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including any declaration of default hereunder or thereunder but that any such action shall be taken only by the Agent with the prior written agreement of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Facility Documents). Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given, it shall co-operate fully with the Agent to the extent requested by the Agent. Notwithstanding the foregoing, in the absence of instructions from the Majority Lenders and where in the sole opinion of the Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.

Survival

9.25     The provisions of this Article 9 and all other provisions of this Agreement which are necessary to give effect to each of the provisions of this Article 9 shall survive the permanent repayment in full of the Facility and the termination of all of the Individual Commitments of the Lenders in connection therewith until such time as all of the Facility Indebtedness has been paid in full and all of the Individual Commitments of the Lenders in connection therewith have been terminated.

ARTICLE 10
NOTICES

Notice to the Borrower

10.1     Any notice to the Borrower or any other Credit Party under the provisions of this Agreement or any other Facility Document shall be valid and effective if delivered personally, by courier, by facsimile transmission, by email or other electronic means, to or, if given by registered mail, postage prepaid, addressed to, the Borrower at Suite 800N, 500 North Shoreline, Corpus Christi, Texas, 78401, Tel: (361) 888-8235, Fax: (361) 888-5041, Attention: Harry Anthony, Chief Operating Officer, Email:

hanthony@uraniumenergy.com, and shall be deemed to have been given on the date of delivery personally, by courier, by facsimile transmission, by email or other electronic means, if so delivered prior to 5:00 pm (Toronto time) on a Business Day and otherwise on the next Business Day or on the third Business Day after such letter has been mailed, as the case may be. The Borrower may from time to time notify the Agent of a change in address which thereafter, until changed by further notice, shall be the address of the Borrower and each other Credit Party for all purposes of this Agreement and the other Facility Documents.

Notice to the Finance Parties

10.2     Any notice from any of the Credit Parties to any of the Finance Parties under the provisions of this Agreement or any other Facility Document shall be valid and effective if delivered personally, by courier or by facsimile transmission to or, if given by registered mail, postage prepaid, addressed to the relevant Finance Party(ies), c/o the Agent, at its principal office at Suite 2750, 200 Bay Street, Toronto, Ontario, Canada M5J 2J2, Tel: (416) 977-7222, Fax: (416) 977-9555, Attention: Chief Financial Officer, and shall be deemed to have been given on the date of delivery personally or by facsimile transmission if so delivered prior to 5:00 p.m. (Toronto time) on a Business Day and otherwise on the next Business Day or on the third Business Day after such letter has been mailed, as the case may be. The Agent may from time to time notify the Borrower of a change in address which thereafter, until changed by further notice, shall be the address of the Agent and (vis a vis the Credit Parties) of the Lenders for all purposes of this Agreement and the other Facility Documents.

10.3     Any notice from any of the Finance Parties to any other Finance Parties under the provisions of this Agreement or any other Facility Document shall be valid and effective if delivered personally, by courier or by facsimile transmission to or, if given by registered mail, postage prepaid, addressed to the relevant Finance Party(ies), at its address set out in Schedule A, and shall be deemed to have been given on the date of delivery personally or by facsimile transmission if so delivered prior to 5:00 p.m. (Toronto time) on a Business Day and otherwise on the next Business Day or on the third Business Day after such letter has been mailed, as the case may be. Each Finance Party may from time to time notify the other Finance Parties of a change in address which thereafter, until changed by further notice, shall be the address of such Finance Party (vis a vis the other Finance Parties) for all purposes of this Agreement and the other Facility Documents.

Waiver of Notice

10.4     Any notice provided for in this Agreement may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

ARTICLE 11
INDEMNITIES, TAXES, CHANGES IN CIRCUMSTANCES

General Indemnity

11.1     The Borrower expressly declares and agrees as follows:

(a)     Each Finance Party, its partners and its and their directors, officers, employees, and agents, and all of their respective representatives, heirs, successors and assigns (collectively the "Indemnified Parties") will at all times be indemnified and saved harmless by the Borrower from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages and liabilities whatsoever arising in connection with this Agreement and the other Facility Documents (except any loss, expense, claim, proceeding, judgment or liability described in Section 11.2 or resulting from Taxes, other than Taxes imposed on non-Tax claims and Taxes for which specific indemnification is provided in other sections of this Agreement), including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Finance Parties contemplated hereby, reasonable legal fees and disbursements on a solicitor and client basis and reasonable costs and expenses incurred in connection with the enforcement of this indemnity, which the Finance Party may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Finance Party and including any act, deed, matter or thing in relation to the registration, perfection, release or discharge of security. The foregoing provisions of this subsection do not apply to the extent that the Finance Party or its employees or agents were grossly negligent or acted with wilful misconduct in relation to their obligations hereunder. This indemnity shall survive the termination of this Agreement or the resignation, replacement or termination of the Finance Party; and

(b)     each Finance Party may act and rely and shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cable, facsimile or other paper or electronic document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

Environmental Indemnity

11.2     The Borrower hereby indemnifies and holds harmless and will defend the Indemnified Parties against any loss, expenses, claim, proceedings, judgment, liability or asserted liability (including strict liability and including costs and expenses of investigation, abatement and remediation and monitoring of spills or releases of Hazardous Materials and including liabilities of the Indemnified Parties to, and obligations or claims asserted against the Indemnified Parties by, third parties (including governmental agencies), in any case in respect of liabilities, violations or obligations under Environmental Laws, bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities to third parties for the third parties' foreseeable and unforeseeable consequential damages) incurred or sustained by or threatened upon the Indemnified Party as a result of or in connection with the administration or enforcement of this Agreement or any other Facility Document, including without limitation the exercise by any Finance Party of any rights hereunder or under the Security Documents, which result from or relate, directly or indirectly, to:

(a)     the presence or release of any Hazardous Materials, by any means or for any reason, on, to, from, beneath or in the vicinity of the Secured Assets or any Credit Party's other property;

(b)     any Environmental Matter associated with the Project; or

(c)     any violation, liability under or any breach or alleged breach of any Environmental Laws by the Borrower or any other Credit Party;

except excluding any such loss, expenses, claim, proceedings, judgment, liability or asserted liability which, in each case, results from the Indemnified Parties' gross negligence.

For purposes of this Section, "liability" shall include (A) any liability for costs and expenses of any investigation, abatement and remediation of spills and releases of Hazardous Materials where such investigation, abatement and remediation is (1) prudent for the continued operation of the Project or any part thereof, (2) required by Environmental Laws, or (3) required to maintain the value and use of the Secured Assets or other property, (B) liability under any Environmental Laws including to any third party to reimburse the third party for bodily injuries, property damages and other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified Party is liable therefor) foreseeable and unforeseeable consequential damages suffered by the third party, (C) any liability for damage suffered by the third party referred to in clause (B) above, (D) any liability of an Indemnified Party for damage to or impairment of the environment and (E) any liability for court costs, expenses of alternative dispute resolution proceedings, and fees and disbursements of expert consultants and legal counsel on a solicitor and own client basis.

Action by Agent to Protect Interests

11.3     The Agent shall have the power to institute and maintain all and any such actions, suits or proceedings and to take any other action as it may consider necessary or expedient, acting reasonably, to preserve, protect or enforce any Finance Party's interests. The Agent may conduct all such due diligence from time to time as it deems prudent or necessary, including environmental due diligence, and may remedy all breaches or other conditions or circumstances which the Agent may, in its discretion, acting reasonably, determine to either expose any Finance Party to potential liability or jeopardize in any way the collateral secured by the Security Documents, all at the expense of the Borrower.

Currency Indemnity

11.4     If under any Applicable Law and whether pursuant to a judgment being made or registered against any Credit Party or for any other reason, any payment of all or part of the Indebtedness owing by any Credit Party under or in connection with any Facility Document is made or is satisfied in a currency other than U.S. currency (the "Other Currency"), then to the extent that the payment (when converted into U.S. currency at the prevailing rate of exchange on the date of payment, or, if it is not practicable for the relevant Finance Party to purchase U.S. currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Finance Party falls short of the amount of the Indebtedness required to be paid, the Borrower shall, as a separate and independent obligation, indemnify and hold harmless the Finance Party against the amount of such shortfall. For the purpose of this Agreement, "rate of exchange" means the rate at which the relevant Finance Party is able on a foreign exchange market selected by such Finance Party, acting reasonably, on the relevant date to purchase U.S. currency with the Other Currency and shall take into account any premium and other reasonable costs of exchange.

Payments Free and Clear of Taxes

11.5

(a)     Any and all payments made and other consideration provided (including without limitation the Securities) by a Credit Party hereunder or under any other Facility Document (any such payment or other consideration being hereinafter referred to as a "Payment") to or for the benefit of the Agent, any Lender or any Tax-Related Person shall be made without set-off or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any and all present or future Taxes, except to the extent such deduction or withholding is required by law or the administrative practice of any Governmental Authority. If the Credit Party shall be so required to deduct or withhold any Taxes from or in respect of any Payment made to or for the benefit of the Agent, any Lender or any Tax-Related Person, the Borrower shall:

(i)     promptly notify the Agent of such requirement;

(ii)     if such Taxes are an Indemnified Tax, pay or provide to the Agent in addition to the Payment to which the Agent or such Lender is otherwise entitled, such additional amount (or consideration) as is necessary to ensure that the net amount (or consideration) actually received by the Agent or such Lender, as the case may be, and each of their Tax Related Persons (free and clear of, and net of, any such Indemnified Tax, including the full amount of any Taxes required to be deducted or withheld from any additional amount (or consideration) paid or provided by the Credit Party under this Section 11.5(a), whether assessable against the Credit Party, the Agent or such Lender) equals the full amount (or consideration) the Agent or such Lender, as the case may be, and each of their Tax Related Persons would have received had no such deduction or withholding been required;

(iii)     make such deduction or withholding;

(iv)     pay to the relevant Governmental Authority in accordance with Applicable Law the full amount of Taxes required to be deducted or withheld (including the full amount of Taxes required to be deducted or withheld from any additional amount paid by the Credit Party to the Agent or such Lender under this Section 11.5), within the time period required by Applicable Law; and

(v)     as promptly as reasonably practicable thereafter, forward to the Agent or such Lender, as the case may be, an original official receipt (or a certified copy), or other documentation reasonably acceptable to the Agent and such Lender, evidencing such payment to such Governmental Authority.

(b)     In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes or excise or property taxes, charges or levies of a similar nature, which arise from any Payment under, or from the execution, delivery or registration of, or otherwise with respect to, the Facility Documents and the transactions contemplated hereby or thereby (any such amounts being hereinafter referred to as "Other Taxes").

(c)     The Borrower hereby indemnifies and holds harmless the Agent, each Lender and each of their Tax Related Persons, on an after-Taxes basis, for the full amount of Indemnified Taxes and Other Taxes, interest, penalties and other liabilities, levied, imposed or assessed against (and whether or not paid directly by) the Agent, such Lender, and each of their Tax Related Persons as applicable, and for all expenses, resulting from or relating to any Credit Party's failure to:

(i)     remit to the Agent or such Lender the documentation referred to in Section 11.5(a)(v); or

(ii)     pay any Taxes or Other Taxes when due to the relevant Governmental Authority (including any Taxes imposed by any Governmental Authority on amounts payable under this Section 11.5);

whether or not such Indemnified Taxes or Other Taxes were correctly or legally assessed. The Agent or any Lender (each on behalf of itself or their Tax Related Persons) who pays any Indemnified Taxes or Other Taxes, shall promptly notify the Borrower of such payment, provided, however, that failure to provide such notice shall not detract from, or compromise, the obligations of the Borrower under this Section 11.5. Payment pursuant to this indemnification under this Section 11.5(c) shall be made within 30 days from the date the Agent or the relevant Lender, as the case may be, makes written demand therefor accompanied by a certificate as to the amount of such Indemnified Taxes or Other Taxes, which shall be conclusive absent manifest error. Notwithstanding the foregoing, the Borrower shall not be obligated to indemnify the Agent or any Lender for any expenses related to Taxes or Other Taxes arising from the gross negligence or wilful misconduct of the Agent or any Lender or any Tax Related Person any breach of this Agreement by the Agent or any Lender or as determined by court of competent jurisdiction.

(d)     The Borrower also hereby indemnifies and holds harmless the Agent, each Lender and each of their Tax Related Persons, on an after-Taxes basis, for any additional taxes on net income that the Agent or such Lender may be obliged to pay as a result of the receipt of amounts from the Borrower (or the Agent) under this Section 11.5.

(e)     Neither any Lender nor the Agent shall be under any obligation to arrange its tax affairs in any particular manner or be obliged to disclose any information regarding its tax affairs or computations to the Credit Parties or any other Person in connection with this Section 11.5.

(f)     Each Lender shall, and shall cause each Tax Related Person (other than a Tax Related Person of a Lender that is providing an IRS Form W-9) to, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower but only if the Lender or Tax-Related Person, as applicable, is legally entitled to do so), whichever of the following is applicable:

(i)     duly completed copies of IRS Form W-9;

(ii)     in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (i) duly completed copies of IRS Form W-8BEN establishing an exemption from or reduction in U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty, and (ii) with respect to other applicable payments under this Agreement, duly completed copies of IRS Form W-8BEN establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(iii)     duly completed copies of IRS Form W-8ECI;

(iv)     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate (substantially in the applicable form set out in Schedule J) to the effect that such Lender (A) does not accept deposits as a part of its business and it is not regulated, supervised or examined as a bank in any particular country, (B) is not a "10 percent shareholder" of the Borrower, or (C) is not a "controlled foreign corporation" that is related to the Borrower within the meaning of U.S. federal income tax laws (the "Portfolio Interest Exemption Certificate") and (y) duly completed copies of IRS Form W-8BEN;

(v)     to the extent a Foreign Lender is not the beneficial owner, a properly executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-9, and/other certification documents from each beneficial owner, as applicable, provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a Portfolio Interest Exemption Certificate (substantially in the applicable form set out in Schedule J) on behalf of each such direct and indirect partner; or

(vi)     any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made, provided that the documentation described in this subparagraph (vi) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender or a Tax Related Person to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Tax Related Person.

If any form or certification previously delivered by any Lender or Tax Related Person expires or becomes obsolete or inaccurate in any respect, such Lender or Tax Related Person shall update such form or certification and provide such updated document to the Borrower or promptly notify the Borrower and the Agent of its inability to do so.

(g)     If the Agent or any Lender or any Tax Related Person determines in its sole discretion (exercised in good faith) that it has received a refund of Indemnified Taxes or Other Taxes for which a payment has been made by the Borrower under this Section 11.5, then the Agent or such Lender, as the case may be, shall pay such amount (if any) to the Borrower (but not exceeding any payment made under this Section 11.5 giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender or Tax Related Person, as the case may be, and other adjustments which the Agent or such Lender or Tax Related Person, as the case may be, reasonably determines will leave it (after that payment) in the same after-tax position it would have been in had such Indemnified Taxes or Other Taxes not been deducted, withheld or otherwise imposed and the indemnification payments had never been paid. The Borrower, upon the request of the Agent or any Lender, as the case may be, agrees to repay to the Agent or such Lender any portion of such refund paid over to the Borrower that the Agent, such Lender or any of its Tax Related Persons is required to repay or pay, respectively, to the applicable taxing authority or jurisdiction and agrees to pay any interest, penalties or other charges paid by the Agent or such Lender as a result of or related to such repayment or payment. Neither the Agent nor any Lender shall be under any obligation to arrange its tax affairs in any particular manner so as to claim any refund or seek any other tax relief to which it may be entitled. Neither the Agent nor any Lender shall be obligated to disclose any information regarding its tax affairs or computations (including its tax returns) to the Borrower or any other Person in connection with this Section 11.5(g) or any other provisions of this Section 11.5.

(h)     To the extent of any conflict or inconsistency between this Section 11.5 and any provision of any other Facility Document, this Section 11.5 shall to the extent of such conflict or inconsistency override such other provision and prevail.

(i)     The Borrower's and Lenders' obligations under this Section 11.5 shall survive without limitation the termination of the Facility and this Agreement and all other Facility Documents and the permanent repayment of the outstanding credit and all other amounts payable hereunder. The Lenders shall cause all Tax Related Persons to comply with this Section 11.5.

(j)     If the Borrower is now or hereafter required pursuant to Section 11.5 to make any additional payment to any Lender ("Affected Lender"), then, at any time after July 31, 2014, the Borrower may elect, if such amounts continue to be charged, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Facility Indebtedness due to the Affected Lender pursuant to an assignment and assumption in a form reasonably acceptable to the Borrower and Agent and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.4 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Section 2.6.

Change of Circumstances

11.6

(a)     If, with respect to any type of credit, the introduction or adoption of any law, regulation, guideline, request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency ("Restraint") or any change therein or in the application thereof to the Borrower or to any Lender or in the interpretation or administration thereof or any compliance by any Lender therewith:

(i)     prohibits or restricts extending or maintaining such type of credit or the charging of interest or fees in connection therewith, the Borrower agrees that such Lender shall have the right to comply with such Restraint, shall have the right to refuse to permit the Borrower to obtain such type of credit and shall (if applicable) have the right to require, at the option of the Borrower, the conversion of such outstanding credit to another type of credit to permit compliance with the Restraint or repayment in full of such credit together with accrued interest thereon on the last day on which it is lawful for such Lender to continue to maintain and fund such credit or to charge interest or fees in connection therewith, as the case may be; or

(ii)     shall impose or require any reserve, special deposit requirements or U.S. Tax (excluding the Excluded Taxes), shall establish an appropriate amount of capital to be maintained by such Lender or shall impose any other requirement or condition which results in an increased cost to such Lender of extending or maintaining a credit or obligation hereunder or reduces the amount received or receivable by such Lender with respect to any credit under this Agreement or reduces such Lender's effective return hereunder or on its capital or causes such Lender to make any payment or to forego any return based on any amount received or receivable hereunder, then, on notification to the Borrower by such Lender, the Borrower shall pay immediately to such Lender such amounts as shall fully compensate such Lender for all such increased costs, reductions, payments or foregone returns which accrue up to and including the date of receipt by the Borrower of such notice and thereafter, upon demand from time to time, the Borrower shall pay such additional amount as shall fully compensate such Lender for any such increased or imposed costs, reductions, payments or foregone returns. Such Lender shall notify the Borrower of any actual increased or imposed costs, reductions, payments or foregone returns forthwith on becoming aware of same and shall concurrently provide to the Borrower a certificate of an officer of such Lender setting forth the amount of compensation to be paid to such Lender and the basis for the calculation of such amount.

(b)     Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to seek additional amounts from the Borrower pursuant to Section 11.6(a), it will use reasonable efforts to make, fund or maintain the affected credit of such Lender through another lending office or take such other actions as it deems appropriate, in its sole discretion, if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such credit pursuant to Section 5.2(a), would be reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such affected credit through such other lending office or the taking of such other actions would not otherwise adversely affect such credit or such Lender and would not, in such Lender's sole discretion, be commercially unreasonable.

Failure to Fund as a Result of Change of Circumstances

11.7     If any Lender but not all of the Lenders who have Individual Commitments in the same Facility seeks additional compensation pursuant to Section 11.6(a) (the "Affected Lender"), then the Borrower may indicate to the Agent in writing that it desires to replace the Affected Lender with one or more of the other Lenders, and the Agent shall then forthwith give notice to the other Lenders that any such Lender or Lenders may, in the aggregate, advance all (but not part) of the Affected Lender's Pro Rata Share of the affected credit and, in the aggregate, assume all (but not part) of the Affected Lender's Individual Commitment and obligations under the Facility and acquire all (but not part) of the rights of the Affected Lender and assume all (but not part) of the obligations of the Affected Lender under each of the other Facility Documents to the extent they relate to the Facility (but in no event shall any other Lender or the Agent be obliged to do so). If one or more Lenders shall so agree in writing (herein collectively called the "Assenting Lenders" and individually called an "Assenting Lender") with respect to such advance, acquisition and assumption, the Pro Rata Share of such credit of each Assenting Lender and the Individual Commitment and the obligations of such Assenting Lender under the Facility and the rights and obligations of such Assenting Lender under each of the other Facility Documents to the extent they relate to the Facility shall be increased by its respective pro rata share (based on the relative Individual Commitments of the Assenting Lenders) of the Affected Lender's Pro Rata Share of such credit and Individual Commitment and obligations under the Facility and rights and obligations under each of the other Facility Documents to the extent they relate to the Facility on a date mutually acceptable to the Assenting Lenders and the Borrower. On such date, the Assenting Lenders shall extend to the Borrower the Affected Lender's Pro Rata Share of such credit and shall prepay to the Affected Lender the advances of the Affected Lender then outstanding, together with all interest accrued thereon and all other amounts owing to the Affected Lender hereunder, and, upon such advance and prepayment by the Assenting Lenders, the Affected Lender shall cease to be a "Lender" for purposes of this Agreement and shall no longer have any obligations hereunder. Upon the assumption of the Affected Lender's Individual Commitment as aforesaid by an Assenting Lender, Schedule A hereto shall be deemed to be amended to increase the Individual Commitment of such Assenting Lender by the respective amounts of such assumption.

ARTICLE 12
MISCELLANEOUS

No Waiver; Remedies Cumulative

12.1     No failure on the part of the Agent to exercise, and no delay in exercising, any right, remedy, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies of the Agent under the Facility Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Agent.

Survival

12.2     All covenants, agreements, representations and warranties made in any of the Facility Documents shall, except to the extent otherwise provided therein, survive the execution and delivery of this Agreement and each Advance of the Facility, and shall continue in full force and effect so long as any principal amount remains outstanding hereunder or any other Obligations under any Facility Document remain unpaid or any obligation to perform any other act hereunder or under any other Facility Document remains unsatisfied.

Benefits of Agreement

12.3     The Facility Documents are entered into for the sole protection and benefit of the parties thereto and their successors and assigns, and no other Person (other than the Indemnified Persons) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Facility Document.

Binding Effect; Assignment

12.4     This Agreement shall become effective when it shall have been executed by each of the parties hereto and thereafter shall be binding upon, inure to the benefit of and be enforceable by such parties and their respective permitted successors and assigns. No Credit Party shall have the right to assign its rights and obligations hereunder or under the other Facility Documents or any interest herein or therein without the prior written consent of the Agent (acting on the instructions of the Majority Lenders). Each Lender reserves the right to sell, assign, transfer or grant participations in all or any portion of such Lender's rights and obligations hereunder and under the other Facility Documents to any other Person, provided that (except in the case of a grant of a participation) (i) any such act shall require the prior written consent of the Agent (acting in accordance with the instructions of the Majority Lenders, in their sole discretion), and (ii) any such sale, assignment or transfer to a Person to whom Payments hereunder would result in the Borrower having to pay additional amounts under Section 11.5(a)(ii) (in amounts greater than those, if any, which would have been payable had the sale, assignment or transfer not been made) shall require the prior written consent of the Borrower unless an Event of Default exists (provided that if an Event of Default does exist, then the assignee shall only be required to comply with Section 11.5(f) if the assignee is eligible to provide a form establishing an exemption from, or reduction in, withholding tax and it is not unreasonably burdensome to do so). In the event of any such grant of a participation, the granting Lender's obligations under this Agreement to the Borrower shall remain unchanged, such Lender shall remain solely responsible for the performance thereof and the Credit Parties shall continue to be obligated to such Lender in connection with such Lender's rights under this Agreement and the other Facility Documents (including in respect of the interest in respect of which the Lender has granted a participation). In the event of any such assignment, upon written notice thereof to the Borrower, the assignee shall be deemed to be a "Lender" for all purposes of the Facility Documents with respect to the rights and obligations assigned to it, and the rights and obligations of the assigning Lender so assigned shall thereupon terminate. The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the loan owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Credit Parties and the Finance Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Borrower and each other Credit Party shall, from time to time upon request of the Agent, enter into such amendments to the Facility Documents and execute and deliver such other documents as shall be necessary to effect any such grant or assignment. The Borrower agrees that in connection with any such grant or assignment, the Agent may deliver to the prospective participant or assignee financial statements and other relevant information relating to the Borrower and its Subsidiaries. In the event of any such participation, each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each Participant's interest in the loans or other obligations under this Agreement (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under section 5f.103-1(c) of the United States Treasury Regulations

Investment Units

12.5     The Borrower and each Lender agree that (a) the promissory notes represented by the Initial Advance, the Bonus Shares and the Bonus Warrants (excluding the Bonus Warrants Amendments), constitute "Investment Units" as that term is defined in section 1273(c)(2) of the Code, (b) the issue price of the Investment Units (as defined in section 1273(b)(2) of the Code) is equal to US$10,000,000, (c) the fair market value of the Bonus Shares is US$900,000 and the fair market value of the Bonus Warrants (excluding the Bonus Warrants Amendments) is US$1,016,340, and (d) the issue price of the promissory notes represented by the Initial Advance for U.S. federal income tax purposes is US$8,083,660. Neither the Borrower nor any Lender shall take any position inconsistent with the foregoing on any report, return, claim for refund or other filing for U.S. federal, state or other tax purposes unless each party agrees or as otherwise may be required by applicable law

Maximum Return

12.6     Notwithstanding any other provision of this Agreement or any other Facility Document:

(a)     In this Section 12.6, "interest" and "credit advanced" have the meanings ascribed to them in Section 347 of the Criminal Code (Canada), and "Canadian Maximum Rate" means the highest effective annual rate of interest calculated in accordance with generally accepted actuarial practices and principles, on the credit advanced under an agreement or arrangement, which is lawfully permitted under Section 347 of the Criminal Code (Canada);

(b)     If, by entering into this Agreement and the other Facility Documents, the Lenders (or any of them) have entered into an agreement or arrangement to receive interest, on the credit advanced under this Agreement, in an amount which exceeds the Canadian Maximum Rate, then the interest will be reduced to the extent required to eliminate such excess (in the manner specified below);

(c)     If interest in the aggregate, on the credit advanced under this Agreement, is or is about to be received in an amount which exceeds the Canadian Maximum Rate, then the interest will be reduced, with retroactive effect, to the extent required to eliminate such excess (in the manner specified below), and if and to the extent so reduced the Lenders will return the same;

(d)     Any reduction of interest pursuant to clause (b) or clause (c) above will be made in the following order (in each case, only to the extent required): firstly, a reduction of the Bonus Warrants; secondly, a reduction of the Annual Fee Shares; thirdly, a reduction of the Bonus Shares,; fourthly, a reduction of the standby fee rate under Section 2.6(b); fifthly, a reduction of the interest rate under Section 2.6(a); sixthly, a reduction of the Structuring Fee; seventhly, a reduction of the Extension Fee Shares; eighthly, a reduction of any 2015 Bonus Shares; ninthly, a reduction of any 2016 Bonus Shares; tenthly, a reduction of the Extension Fee; eleventhly, a reduction of the amounts to be paid on account of the Finance Parties' legal fees and other out-of-pocket expenses; and lastly, a reduction of any other amount(s) which constitute interest.

In the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries qualified for a period of ten (10) years and appointed by the Agent will be conclusive for the purposes of such determination. A certificate of an authorized signing officer of the Agent as to each amount, rate and/or other component of interest payable hereunder or in connection herewith from time to time shall be conclusive evidence of such amount, rate and/or other component, absent manifest error.

Entire Agreement

12.7     The Facility Documents reflect the entire agreement between the Borrower or any other Credit Party and the Finance Parties with respect to the matters set forth herein and therein and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto, including but not limited to the Term Sheet.

Severability

12.8     If any provision of any of the Facility Documents shall be prohibited by or invalid under Applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason cannot be so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of such Facility Document, or the validity or effectiveness of such provision in any other jurisdiction.

Counterparts and Facsimile

12.9     This Agreement may be executed in counterparts and by electronic transmission of an authorized signature and each such counterpart shall be deemed to form part of one and the same document.

[Signature pages follow]

IN WITNESS WHEREOF the parties hereto have executed this amended and restated credit agreement under the hands of their proper officers duly authorized in that behalf.

BORROWER:

URANIUM ENERGY CORP.

Per: Amir Adnani
Authorized Signatory

Per:
Authorized Signatory

GUARANTORS:

SOUTH TEXAS MINING VENTURE, L.L.P.
by its general partner
URN Texas GP, LLC

Per:/s/ Amir Adnani
Authorized Signatory

Per:
Authorized Signatory

URN TEXAS GP, LLC.

Per: /s/ Amir Adnani
Authorized Signatory

Per:
Authorized Signatory

URN SOUTH TEXAS PROJECT, LTD.

Per: /s/ Amir Adnani
Authorized Signatory

Per:
Authorized Signatory

AGENT:

SPROTT RESOURCE LENDING
PARTNERSHIP, AS ADMINISTRATIVE AGENT,
by its managing partner
Sprott Lending Consulting L.P.,
by its general partner
Sprott Lending Consulting GP Inc.

Per:   /s/ Narinder Nagra
Authorized Signatory

Per:   /s/ Jim Grosdanis
Authorized Signatory

LENDERS:

SPROTT RESOURCE LENDING PARTNERSHIP
by its managing partner
Sprott Lending Consulting L.P.,
by its general partner
Sprott Lending Consulting GP Inc.

Per:   /s/ Narinder Nagra
Authorized Signatory

Per:   /s/ Jim Grosdanis
Authorized Signatory

Resource Income Partners Limited Partnership

Per: /s/ Gretchen Carter
Authorized Signatory(ies)

CEF (Capital Markets) Limited

Per:   /s/ Warren Gilman
Authorized Signatory(ies)

SCHEDULE A

LENDERS AND INDIVIDUAL COMMITMENTS
LENDERS	INDIVIDUAL COMMITMENTS

CEF (Capital Markets) Limited
Address for Notices:
2303 Cheung Kong Center
2 Queen's Road, Central, Hong Kong
Tel: (852) 2846-3638,
Fax: (852) 2180-7820
Attention: Warren Gilman
Place of Payment:
same as Address for Notices

	Initial Advance: Second Advance: Third Advance: Total:	US$ 5,000,000 US$ 2,500,000 US$ 2,500,000 US$10,000,000

SPROTT RESOURCE LENDING PARTNERSHIP
Address for Notices:
Suite 2750, 200 Bay Street,
Toronto, Ontario, Canada M5J 2J2,
Tel: (416) 977-7222, Fax: (416) 977-9555 Attention: Chief Financial Officer
Place of Payment:
same as Address for Notices

	Initial Advance: Second Advance: Third Advance: Total:	US$ 2,500,000 US$ 1,250,000 US$ 1,250,000 US$ 5,000,000

Resource Income Partners Limited Partnership
Address for Notices:
1910 Palomar Point Way, Suite 200
Carlsbad, California, U.S.A. 92008
Tel: (760) 444-5254, Fax: (760) 683-6752 Attention: Chief Financial Officer
Place of Payment:
same as Address for Notices

	Initial Advance: Second Advance: Third Advance: Total:	US$ 2,500,000 US$ 1,250,000 US$ 1,250,000 US$ 5,000,000
TOTAL:	Initial Advance: Second Advance: Third Advance: Total:	US$10,000,000 US$ 5,000,000 US$ 5,000,000 US$20,000,000

SCHEDULE B

SECURITY DOCUMENTS

A.     INITIAL ADVANCE SECURITY DOCUMENTS

Canadian Security Documents:

(a)     Borrower CDN Guarantee: Guarantee of the Guarantors in favour of the Agent, pursuant to which each Guarantor guarantees payment and performance by the Borrower of all of its present and future obligations under the Facility Documents.

(b)     Borrower CDN Security Agreement: General Security Agreement of the Borrower in favour of the Agent, pursuant to which (inter alia) such grantor grants Security Interests in all of its present and after-acquired personal property now or hereafter located at, on or about the Project or any part thereof or now or hereafter used or acquired for use primarily in connection with, primarily related to, or produced from the Project or any part thereof or any business or operations thereat, and all proceeds (collectively, the "Borrower Project Personal Property").

U.S. Security Documents:

(a)     Borrower US Security Agreement: Pledge and Security Agreement of the Borrower in favour of the Agent, pursuant to which (inter alia):

(i)     such grantor grants Security Interests in the Borrower's Project Personal Property (as defined above); and

(ii)     such grantor pledges and grants Security Interests in all of its present and future shares/interests in the capital of STMV-GP and the interest in STMV-LP respectively (which shall constitute 100% of the issued and outstanding shares/interests in the capital or interest, as applicable, of such entities);

together with any third party consents/acknowledgements/direct agreements required by the Agent (in accordance with the instructions of the Majority Lenders, acting reasonably) in respect of the Security Interests provided for in such security agreement with respect to any particular Material Project Documents included in such collateral (it being acknowledged that no such third party documents are required by the Lenders).

(b)     Guaranty and Security Agreement: Guaranty and Collateral Agreement of STMV, STMV-GP and STMV-LP in favour of the Agent, pursuant to which (inter alia):

(i)     each grantor guarantees payment and performance by the Credit Parties of all of their respective present and future obligations under the Facility Documents;

(ii)     each grantor grants Security Interests in all of its present and after-acquired personal property; and

(iii)     each of STMV-GP and STMV-LP pledges and grants Security Interests in (x) in the case of STMV-GP, all of its present and future units/interests in the capital of STMV (which shall constitute 1% of the issued and outstanding units/interests in the capital of such entity), and (y) in the case of STMV-LP, all of its present and future units/interests in the capital of STMV (which shall constitute 99% of the issued and outstanding units/interests in the capital of such entity);

together with any third party consents/acknowledgements/direct agreements required by the Agent (in accordance with the instructions of the Majority Lenders, acting reasonably) in respect of the Security Interests provided for in such security agreement with respect to any particular Material Project Documents included in such collateral (it being acknowledged that no such third party documents are required by the Lenders).

(c)     Hobson Deed of Trust: Fee and Leasehold Deed of Trust, Security Agreement, Fixture Filing, and Assignment of Leases and Rents from STMV and the Borrower (and from any other owner of record or lessee) in favour of the Agent (or a trustee therefor), pursuant to which (inter alia):

(i)     each grantor mortgages all leases, mineral leases and other real property comprising the Hobson Facility (including the Hobson Lease and Rights of Way and the Hobson Facility Lands); and

(ii)     each grantor grants Security Interests in all of its present and after-acquired personal property now or hereafter located at, on or about the Hobson Facility or now or hereafter used or acquired for use primarily in connection with, primarily related to, or produced from the Hobson Facility;

together with any third party consents/acknowledgements/direct agreements required by the Agent (in accordance with the instructions of the Majority Lenders, acting reasonably) in respect of the Security Interests provided for in such deed with respect to any particular mineral or other real property interests included in such collateral (it being acknowledged that no such third party documents are required by the Lenders other than the letter-form direct agreement with respect to the Hobson Lease).

(d)     Goliad Deed of Trust: Deed of Trust, Assignment of Production, Security Agreement, Financing Statement, Fixture Filing and As-Extracted Collateral Filing from the Borrower (and from any other owner of record or lessee) in favour of the Agent (or a trustee therefor), pursuant to which (inter alia):

(i)     such grantor mortgages all leases, mineral leases and other real property comprising the Goliad Mine (including the Goliad Leases and Right of Way),; and

(ii)     such grantor grants Security Interests in all of its present and after-acquired personal property now or hereafter located at, on or about the Goliad Mine or now or hereafter used or acquired for use primarily in connection with, primarily related to, or produced from the Goliad Mine;

together with any third party consents/acknowledgements/direct agreements required by the Agent (in accordance with the instructions of the Majority Lenders, acting reasonably) in respect of the Security Interests provided for in such security agreement with respect to any particular mineral or other real property interests included in such collateral (it being acknowledged that no such third party documents are required by the Lenders).

B.     SECOND ADVANCE SECURITY DOCUMENTS

Canadian Security Documents:

(a)     None.

U.S. Security Documents:

(a)     None.

C.     THIRD ADVANCE SECURITY DOCUMENTS

Canadian Security Documents:

(a)     None.

U.S. Security Documents:

(a)     None.

SCHEDULE C: PART A

HOBSON FACILITY

"Hobson Facility" means the in-situ recovery uranium processing plant on the Hobson Facility Lands and the premises and right of way areas described in the Hobson Lease and Rights of Way, including the Credit Parties' freehold and leasehold interests and all other rights, title and interests of the Credit Parties arising under:

a)     that certain Plant Site Surface Lease, dated May 30, 2007, recorded in Volume 857, Page 697 of the Official Records of Karnes County, by and between James David Kruciak and Mary Catherine Flori, as lessor, and STMV, as lessee, covering 7.286 acres (the "Hobson Lease");

b)     that certain Pipeline Right of Way Agreement, dated February 8, 2007, recorded in Volume 849, Page 63 of the Official Records of Karnes County, Texas, by and between Valerian S. Foegelle and Sally P. Foegelle, as grantor, and Everest Exploration, Inc., as grantee, as assigned pursuant to that certain Assignment of Rights of Way, dated December 18, 2009, by and between Everest Exploration, Inc., as assignor, and the Borrower, as assignee; and

c)     that certain Exclusive Pipeline Right of Way Agreement, dated March 27, 2013, recorded in Volume 1107, Page 790 of the Official Records of Karnes County, Texas, by and between Valerian S. Foegelle and Sally P. Foegelle, as grantor, and Tom M. Crain, Jr. and James T. Clark, as grantee, as assigned pursuant to that certain Partial Assignment of Pipeline Right of Way, dated July 1, 2013, recorded in Volume 1127, Page 463 of the Official Records of Karnes County, Texas, from Tom M. Crain, Jr. and James T. Clark, as assignors, to the Borrower, as assignee;

(together, the "Hobson Lease and Rights of Way")

and

d)     that certain parcel of land described as follows:

Field notes of the survey of a 10.30 acre tract of land, out of a 145.50 acre tract of land conveyed from Elsa Lacke, et al., to Everest Exploration Company, by Deed recorded on February 14, 1978, in Volume 474, Page 442 of the Deed Records of Karnes County, Texas; said 10.30 acre tract being the same 10.30 acre tract described in that Special Warranty Deed recorded on January 10, 2006, in Volume 828, Page 453 of the Deed Records of Karnes County, Texas;

Said 10.30 acre tract is comprised of a portion of the Don Erasmo Seguin Grant. Abstract 10, is situated in Kames County, Texas, approximately 2 miles southeast of the town of Falls City, and is more particularly described as follows:

Beginning at a 5/8" iron rod found near the intersection of County Road 212 and County Road 213, in the west line of an 18 foot private road leading south, in the west line of a 100 acre tract of land conveyed to V. S. Foegelle by Deed recorded in Volume 178, Page 295 of the Deed Records of Karnes County, Texas, at the northeast corner of said 145.50 acre tract, for the northeast corner of this tract;

Thence, South 1°38'11" West, along the west line of said 18 foot private road, the west line of said 100 acre tract, the east line of said 145.50 acre tract, and the east line of this tract, a distance of 628.50 feet to a 5/8" iron rod set for the southeast corner of this tract;

Thence, North 88°35'17" West along the south line of this tract, at 11.9 feet pass an existing wire fence, at 352 feet pass the center of an existing 10 foot private road; said road passing through this tract and continuing to the southwest; in all a distance of 561.77 feet to a 5/8" iron rod set for the southwest corner of this tract, whence an existing fence corner post bears North 32°40' East a distance of 3.2 feet;

Thence, North 7° 12'45" West along the west line of this tract, at 40 feet pass an existing north-south fence, at 234 feet pass an existing east-west fence and fence corner post 6 feet west, in all a distance of 834.61 feet to a 5/8" iron rod set in the south right-of-way line of said County Road 213, in the north line of said 145.50 acre tract, for the northwest corner of this tract; whence a 5/8" iron rod found at the northwest corner of said 145.50 acre tract bears North 72°39'55" West a distance of 1516.45 feet;

Thence, South 72°39'55" East along the south right-of-way line of said County Road 213, the north line of said 145.50 acre tract, and the north line of this tract, at 678 feet pass the center of said 10 foot private road, in all a distance of 716.90 feet to the Point of Beginning, containing 10.30 acres, more or less, subject to all easements of record.

All bearings and coordinates refer to the Texas Coordinate System of 1927, Texas South Central Zone, and are based on NGS Monument "Karnes'" (Y = 381,241.62', X= 2,347,829.75')

(the "Hobson Facility Lands")

together with all buildings, fixtures, improvements and equipment, and all additions, repairs, renovations, upgrades constructions, replacements, and new facilities, now or hereafter existing on the Hobson Facility Lands and the premises and right of way areas described in the Hobson Lease and Rights of Way.

SCHEDULE C: PART B

PALANGANA MINE

"Palangana Mine" means the in situ uranium mining project on the premises demised by the Palangana Leases, including the Credit Parties' leasehold interests and all other rights, title and interests of the Credit Parties arising under:

  the Replacement Solution Mining Lease, dated January 14, 2005, a memorandum of which is recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas, by and between Zulema DeHoyos Estrada, individually and as executrix of the Estate of Zulema G. DeHoyos, as lessor, and STMV, as lessee, covering 3,100.64 acres, all as more particularly described therein;

  the In-Situ Uranium Mining Lease, dated May 15, 2009, recorded in Volume 502, Page 10 of the Official Records of Duval County, Texas, by and between Patricia A. Booth, as lessor, and STMV, as lessee, covering 1,278 acres, all as more particularly described therein;

  the In-Situ Uranium Mining Lease, dated April 1, 2005, recorded in Volume 393, Page 489 of the Official Records of Duval County, Texas, by and between La Palangana Ranch Management, L.L.C., as lessor, and Everest Resource Company and KDH Operations Ltd., as lessee, as assigned pursuant to that certain Assignment of In Situ Uranium Mining Leases, dated January 6, 2006, by and between Everest Resource Company and KDH Operations Ltd., as assignor, and STMV, as assignee, and the In-Situ Uranium Mining Lease, dated February 15, 2006, a memorandum of which is recorded in Volume 419, Page 271 of the Official Records of Duval County, Texas, by and between Edward Steelhammer, as lessor, and Everest Resource Company, as lessee, as assigned pursuant to that certain Assignment of In Situ Uranium Mining Lease, dated April 1, 2006, by and between Everest Resource Company, as assignor, and STMV, as assignee.

  the Exploratory Lease and Uranium Mining Lease Option, dated June 28, 2007, a memorandum of which is recorded in Volume 464, Page 256 of the Official Records of Duval County, Texas, as amended and extended by that Amendment to Option Agreement, dated March 26, 2008, a memorandum of which is recoded in Volume 473, Page 179 of the Official Records of Duval County, Texas, by and between White Bell Ranch, as lessor, and STMV. as lessee, covering 1,000 acres, all as more particularly described therein, and that related Designation of Election to Acquire Uranium Mining Lease, dated May 24, 2008, recorded in Volume 476, Page 33 of the Official Records of Duval County, Texas, by and between STMV, as lessee, and White Bell Ranch, as lessor; and

  the Solution Mining Lease, dated September 1, 2005, a memorandum of which is recorded in Volume 408, Page 419 of the Official Records of Duval County, Texas, by and between Alvaro de Hoyos, individually and as trustee under the Last Will and Testament of Luis de Hoyos, deceased, as lessor, and Everest Resource Company, as lessee, and memorandum recorded in Volume 408, Page 424 of the Official Records of Duval County, Texas, by and between Dolores Hyde, individually and as trustee under the Last Will and Testament of Luis de Hoyos, deceased, as lessor, and Everest Resource Company, as lessee, covering 3,100.64 acres, all as more particularly described therein, as assigned pursuant to that certain Assignment of In Situ Uranium Mining Leases, dated January 6, 2006, by and between Everest Resource Company and KDH Operations Ltd., as assignor, and STMV as assignee; and

  the In-Site Uranium Mining Lease, dated February 20, 2012, a memorandum of which is recorded in Volume 576, Page 318 of the Official Records of Duval County, Texas, by and between Anderson Land, Ltd., Joe P. Pritchett, Victoria Trading Co., L.L.C. and Bottom Investment Co. Ltd., as lessor, and the Borrower, as lessee, covering 1,005.54 acres, all as more particularly described therein.

(together, the "Palangana Leases")

together with all buildings, fixtures, improvements and equipment now or hereafter owned or leased by the Credit Parties and located on the premises demised by the Palangana Leases for the purpose of the Credit Parties' proposed in-situ uranium mining operations now or hereafter located on such premises.

SCHEDULE C: PART C

GOLIAD MINE

"Goliad Mine" means the proposed in situ uranium mining project on the premises demised by the Goliad Leases and Right of Way, including the Credit Parties' leasehold interests and all other rights, title and interests of the Credit Parties arising under:

  the Uranium Mining Lease, dated October 6, 2004, recorded in Volume 238, Page 561 of the Official Records of Goliad County, Texas, by and between Elder Abrameit, as lessor, and Brad A. Moore, as lessee, covering 84.3624 acres, all as more particularly described therein, and that related Assignment of Leases, dated November 4, 2005, recorded in Volume 246, Page 187 of the Official Records of Goliad County, Texas, by and between Brad A. Moore, as assignor, and the Borrower, as assignee;

  the Uranium Mining Lease, dated August 24, 2005, a memorandum of which is recorded in Volume 257, Page 655 of the Official Records of Goliad County, Texas, by and between Sharon S. Bryan, as lessor, and the Borrower, as lessee, covering 224.17 acres, all as more particularly described therein;

  the In-Situ Uranium Mining Lease and Surface Use Agreement, dated August 24, 2008, a memorandum of which is recorded in Volume 328, Page 508 of the Official Records of Goliad County, Texas, by and between Mar G B Ranch, LLC, as lessor, and the Borrower, as lessee, covering 242.75 acres, all as more particularly described therein;

  the Uranium Mining Lease, dated October 6, 2004, recorded in Volume 238, Page 566 of the Official Records of Goliad County, Texas, by and between R. G. Stanford Ltd., as lessor, and Bard A. Moore, as lessee, covering 42.1812 acres, all as more particularly described therein, and that related Assignment of Leases, dated November 4, 2005, recorded in Volume 246, Page 187 of the Official Records of Goliad County, Texas, by and between Brad A. Moore, as assignor, and the Borrower, as assignee;

  the Uranium Mining Lease, dated December 19, 2005, recorded in Volume 257, Page 643 of the Official Records of Goliad County, Texas, by and between R. G. Stanford Ltd., as lessor, and the Borrower, as lessee, covering 42.1812 acres, all as more particularly described therein;

  the In-Situ Uranium Mining Lease, dated April 23, 2007, a memorandum of which is recorded in Volume 302, Page 789 of the Official Records of Goliad County, Texas, by and between William David Cheek and Diana S. Cheek, as lessor, and the Borrower, as lessee, covering 14 acres, all as more particularly described therein;

  the Uranium Mining Lease, dated April 9, 2007, a memorandum of which is recorded in Volume 328, Page 497 of the Official Records of Goliad County, Texas, by and between Sharon S. Bryan, as lessor, and the Borrower, as lessee, covering 130.69 acres, all as more particularly described therein; and

  Right of Way Easement Agreement, dated May 16, 2008, by and between R. G. Stanford, Ltd., as grantor, and the Borrower, as grantee.

(together, the "Goliad Leases and Right of Way")

together with all buildings, fixtures, improvements and equipment now or hereafter owned or leased by the Credit Parties and located on the premises demised by the Goliad Leases and Right of Way for the purpose of the Credit Parties' in-situ uranium mining operations now or hereafter located on such premises.

SCHEDULE D

MATERIAL PROJECT DOCUMENTS

Goliad:

  the Goliad Leases and Right of Way;

  Permit Number WDW423 issued on May 25, 2010 to the Borrower by the Texas Commission on Environmental Quality to conduct Class I underground injection under Chapter 27 of the Texas Water Code;

  Permit Number WDW424 issued on May 25, 2010 to the Borrower by the Texas Commission on Environmental Quality to conduct Class I underground injection under Chapter 27 of the Texas Water Code;

  Area Permit Number UR03075 issued on April 29, 2011 to the Borrower by the Texas Commission on Environmental Quality to construct and operation Class III underground injection wells for in situ recovery of uranium and groundwater restoration under Chapter 27 of the Texas Water Code;

  Production Area Authorization PAA1 under Area Permit Number UR03075 issued on April 29, 2011 to the Borrower by the Texas Commission on Environmental Quality to operate Class III underground injection wells for in situ recovery of uranium and aquifer restoration;

  Radioactive Material License Number R06064 issued on December 20, 2011 to the Borrower by the Texas Commission on Environmental Quality to receive, acquire, possess, transfer and dispose radioactive material listed therein and to use such radioactive materials for the purposes and at the places designated therein;

  Renewal of Uranium Exploration Permit Number 142B issued on June 6, 2013 to the Borrower by the Railroad Commission of Texas, Surface Mining and Reclamation Division; and

  Aquifer Exemption granted on December 4, 2012 to the Borrower by the Unites States Environmental Protection Agency to exempt portions of certain sands of the Goliad Aquifer near Ander, Texas under Section 146.4, Title 40 of the Code of Federal Regulations;

Hobson:

  The Hobson Lease and Rights of Ways;

  Permit Number WDW168 issued on November 20, 2009 to Everest Exploration, Inc. by the Texas Commission on Environmental Quality to conduct Class I underground injection under Chapter 27 of the Texas Water Code and the related Transfer of Class I UIC Permit Number WDW168 dated March 8, 2010 from Everest Exploration, Inc. to STMV;

  Amendment Number 23 to Radioactive Material License Number R03626 issued on July 19, 2012 to STMV by the Texas Commission on Environmental Quality to receive, acquire, possess, transfer and dispose radioactive material listed therein and to use such radioactive materials for the purposes and at the places designated therein;

Palangana:

  The Palangana Leases;

  Area Permit Number UR03070 issued on November 26, 2008 to STMV by the Texas Commission on Environmental Quality to conduct Class III underground injection wells for in situ recovery of uranium and aquifer restoration under Chapter 27 of the Texas Water Code as amended by Amendment dated May 4, 2012 to Area Permit Number UR03070 issued on November 26, 2008 to STMV by the Texas Commission on Environmental Quality to conduct Class III underground injection wells for in situ recovery of uranium and aquifer restoration under Chapter 27 of the Texas Water Code;

  Production Area Authorization PAA1 under Area Permit Number UR03070 issued on January 5, 2009 to STMV by the Texas Commission on Environmental Quality to operate Class III underground injection wells for in situ recovery of uranium and aquifer restoration;

  Permit Number WDW418 issued on March 27, 2009 to STMV by the Texas Commission on Environmental Quality to conduct Class I underground injection under Chapters 26 and 27 of the Texas Water Code and Chapter 361 of the Texas Health and Safety Code Ann.;

  Amendment Number 3 to Radioactive Material License Number R06062 issued on April 5, 2011 to STMV by the Texas Commission on Environmental Quality;

  Production Area Authorization PAA2 under Area Permit Number UR03070 issued on June 9, 2011 to STMV by the Texas Commission on Environmental Quality to operate Class III underground injection wells for in situ recovery of uranium and groundwater restoration;

  Radioactive Material License Number R06062 issued on March 14, 2012 to STMV by the Texas Commission on Environmental Quality to receive, acquire, possess, transfer and dispose radioactive material listed therein and to use such radioactive materials for the purposes and at the places designated therein;

  Permit Number WDW419 issued on May 15, 2012 to STMV by the Texas Commission on Environmental Quality to conduct Class I underground injection under Chapters 26 and 27 of the Texas Water Code and Chapter 361 of the Texas Health and Safety Code Ann.;

  Permit Number 124G issued on July 31, 2012 to STMV by the Texas Commission on Environmental Quality and the related Renewal of Uranium Exploration Permit Number 124G issued on June 4, 2013 to STMV by the Railroad Commission of Texas, Surface Mining and Reclamation Division;

  Aquifer Exemption Number UR02051; and

  Production Area Authorization PAA3 under Area Permit Number UR03070 issued on November 7, 2012 to STMV by the Texas Commission on Environmental Quality to operate Class III underground injection wells for in situ recovery of uranium and groundwater restoration.

SCHEDULE E

PENSION PLANS

None.

SCHEDULE F

EQUITY INTERESTS OF CREDIT PARTIES

Credit Party	Issuer	Description.	Number and Type of Shares/Interests Issued	Percentage Held
N/A	the Borrower	N/A	85,625,046 common shares (as of July 22, 2013)	Widely held
the Borrower	STMV-GP	N/A	1,000 units of membership interest	100%
the Borrower	STMV-LP	N/A	99 units of limited partnership interest held as limited partner	99%
the Borrower	UEC Resources Ltd.	N/A	1 common share	100%
the Borrower	UEC Paraguay Corp.	N/A	1 common share	100%
the Borrower	Piedra Rica Mining S.A.	N/A	75 ordinary shares held indirectly	100%
the Borrower	UEC Concentric Merge Corp.	N/A	1 common share	100%
the Borrower	CUE Resources Ltd.	N/A	1 common share	100%
the Borrower	Transandes Paraguay S.A.	N/A	200 ordinary shares held indirectly	100%
the Borrower	Strategic Resources Inc.	N/A	390,000 common shares	<1%
the Borrower	Kaboko Mining Limited	N/A	3,250,000 ordinary shares	<1%
STMV-GP	STMV-LP	N/A	1 unit of limited partnership interest held as general partner	1%
STMV-GP	STMV	N/A	1% ownership of general partnership interest	1%
STMV-LP	STMV	N/A	99% ownership of general partnership interest	99%

SCHEDULE G

FORMS OF WARRANT AND BONUS WARRANT AMENDMENT

[see attached]

URANIUM ENERGY CORP.

WARRANT CERTIFICATE

◆

Dated as issued on ◆ , 2013

From Uranium Energy Corp. to the Warrant Holder

WARRANT CERTIFICATE
No. 2013-◆	◆ Warrants

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE DECEMBER 1, 2013.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE OFFERED FOR RESALE, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.

THIS WARRANT CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON ASSIGNMENT OR TRANSFER SET FORTH IN SECTION 12.4 OF THE CREDIT AGREEMENT, DATED JULY ◆ , 2013, AMONG THE CORPORATION, AS BORROWER, SOUTH TEXAS MINING VENTURE, L.L.P., URN TEXAS GP, LLC AND URN SOUTH TEXAS PROJECT, LTD., AS GUARANTORS, SPROTT RESOURCE LENDING PARTNERSHIP, AS AGENT, AND THE SEVERAL LENDERS FROM TIME TO TIME PARTY THERETO (THE "CREDIT AGREEMENT"). A COPY OF THE CREDIT AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON REQUEST.

ISSUE DATE: ◆ , 2013
VOID AFTER: ◆ , 2016 (subject to earlier expiration as set forth herein)

WARRANTS FOR THE PURCHASE OF COMMON STOCK

THIS CERTIFIES THAT, FOR VALUE RECEIVED, ◆ of ◆ [NTD: Insert address], is the registered owner of ◆ warrants (collectively, the "Warrants") for the purchase of up to an aggregate of ◆ shares of common stock of Uranium Energy Corp., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"). Such purchase may be made at any time, and from time to time, prior to 5:00 p.m. (Vancouver, British Columbia, Canada, time) on the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate (as hereinafter defined) with a written notice signed by the Holder (as hereinafter defined) stating the number of shares of Common Stock (as hereinafter defined) with respect to which such exercise is being made, at the Corporation's Principal Executive Office or the Corporation's Corporate Office, accompanied by payment of US$2.50 (the "Purchase Price") per share of Common Stock. The Purchase Price and the number of shares of Common Stock subject to purchase upon exercise of the Warrants are subject to modification or adjustment as set forth herein. This Warrant Certificate was issued in connection with the Credit Agreement, dated July ◆ , 2013, among the Corporation, as Borrower, South Texas Mining Venture, L.L.P., URN TEXAS GP, LLC and URN South Texas Project, Ltd., as Guarantors, Sprott Resource Lending Partnership, as Agent, and the several lenders from time to time party thereto (the "Credit Agreement").

SECTION 1
INTERPRETATION

As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

(a)     "Common Stock" shall mean the common stock of the Corporation, which has the right to participate in the distribution of earnings and assets of the Corporation without limit as to amount or percentage;

(b)     "Corporate Office" shall mean the principal administrative office of the Corporation, which office is currently located at 500 North Shoreline, Suite 800N, Corpus Christi, Texas, U.S.A., 78401;

(c)     "Exercise Date" shall mean, as to any Warrant, the date on which the Corporation shall have received both: (i) this Warrant Certificate, together with a written Notice of Exercise in accordance herewith, duly executed by the Holder hereof, or its attorney duly authorized in writing, and indicating that the Holder is thereby exercising such Warrant(s); and (ii) payment by bank draft, certified check or money order made payable to the Corporation, of an amount in lawful money of the United States of America equal to the applicable Purchase Price for such Warrant(s);

(d)     "Expiration Date" shall mean ◆ , 2016. If such date shall be a holiday or a day on which banks are authorized to be closed in the Province of British Columbia, Canada, then the Expiration Date shall mean the next consecutive day which does not fall on a holiday or a day on which banks are authorized to be closed in the Province of British Columbia, Canada;

(e)     "Holder" shall mean, as to any Warrant and as of any particular date, the person in whose name the Warrant Certificate representing such Warrant is registered as of that date on the Warrant Registry maintained by the Corporation;

(f)     "NYSE MKT" means the NYSE MKT Equities Exchange.

(g)     "Principal Executive Office" shall mean the principal executive office of the Corporation, which office is currently located at 1111 West Hastings Street, Suite 320, Vancouver, British Columbia, Canada V6E 2J3;

(h)     "Principal Market" means the NYSE MKT or, if the Common Stock is not traded on the NYSE MKT, then the principal securities exchange or trading market on which the Common Stock is then listed or admitted for trading.

(i)     "Purchase Price" shall mean the purchase price to be paid upon exercise of each Warrant hereunder in accordance with the terms hereof, which price shall be US$2.50.

(j)     "Securities Act" shall mean the United States Securities Act of 1933, and any amendments or modifications, or successor legislation, thereto adopted, and all regulations, rules or other laws enacted or adopted pursuant thereto;

(k)     "Trading Day" means a day on which the Principal Market is open for business or if the Common Stock is not so listed on a Principal Market or admitted for trading or quotation, a Business Day. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

(l)     "VWAP" means for any date, the price determined by the first of the following clauses that applies: if the Common Stock is then listed or quoted on a Principal Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), if the OTC Bulletin Board is not a Principal Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported or in all other cases, the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation, the fees and expenses of which shall be paid by the Corporation.

(m)     "Warrants" shall mean the Warrants represented by this Warrant Certificate;

(n)     "Warrant Certificate" shall mean any certificate representing Warrants, and "this Warrant Certificate" shall mean the warrant certificate issued to the Holder identified on the first page hereof;

(o)     "Warrant Registry" shall mean any official record that may be maintained by the Corporation in which are recorded, with respect to each Warrant Certificate issued by the Corporation, the date of issuance, the name and address of the Holder and the number identifying such Warrant Certificate; and

(p)     "Warrant Shares" shall mean the restricted Common Stock of the Corporation deliverable upon exercise of a Warrant.

All references to currency herein are to the lawful currency of the United States of America.

SECTION 2
EXERCISE OF WARRANTS; EARLY EXPIRATION DATE

(a)     Each Warrant evidenced hereby may be exercised by the Holder at any time on the Exercise Date, upon the terms and subject to the conditions set forth herein, by delivery to the Corporation at its Principal Executive Office or its Corporate Office of a completed Warrant Exercise Form in the form attached as Schedule A hereto (a "Notice of Exercise"), along with payment of the Purchase Price. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive Warrant Shares deliverable upon such exercise shall be treated for all purposes as the holder of record of a Warrant Share upon the exercise of the applicable Warrant as of the close of business on the Exercise Date. Promptly following, and in any event within ten business days after, the date on which the Corporation first receives clearance of all funds received in payment of the Purchase Price pursuant to this Warrant Certificate, the Corporation shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates evidencing the issuance to such Holder of the applicable number of Warrant Shares (plus a Warrant Certificate for any remaining issued but unexercised Warrants of the Holder). Notwithstanding the foregoing sentence, in the event that any registration or qualification (or filing for exemption from any such requirements) is required prior to the issuance of such Warrant Shares by the Corporation in accordance with Section 3(b) below, then the obligation to deliver any such certificates shall arise only upon completion of such requirements and at such time as the Corporation may lawfully do so.

(b)      Upon the exercise of the Warrants represented hereby, if the Corporation so requests, the Holder shall certify to the Corporation that it is not exercising such Warrants with a view to distribute the Warrant Shares in violation of the Securities Act, and shall provide such other investor representations as the Corporation may require to confirm the ability of the Corporation to rely upon the exemption from registration under the Securities Act which applies to the distribution of Warrant Shares at the time of such distribution.

(c)     If at any time prior to the Expiration Date, the VWAP for 30 consecutive Trading Days equals or exceeds US$5.00 per share and the Corporation gives notice of the same (with supporting calculations) to the Holder (the date of the Holder's receipt of such notice and calculations being an "Early Termination Event"), then the Warrants represented hereby shall expire and be void and of no effect at 5:00 p.m. (Vancouver, British Columbia, Canada time) on the 31st day after the Early Termination Event (the "Early Expiration Date"); provided that at all times from the date of the Early Termination Event through and including the Early Expiration Date there is an effective registration statement under the Securities Act and/or under any applicable state securities laws and regulations, and a current prospectus available under the Securities Act, for the resale of the Warrant Shares by the Holder. Notwithstanding this Section 2(c), if the Early Expiration Date falls on a date subsequent to the Expiration Date, the Warrants represented hereby shall expire and be void and of no effect at 5:00 p.m. (Vancouver, British Columbia, Canada time) on the Expiration Date.

SECTION 3
RESERVATION OF SHARES; TAXES; REGISTRATION STATEMENT; ETC.

(a)     The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the valid exercise of Warrants, such number of Warrant Shares as shall then be issuable upon the exercise of all Warrants then outstanding. The Corporation covenants that all Warrant Shares which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully-paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof (other than any liens created thereon by the Holder thereof and/or any predecessor of such Holder).

(b)     The Corporation shall not be obligated to deliver any Warrant Shares pursuant to the exercise of the Warrants represented hereby unless and until a registration statement under the Securities Act and/or under any applicable state securities laws and regulations with respect to such securities is effective, or an exemption from such registration is available to the Corporation at the time of such exercise. The Warrants represented hereby may not be exercised by, nor Warrant Shares issued to, the Holder hereof in any jurisdiction in which such exercise and issuance would be unlawful.

(c)     The Corporation shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Warrants, or the issuance or delivery of any Warrant Shares upon exercise of the Warrants.

(d)     The Corporation, at its sole cost and expense, shall (i) within 90 days after July ◆ , 2013 file with the U.S. Securities and Exchange Commission a registration statement under the Securities Act that will register the resale of the Warrant Shares by the Holder (the "Resale Registration Statement"), (ii) use its commercially reasonable efforts to cause the Resale Registration Statement to become effective within 180 days after July ◆ , 2013 and (iii) thereafter use its commercially reasonable efforts to maintain the effectiveness and availability of the Resale Registration Statement for the resale of the Warrant Shares by the Holder.

SECTION 4
LOSS OR MUTILATION

Upon receipt by the Corporation of evidence satisfactory to it of the ownership of, and loss, theft, destruction or mutilation of, this Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to the Corporation, and (in the case of mutilation) upon surrender and cancellation thereof, the Corporation shall execute and deliver to the Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants as was indicated to be outstanding on the prior lost or mutilated Warrant Certificate (provided, however, that to the extent that any discrepancy may exist between the number of Warrants purported to be outstanding in respect of any Holder as evidenced by a Warrant Certificate that has been lost or mutilated and the number attributable to such Holder in a Warrant Registry that may be maintained by the Corporation, then the Warrant Registry shall control for all purposes, absent a showing of manifest error). Each Holder requesting a substitute Warrant Certificate due to loss, theft or destruction shall, prior to receiving such substitute certificate, provide an affidavit to the Corporation in the form prescribed by the Corporation and signed by (and notarized on behalf of) such Holder. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Corporation may prescribe.

SECTION 5
ADJUSTMENT OF PURCHASE PRICE AND
NUMBER OF WARRANT SHARES OR WARRANTS

(a)     Stock Splits, etc.. The number and kind of securities purchasable upon the exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Corporation shall: (i) pay a dividend in shares of Common Stock, or securities convertible or exchangeable into Common Stock, or make a distribution in shares of Common Stock, or securities convertible or exchangeable into Common Stock, to all holders of its outstanding Common Stock; (ii) subdivide its outstanding shares of Common Stock into a greater number of shares; (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock; or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Corporation which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Corporation which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at a Purchase Price per Warrant Share or other security obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Corporation resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)     Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Corporation shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Corporation is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Corporation), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (the "Other Property"), are to be received by or distributed to the holders of Common Stock of the Corporation, then the Holder shall have the right thereafter to receive upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Corporation) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Corporation and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Corporation) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section. For purposes of this Section, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

(c)     Voluntary Adjustment by the Corporation. If and whenever at any time after the date hereof and prior to the Expiration Date, the Corporation takes any action affecting its Common Stock to which the foregoing provisions of this Section, in the opinion of the Board of Directors of the Corporation, acting reasonably and in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes thereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such a manner as the Board of Directors of the Corporation may determine to be equitable in the circumstances, acting reasonably and in good faith. Without limiting the generality of the foregoing, the Corporation may at any time during the term of this Warrant reduce the then current Purchase Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Corporation.

(d)     Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Purchase Price is adjusted, as herein provided, the Corporation shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Purchase Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

(e)     Notice of Corporate Action. If at any time:

(i)     the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution; or

(ii)     there shall be any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any consolidation or merger of the Corporation with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Corporation to, another corporation; or

(iiii)     there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of such cases, the Corporation shall give to the Holder: (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend or distribution, or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up; and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (A) the date on which any such record is to be taken for the purpose of such dividend or distribution, the date on which the holders of Common Stock shall be entitled to any such dividend or distribution, and the amount and character thereof, and (B) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the Warrant Registry.

SECTION 6
RESTRICTIVE LEGEND

(a)     The Warrant Shares to be issued upon exercise of the Warrants have not been registered under the Securities Act or any state securities laws. Accordingly, the Warrant Shares may not be offered, sold or otherwise transferred in the United States (as defined by Regulation S under the Securities Act) or to or for the account or benefit of a U.S. Person (as defined by Regulation S under the Securities Act) or a person in the United States, unless registered under the Securities Act and applicable state securities laws, or an exemption from registration is available.

As such, each Warrant Certificate issued to a Holder shall be stamped or otherwise imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE OFFERED FOR RESALE, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.

In addition, except as otherwise provided in Section 6(c) hereof, any certificates representing any Warrant Shares issued upon exercise of the Warrants shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE OFFERED FOR RESALE, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(b)     Any certificates representing any Warrant Shares issued upon exercise of the Warrants prior to the date that is four months and one day following the issuance date of the Warrants shall be stamped or otherwise imprinted with a legend in substantially the following form:

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE DECEMBER 1, 2013.

(c)     The legend requirements of Section 6(a) shall terminate as to any particular Warrant Share: (i) following the disposition of such Warrant Share pursuant to the Resale Registration Statement; or (ii) when the Corporation shall have received an opinion of counsel reasonably satisfactory to it that such Warrant Share may be sold to the public without registration thereof under the Securities Act.

(d)     Whenever the legend requirements imposed by this Section 6 shall terminate as to any Warrant Share, as hereinabove provided, the Holder hereof shall be entitled to receive from the Corporation, at the Corporation's expense, a new certificate representing such Warrant Shares and not bearing the restrictive legends set forth in Section 6(a) or Section 6(b), as applicable.

SECTION 7
RIGHTS OF ACTION

All rights of action with respect to the Warrants are vested in the Holders of the Warrants, and any Holder of a Warrant, without consent of the Holder of any other Warrant, may, on such Holder's own behalf and for its own benefit, enforce against the Corporation its right to exercise its Warrants for the purchase of Warrant Shares in the manner provided in this Warrant Certificate.

SECTION 8
AGREEMENT OF WARRANT HOLDERS

Every holder of a Warrant, by its acceptance thereof, consents and agrees with the Corporation and every other holder of a Warrant that:

(a)     The Warrant Registry shall be maintained by the Corporation's Secretary, and shall be the official register of all Warrants issued in connection with the Credit Agreement. The Warrant Registry shall be dispositive as to the issuance, ownership and other aspects of each Warrant issued by the Corporation which is recorded therein and, absent manifest error, such records shall control for all purposes; and

(b)     The Corporation may deem and treat the person in whose name a Warrant Certificate is registered on the Warrant Registry as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in this Warrant Certificate.

SECTION 9
MODIFICATION OF WARRANTS

Other than with respect to any adjustment made by the Corporation in accordance with the provisions of Section 5 hereof, this Warrant Certificate may only be modified, supplemented or altered by the Corporation, and only with the consent in writing of the Holders of Warrants representing greater than fifty percent (50%) of the total Warrants then outstanding; provided, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the acceleration of the Expiration Date, shall be made without the consent in writing of the Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Warrant Certificate as originally executed or are made in compliance with applicable law.

SECTION 10
NOTICES

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: If to the Holder of a Warrant Certificate, at the address of such Holder as shown on the Warrant Registry maintained by the Corporation; and if to the Corporation, at its Principal Executive Office, or such other place as may be designated by the Corporation from time to time in accordance with this Section 10.

SECTION 11
GOVERNING LAW

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Warrant Certificate, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of Nevada. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

SECTION 12
ENTIRE UNDERSTANDING

This Warrant Certificate and the Credit Agreement contain the entire understanding among the Corporation and the Holder relating to the subject matter covered herein, and merge all prior discussions, negotiations and agreements, if any between them. Neither the Corporation nor the Holder shall be bound by any representations, warranties, covenants or other understandings relating to such subject matter, other than as expressly provided for or referred to herein or in the Credit Agreement.

[The remainder of this page has been intentionally left blank.
The Corporation's signature is contained on the immediately following page.]

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be duly executed, manually or in facsimile, by its officer thereunto duly authorized, as of the date set forth below.

URANIUM ENERGY CORP.

By:     __________________________
Mark Katsumata
Chief Financial Officer

Dated:________________, 2013.

SCHEDULE A

WARRANT EXERCISE FORM

TO:      URANIUM ENERGY CORP. (the "Corporation").

1.      The undersigned hereby irrevocably subscribes for and exercises the right to acquire ________________ shares of Common Stock of the Corporation (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the accompanying Warrant Certificate) and encloses a bank draft, certified check or money order in lawful money of the United States of America payable to the Corporation for the aggregate Exercise Price.

2.     The shares of Common Stock (or other securities or property) are to be registered as follows:

Name:
(print clearly)

Address in full:

Number of shares of Common Stock:

3.      Such securities should be sent by courier to:

Name:
(print clearly)

Address in full:

If the number of Warrants exercised is less than the number of Warrants represented by the accompanying Warrant Certificate, the undersigned requests that the new Warrant Certificate representing the balance of the Warrants be registered in the name of the undersigned and should be sent by courier to:

Name:
(print clearly)

Address in full:

4.     The undersigned represents, warrants and certifies as follows (one of the following must be checked):

(a) ☐      the undersigned holder at the time of exercise of the Warrants is not in the United States, is not a "U.S. person" as defined in Regulation S under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act") and is not exercising the Warrants on behalf of, or for the account or benefit of a U.S. person or a person in the United States and did not execute or deliver this exercise form in the United States;

(b) ☐     the undersigned holder is resident in the United States or is a U.S. person who is a resident of the jurisdiction referred to in the address appearing below, and is an "accredited investor" as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (a "U.S. Accredited Investor") and has completed the U.S. Accredited Investor Status Certificate in the form annexed hereto as Appendix A; or

(c) ☐      if the undersigned holder is resident in the United States or is a U.S. person, the undersigned holder has delivered to the Corporation and the Corporation's transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Corporation) or such other evidence satisfactory to the Corporation to the effect that with respect to the securities to be delivered upon exercise of this Warrant, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

"United States" and "U.S. person" are as defined in Regulation S under the U.S. Securities Act.

Note: Certificates representing shares of Common Stock will not be registered or delivered to an address in the United States unless Box 4(b) or 4(c) above is checked.

If the undersigned has indicated that the undersigned is a U.S. Accredited Investor by marking alternative (b) above, the undersigned represents and warrants to the Corporation that:

1.     the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Warrant Shares, and the undersigned is able to bear the economic risk of loss of its entire investment;

2.     the undersigned is: (a) purchasing the Warrant Shares for its own account or for the account of one or more U.S. Accredited Investors with respect to which the undersigned is exercising sole investment discretion, and not on behalf of any other person; (b) is purchasing the Warrant Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and (c) in the case of the purchase by the undersigned of the Warrant Shares as agent or trustee for any other person or persons (each a "Beneficial Owner"), the undersigned holder has due and proper authority to act as agent or trustee for and on behalf of each such Beneficial Owner in connection with the transactions contemplated hereby; provided that: (i) if the undersigned holder, or any Beneficial Owner, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the undersigned holder or each such Beneficial Owner was not incorporated or created solely, nor is it being used primarily to permit purchases without a prospectus or registration statement under applicable law; and (ii) each Beneficial Owner, if any, is a U.S. Accredited Investor; and

3.     the undersigned has not exercised the Warrants as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

The undersigned acknowledges and agrees that:

1.     the Corporation has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and the undersigned has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Warrant Shares;

2.     if the undersigned decides to offer, sell or otherwise transfer any of the Warrant Shares, the undersigned must not, and will not, offer, sell or otherwise transfer any of such Warrant Shares directly or indirectly, unless:

(a)     the sale is pursuant to an effective registration statement under the U.S. Securities Act;

(b)     the sale is to the Corporation;

(c)     the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(d)     the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or "blue sky" laws; or

(e)     the Warrant Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Corporation an opinion of counsel reasonably satisfactory to the Corporation;

3.     the Warrant Shares are "restricted securities" under applicable federal securities laws, and the U.S. Securities Act and the rules of the United States Securities and Exchange Commission provide in substance that the undersigned may dispose of the Warrant Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom;

4.     other than as otherwise agreed to by the Corporation pursuant to the terms of that certain Credit Agreement, dated July ◆ , 2013, among the Corporation, as Borrower, South Texas Mining Venture, L.L.P., URN TEXAS GP, LLC and URN South Texas Project, Ltd., as Guarantors, Sprott Resource Lending Partnership, as Agent, and the several lenders from time to time party thereto, and Section 3(d) of the accompanying Warrant Certificate, the Corporation has no obligation to register any of the Warrant Shares or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder);

5.    the certificates representing the Warrant Shares (and any certificates issued in exchange or substitution for the Warrant Shares) will bear a legend, in the form required by the certificate representing the Warrants, stating that such securities have not been registered under the U.S. Securities Act or the securities laws of any state of the United States and may not be offered for sale or sold unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available; and

6.     the Corporation will refuse to register any transfer of the Warrant Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration and the undersigned consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described in this Warrant Exercise Form.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Warrants.

DATED the __________ day of ________________, 20___.

(Signature of Warrantholder)

Print full name

Print full address

Instructions:

1.     The registered holder may exercise its right to receive Warrant Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised together with payment of the aggregate Exercise Price, by certified check, bank draft or money order payable to the order of the Corporation, and such other documents as the Corporation may reasonably require, to the Corporation at: (a) its Principal Executive Office at 1111 W. Hastings Street, Suite 320, Vancouver, British Columbia, Canada, V6E 2J3; Attention: Chief Financial Officer; or (b) its Corporate Office at 500 North Shoreline, Suite 800N, Corpus Christi, Texas, U.S.A., 78401; attention: Chief Financial Officer. Certificates for Warrant Shares will be delivered within ten business days after the exercise of the Warrants. The rights of the registered holder hereof cease if the Warrants are not exercised prior to 5:00 p.m. (Vancouver, British Columbia, Canada time) on the Expiration Date, subject to earlier expiration as set forth in Section 2(c) of the accompanying Warrant Certificate.

2.     If Box 4(c) is checked, any opinion tendered must be from counsel of recognized standing in form and substance reasonably satisfactory to the Corporation. Holders planning to deliver an opinion of counsel in connection with the exercise of the Warrants should contact the Corporation in advance to determine whether any opinions tendered will be acceptable to the Corporation.

APPENDIX A TO WARRANT EXERCISE FORM

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

In connection with the exercise of certain outstanding Warrants to acquire Warrant Shares of URANIUM ENERGY CORP. (the "Corporation") by the holder, the holder hereby represents and warrants to the Corporation that the holder, and each beneficial owner (each a "Beneficial Owner"), if any, on whose behalf the holder is exercising such warrants, satisfies one or more of the following categories of U.S. Accredited Investor (please write "W/H" for the undersigned holder, and "B/O" for each beneficial owner, if any, on each line that applies):

____     Category 1.     A bank, as defined in Section 3(a)(2) of the United States Securities Act of 1933 (the "U.S. Securities Act"); or

____     Category 2.     A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

____     Category 3.     A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or

____     Category 4.     An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or

____     Category 5.     An investment company registered under the United States Investment Company Act of 1940; (the "U.S. Investment Company Act"); or

____     Category 6.     A business development company as defined in Section 2(a)(48) of the U.S. Investment Company Act; or

____     Category 7.     A small business investment company licensed by the United States Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

____     Category 8.     A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or

____     Category 9.     An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are U.S. Accredited Investors; or

____     Category 10.     A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

____     Category 11.     An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Warrant Shares offered, with total assets in excess of US$5,000,000; or

____     Category 12.     Any director or executive officer of the Corporation; or

____     Category 13.     A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds US$1,000,000 (for the purposes of calculating net worth: (i) the person's primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale and purchase of securities contemplated by the accompanying Warrant Exercise Form, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale and purchase of securities contemplated by the accompanying Warrant Exercise Form exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability); or

____     Category 14.     A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

____     Category 15.     A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Warrant Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

____     Category 16.     Any entity in which all of the equity owners meet the requirements of at least one of the above categories.

DATED the _____ day of _____________, 20__

Print name of Warrantholder

By:
Signature

Title

(Please print name of individual whose signature appears above, if different from name of Warrantholder printed above)

__________

TRANSFER FORM FOR WARRANTS

TO:     URANIUM ENERGY CORP.

FOR value received I/we (the "Transferor") hereby sell, assign, and transfer unto:

(Name of Transferee)

(Address of Transferee)

                                                                                                    Warrants of

(Quantity)

URANIUM ENERGY CORP. (the "Corporation")

represented by:
(List Certificate Numbers)

and the undersigned hereby irrevocably constitutes and appoints:

the attorney to transfer the said Warrants on the books of the Corporation with full power of substitution in the premises.

The Transferor hereby certifies that (check either A or B):

____     (A)    the transfer of the Warrants is being completed pursuant to an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the "1933 Act"), in which case the Transferor has delivered or caused to be delivered by the Transferee a written opinion of U.S. legal counsel acceptable to the Corporation to the effect that the transfer of the Warrants is exempt from the registration requirements of the 1933 Act; or

____     (B)     the transfer of the Warrants is being made in reliance on Rule 904 of Regulation S under the 1933 Act, and certifies that:

(1)     the undersigned is not an "affiliate" (as defined in Rule 405 under the 1933 Act) of the Corporation or a "distributor", as defined in Regulation S, or an affiliate of a "distributor";

(2)    the offer of such securities was not made to a person in the United States and at the time the offer was accepted, the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;

(3)     neither the Transferor nor any person acting on its behalf engaged in any "directed selling efforts" (as such term is used in Regulation S) in connection with the offer and sale of the Warrants; and

(4)     the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or a scheme to evade the registration provisions of the 1933 Act.

"United States" and "U.S. person" are as defined in Regulation S under the 1933 Act. If Option B is checked, the Corporation may, in its sole discretion, require the Transferor or the Transferee to furnish a written opinion of U.S. legal counsel acceptable to the Corporation to the effect that the transfer of the Warrants is excluded from the registration requirements of the 1933 Act.

DATED this         day of ___________________, 20_____.

Signature Guaranteed By:

(Signature of Warrantholder)

(Name of Warrantholder - Please print)

(Capacity of Authorized Representative)

Instructions:

1.    The signature on this assignment must correspond with the name as written upon the face of the accompanying Warrant Certificate, in every particular, without alteration or change whatever.

2.     The signature must be guaranteed by a Canadian schedule 1 chartered bank, major Trust Corporation or by a member firm of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The stamp must bear the words "Signature Medallion Guaranteed".

3.     In the United States of America, signature guarantees must be done by members of a Medallion Signature Guarantee Program only. Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of an acceptable Medallion Program.

TRANSFEREE ACKNOWLEDGMENT

The Transferee acknowledges and agrees that the Warrants may not be offered, sold, pledged or otherwise transferred in the absence of: (a) an effective registration statement under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), relating thereto; or (b) an exemption from the registration requirements of the U.S. Securities Act. Each Warrant Certificate, and each certificate representing Common Stock issuable upon exercise thereof, shall contain a legend on the face thereof, in the appropriate form, setting forth the restrictions on transfer referred to in the Warrant Certificate, unless in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to the Corporation), the securities represented thereby are not, at such time, required by law to bear such legend, or in the case of the Common Stock, are transferred pursuant to an effective registration statement under the U.S. Securities Act. The holder acknowledges and agrees that the Warrants represented by this Warrant Certificate, and the Common Stock issuable upon exercise thereof, constitute "restricted securities" under the U.S. Securities Act.

Any certificate issued at any time in exchange or substitution for any certificate bearing a restrictive legend shall also bear such legend unless in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to the Corporation), the securities represented thereby are not, at such time, required by law to bear such legend.

In connection with this transfer the undersigned transferee (the "Transferee") certifies that the Transferor or Transferee is delivering a written opinion of U.S. legal counsel acceptable to the Corporation to the effect that this transfer of Warrants has been registered under the U.S. Securities Act or is exempt from registration thereunder.
DATED the _____ day of _____________, 20__
In the presence of:	(Signature of Transferee)

(Witness)	(Name of Transferee - Please print)

(Name of Witness - Please print)	(Capacity of Authorized Representative)

The Warrants and the Common Stock issuable upon exercise of the Warrants shall only be transferable in accordance with applicable laws. The Warrants may only be exercised in the manner required by the Warrant Certificate and the Warrant Exercise Form attached thereto. Any securities acquired pursuant to this exercise of Warrants shall be subject to applicable hold periods and any certificate representing such securities may bear restrictive legends.

URANIUM ENERGY CORP.

AMENDMENT NO 1.
to
WARRANT CERTIFICATE No. 2013-◆ ,
Representing ◆ Warrants
Dated as Issued on July 30, 2013

THIS is Amendment No. 1 (this "Amendment") to Warrant Certificate No. 2013-◆ , (the "Original Warrant Certificate"), registered in the name of ◆ , with an address at ◆ , representing ◆ warrants (collectively, the "Warrants") for the purchase of up to an aggregate of ◆ shares of common stock of Uranium Energy Corp., a corporation organized and existing under the laws of the State of Nevada (the "Corporation").

This Amendment is being issued pursuant to and in accordance with the terms of that certain Amended and Restated Credit Agreement, dated March ◆ , 2014, among the Corporation, as Borrower, South Texas Mining Venture, L.L.P., URN TEXAS GP, LLC and URN South Texas Project, Ltd., as Guarantors, Sprott Resource Lending Partnership, as Agent, and the several lenders from time to time party thereto (the "Amended and Restated Credit Agreement").

1.1
AMENDMENT

1. The Original Warrant Certificate is hereby amended to extend the Expiration Date two years from July 30, 2016 to July 30, 2018. As such, the following provisions of the Original Warrant Agreement are hereby amended as follows:

(a)     On page 1 of the Original Warrant Certificate, the heading that reads "VOID AFTER: July 30, 2016 (subject to earlier expiration as set forth herein)" is hereby amended to read "VOID AFTER: July 30, 2018 (subject to earlier expiration as set forth herein)"; and

(b)     Section 1(d) is hereby amended to read as follows:

""Expiration Date" shall mean July 30, 2018. If such date shall be a holiday or a day on which banks are authorized to be closed in the Province of British Columbia, Canada, then the Expiration Date shall mean the next consecutive day which does not fall on a holiday or a day on which banks are authorized to be closed in the Province of British Columbia, Canada;".

2. The Original Warrant Certificate is hereby amended such that any and all references to the "Credit Agreement, dated July 30, 2013" or to the "Credit Agreement" therein shall mean the Amended and Restated Credit Agreement.

3. All other terms of the Original Warrant Certificate remain in full force and effect.

[The remainder of this page has been intentionally left blank.
The Corporation's signature is contained on the immediately following page.]

__________

IN WITNESS WHEREOF the Corporation has caused this Amendment No. 1 to Warrant Certificate No 2013-◆ to be duly executed, manually or in facsimile, by its officer thereunto duly authorized, as of the date set forth below.

URANIUM ENERGY CORP.

By:________________________
Name: _____________________
Title: ______________________

Dated:                    , 2014.

SCHEDULE H

CERTIFICATION OF U.S. ACCREDITED INVESTOR STATUS

To:     Uranium Energy Corp. (the "Company")

In connection with the acquisition of certain Securities of the Company by the undersigned (the "Subscriber"), the Subscriber hereby represents and warrants to the Company as follows:

(a)     the Subscriber is purchasing the Securities either for its own account for investment purposes only, or for the account of another U.S. "accredited investor" (as such term is defined in Rule 501(a) of Regulation D, a "U.S. Accredited Investor") for which it is exercising sole investment discretion (a "Beneficial Purchaser") for investment purposes only, and not with a view to resale or distribution in violation of the Securities Act or any state securities laws, and, in particular, neither the Subscriber nor any Beneficial Purchaser has any agreement, understanding or intention to distribute either directly or indirectly any of the Securities;

(b)     the Subscriber understands that all documents, records and books pertaining to this investment have been made available for inspection by the Subscriber or its representatives, and that the books and records of the Company will be available, upon reasonable notice, for inspection by prospective investors during reasonable business hours at the Company's principal place of business and the Company's registered and records office; the Subscriber has had an opportunity to ask questions and receive answers regarding the Company and the offering of the Securities;

(c)     The address of the Subscriber set out on the execution page of this Certificate is the true and correct principal address of the Subscriber and can be relied on by the Company for the purposes of state blue-sky laws;

(d)     the Subscriber, and each Beneficial Purchaser for whom it is acting, if any, satisfies one or more of the categories of U.S. Accredited Investor indicated below (the Subscriber must write "SUB" for the Subscriber and "BP" for the Beneficial Purchaser, if any, on the appropriate line(s)):
Category 1.	A bank, as defined in Section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity; or
Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; or
Category 3.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or
Category 4.	An insurance company as defined in Section 2(a)(13) of the Securities Act; or

	Category 5.	An investment company registered under the Investment Company Act of 1940; or
	Category 6.	A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or
	Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or
Category 8.

A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of U.S.$5,000,000; or

Category 9.

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of U.S.$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are U.S. Accredited Investors; or

	Category 10.	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or
√	Category 11.

An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of U.S.$5,000,000; or

	Category 12.	A director, executive officer or general partner of the Company; or

Category 13.

A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds US$1,000,000 (for the purposes of calculating net worth: (i) the person's primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale and purchase of the Securities contemplated hereby, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale and purchase of the Securities contemplated hereby exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability); or

Category 14.

A natural person who had an individual income in excess of U.S.$200,000 in each year of the two most recent years or joint income with that person's spouse in excess of U.S.$300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year; or

Category 15.

A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; or

Category 16.	An entity in which each of the equity owners meets the requirements of one or more of the above categories.

The capitalized terms not defined in this Schedule H shall have the meanings ascribed to them in the Credit Agreement to which this Schedule is attached.

Upon execution of this Schedule H by the Subscriber, this Schedule H shall be incorporated into and form a part of the Credit Agreement.

Dated July __, 2013
Address of Subscriber: Street Address Suite, Apartment or Unit No. Municipality State/Zip Code

X              n/a
Signature of individual (if Subscriber is an individual)

X
Authorized signatory (if Subscriber is not an individual)

RESOURCE INCOME PARTNERS LIMITED PARTNERSHIP
Name of Subscriber (please print)

Gretchen Carter
Name of authorized signatory (please print)

CFO
Official capacity of authorized signatory (please print)

SCHEDULE I

CERTIFICATION OF CANADIAN ACCREDITED INVESTOR STATUS

To: Uranium Energy Corp. (the "Company")

In connection with the acquisition of certain Securities of the Company by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the "Subscriber" for the purposes of this Certificate), the Subscriber hereby represents, warrants, covenants and certifies to the Company that:

1.     The Subscriber is purchasing the Securities as principal for its own account or is deemed to be acting as principal pursuant to National Instrument 45-106;

2.     The Subscriber is an "accredited investor" within the meaning of National Instrument 45-106 by virtue of satisfying the indicated criterion as set out in Appendix "A" to this Certificate;

3.     The capitalized terms not defined in this Schedule I shall have the meanings ascribed to them in the Credit Agreement to which this Schedule is attached; and

4.     Upon execution of this Schedule I by the Subscriber, this Schedule I shall be incorporated into and form a part of the Credit Agreement.

Dated: July __, 2013.

SPROTT RESOURCE LENDING PARTNERSHIP

Print name of Subscriber

By:     its managing partner
Sprott Lending Consulting L.P.,
by its general partner
Sprott Lending Consulting GP Inc.

Authorized Signatory

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE INITIAL APPENDIX "A" ON THE NEXT PAGE

APPENDIX "A"

TO REPRESENTATION LETTER OF
CANADIAN ACCREDITED INVESTOR

Accredited Investor - (defined in National Instrument 45-106) means:

     (a)     an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CAD$1,000,000;

     (b)     an individual whose net income before taxes exceeded CAD$200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CAD$300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

     (c)      an individual who, either alone or with a spouse, has net assets of at least CAD$5,000,000;

√     (d)      a person, other than an individual or investment fund, that has net assets of at least CAD$5,000,000 as shown on its most recently prepared financial statements;

     (e)      a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

     (f)     a Canadian financial institution, or a Schedule III bank;

     (g)     the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

     (h)     a subsidiary of any person referred to in paragraphs (f) or (g), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

     (i)     a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

     (j)     an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (i);

     (k)     the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

     (l)     a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;

     (m)     any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

     (n)     a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

     (o)     an investment fund that distributes or has distributed its securities only to

(i)     a person that is or was an accredited investor at the time of the distribution;

(ii)     a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of NI 45-106; OR

(iii)     a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 [Investment fund reinvestment] of NI 45-106;

     (p)     an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

     (q)     a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

     (r)     a person acting on behalf of a fully managed account managed by that person, if that person

(i)     is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

(ii)     in Ontario, is purchasing a security that is not a security of an investment fund;

     (s)     a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

     (t)      an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (f) to (i) or paragraph (n) in form and function;

     (u)     an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; OR

     (v)     a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor;

and for purposes hereof:

(a)	"Canadian financial institution" means
(i)

an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada), or

(ii)

a bank, loan corporation, trust company , trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)	"control person" has the meaning ascribed to that term in securities legislation except Ontario where "control person" means:
(i)

a person or company who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or company holds more than 20 per cent of the voting rights attached to all outstanding voting securities of an issuer, the person or company is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer, or

(ii)

each person or company in a combination of persons or companies, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a combination of persons or companies holds more than 20 per cent of the voting rights attached to all outstanding voting securities of an issuer, the combination of persons or companies is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

(c)

"eligibility adviser" means a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed;

(d)	"executive officer" means, for an issuer, an individual who is
	(i)	a chair, vice-chair or president,
	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,
	(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or
	(iv)	performing a policy-making function in respect of the issuer;
(e)	"financial assets" means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;
(f)	"founder" means, in respect of an issuer, a person who,
	(i)	acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and
	(ii)	at the time of the trade is actively involved in the business of the issuer;

(g)

"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(h)	"investment fund" has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure;
(i)	"person" includes
	(i)	an individual,
	(ii)	a corporation,
	(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and
	(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;
(j)	"related liabilities" means
	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or
	(ii)	liabilities that are secured by financial assets.
(k)	"spouse" means, an individual who,
	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,
	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or
(iii)

in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(l)	"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.
Affiliated Entities and Control
1. An issuer is considered to be an affiliate of another issuer if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

2.     A person (first person) is considered to control another person (second person) if

(a)     the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless the first person holds the voting securities only to secure an obligation,

(b)     the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests in the partnership, or

(c)     the second person is a limited partnership and the general partner of the limited partnership is the first person.

SCHEDULE I

CERTIFICATION OF CANADIAN ACCREDITED INVESTOR STATUS

To: Uranium Energy Corp. (the "Company")

In connection with the acquisition of certain Securities of the Company by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the "Subscriber" for the purposes of this Certificate), the Subscriber hereby represents, warrants, covenants and certifies to the Company that:

1.     The Subscriber is purchasing the Securities as principal for its own account or is deemed to be acting as principal pursuant to National Instrument 45-106;

2.     The Subscriber is an "accredited investor" within the meaning of National Instrument 45-106 by virtue of satisfying the indicated criterion as set out in Appendix "A" to this Certificate;

3.     The capitalized terms not defined in this Schedule I shall have the meanings ascribed to them in the Credit Agreement to which this Schedule is attached; and

4.     Upon execution of this Schedule I by the Subscriber, this Schedule I shall be incorporated into and form a part of the Credit Agreement.

Dated: July __, 2013.
CEF (CAPITAL MARKETS) LIMITED Print name of Subscriber By Authorized Signatory Print name of Signatory (if different from Subscriber) Title

IMPORTANT: PLEASE INITIAL APPENDIX "A" ON THE NEXT PAGE

APPENDIX "A"

TO REPRESENTATION LETTER OF
CANADIAN ACCREDITED INVESTOR

Accredited Investor - (defined in National Instrument 45-106) means:

     (a)     an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CAD$1,000,000;

     (b)     an individual whose net income before taxes exceeded CAD$200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CAD$300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

     (c)     an individual who, either alone or with a spouse, has net assets of at least CAD$5,000,000;

√     (d)     a person, other than an individual or investment fund, that has net assets of at least CAD$5,000,000 as shown on its most recently prepared financial statements;

     (e)     a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

     (f)     a Canadian financial institution, or a Schedule III bank;

     (g)      the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

     (h)     a subsidiary of any person referred to in paragraphs (f) or (g), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

     (i)     a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

     (j)     an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (i);

     (k)     the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

     (l)     a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;

     (m)     any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

     (n)     a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

     (o)     an investment fund that distributes or has distributed its securities only to

(i)     a person that is or was an accredited investor at the time of the distribution;

(ii)     a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of NI 45-106; OR

(iii)     a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 [Investment fund reinvestment] of NI 45-106;

     (p)     an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

     (q)     a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

     (r)     a person acting on behalf of a fully managed account managed by that person, if that person

(i)     is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

(ii)     in Ontario, is purchasing a security that is not a security of an investment fund;

     (s)     a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

     (t)     an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (f) to (i) or paragraph (n) in form and function;

     (u)     an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; OR

     (v)     a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor;

and for purposes hereof:

(m)	"Canadian financial institution" means
(i)

an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada), or

(ii)

a bank, loan corporation, trust company , trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(n)	"control person" has the meaning ascribed to that term in securities legislation except Ontario where "control person" means:
(i)

a person or company who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or company holds more than 20 per cent of the voting rights attached to all outstanding voting securities of an issuer, the person or company is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer, or

(ii)

each person or company in a combination of persons or companies, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a combination of persons or companies holds more than 20 per cent of the voting rights attached to all outstanding voting securities of an issuer, the combination of persons or companies is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

(o)

"eligibility adviser" means a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed;

(p)	"executive officer" means, for an issuer, an individual who is
	(i)	a chair, vice-chair or president,
	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,
	(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or
	(iv)	performing a policy-making function in respect of the issuer;
(q)	"financial assets" means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;
(r)	"founder" means, in respect of an issuer, a person who,
	(i)	acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and
	(ii)	at the time of the trade is actively involved in the business of the issuer;

(s)

"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(t)	"investment fund" has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure;
(u)	"person" includes
	(i)	an individual,
	(ii)	a corporation,
	(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and
	(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;
(v)	"related liabilities" means
	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or
	(ii)	liabilities that are secured by financial assets.
(w)	"spouse" means, an individual who,
	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,
	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or
(iii)

in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(x)	"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.
Affiliated Entities and Control
3. An issuer is considered to be an affiliate of another issuer if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

4.     A person (first person) is considered to control another person (second person) if

(a)     the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless the first person holds the voting securities only to secure an obligation,

(b)     the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests in the partnership, or

(c)     the second person is a limited partnership and the general partner of the limited partnership is the first person.

SCHEDULE I

CERTIFICATION OF CANADIAN ACCREDITED INVESTOR STATUS

To:     Uranium Energy Corp. (the "Company")

In connection with the acquisition of certain Securities of the Company by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the "Subscriber" for the purposes of this Certificate), the Subscriber hereby represents, warrants, covenants and certifies to the Company that:

1.     The Subscriber is purchasing the Securities as principal for its own account or is deemed to be acting as principal pursuant to National Instrument 45-106;

2.     The Subscriber is an "accredited investor" within the meaning of National Instrument 45-106 by virtue of satisfying the indicated criterion as set out in Appendix "A" to this Certificate;

3.     The capitalized terms not defined in this Schedule I shall have the meanings ascribed to them in the Credit Agreement to which this Schedule is attached; and

4.     Upon execution of this Schedule I by the Subscriber, this Schedule I shall be incorporated into and form a part of the Credit Agreement.

Dated: July __, 2013.
RESOURCE INCOME PARTNERS LIMITED PARTNERSHIP Print name of Subscriber By: Authorized Signatory Print name of Signatory (if different from Subscriber) Title

IMPORTANT: PLEASE INITIAL APPENDIX "A" ON THE NEXT PAGE

APPENDIX "A"

TO REPRESENTATION LETTER OF
CANADIAN ACCREDITED INVESTOR

Accredited Investor - (defined in National Instrument 45-106) means:

     (a)     an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CAD$1,000,000;

     (b)      an individual whose net income before taxes exceeded CAD$200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CAD$300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

     (c)     an individual who, either alone or with a spouse, has net assets of at least CAD$5,000,000;

√     (d)     a person, other than an individual or investment fund, that has net assets of at least CAD$5,000,000 as shown on its most recently prepared financial statements;

     (e)     a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

     (f)     a Canadian financial institution, or a Schedule III bank;

     (g)     the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

     (h)      a subsidiary of any person referred to in paragraphs (f) or (g), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

     (i)     a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

     (j)     an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (i);

     (k)     the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

     (l)     a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;

     (m)     any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

     (n)     a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

     (o)     an investment fund that distributes or has distributed its securities only to

(i)      a person that is or was an accredited investor at the time of the distribution;

(ii)     a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of NI 45-106; OR

(iii)     a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 [Investment fund reinvestment] of NI 45-106;

     (p)     an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

     (q)     a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

     (r)     a person acting on behalf of a fully managed account managed by that person, if that person

(i)     is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

(ii)     in Ontario, is purchasing a security that is not a security of an investment fund;

     (s)     a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

     (t)     an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (f) to (i) or paragraph (n) in form and function;

     (u)     an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; OR

     (v)     a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor;

and for purposes hereof:

(y)	"Canadian financial institution" means
(i)

an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada), or

(ii)

a bank, loan corporation, trust company , trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(z)	"control person" has the meaning ascribed to that term in securities legislation except Ontario where "control person" means:
(i)

a person or company who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or company holds more than 20 per cent of the voting rights attached to all outstanding voting securities of an issuer, the person or company is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer, or

(ii)

each person or company in a combination of persons or companies, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a combination of persons or companies holds more than 20 per cent of the voting rights attached to all outstanding voting securities of an issuer, the combination of persons or companies is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

(aa)

"eligibility adviser" means a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed;

(bb)	"executive officer" means, for an issuer, an individual who is
	(i)	a chair, vice-chair or president,
	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,
	(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or
	(iv)	performing a policy-making function in respect of the issuer;
(cc)	"financial assets" means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;
(dd)	"founder" means, in respect of an issuer, a person who,
	(i)	acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and
	(ii)	at the time of the trade is actively involved in the business of the issuer;

(ee)

"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(ff)	"investment fund" has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure;
(gg)	"person" includes
	(i)	an individual,
	(ii)	a corporation,
	(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and
	(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;
(hh)	"related liabilities" means
	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or
	(ii)	liabilities that are secured by financial assets.
(ii)	"spouse" means, an individual who,
	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,
	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or
(iii)

in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(jj)	"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.
Affiliated Entities and Control
5. An issuer is considered to be an affiliate of another issuer if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

6.     A person (first person) is considered to control another person (second person) if

(a)     the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless the first person holds the voting securities only to secure an obligation,

(b)     the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests in the partnership, or

(c)     the second person is a limited partnership and the general partner of the limited partnership is the first person.

SCHEDULE J

FORMS OF PORTFOLIO INTEREST EXAMPTION CERTIFICATE

PART 1

FORM OF PORTFOLIO INTEREST EXEMPTION CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 30, 2013 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Uranium Energy Corp., as Borrower, Sprott Resource Lending Partnership, as Agent, and the several Lenders from time to time party hereto.

Pursuant to the provisions of Section 11.5(f) of the Credit Agreement, the undersigned hereby certifies that: (1) it does not accept deposits as a part of its business and it is not regulated, supervised or examined as a bank in any particular country, (2) it is not a "10 percent shareholder" of the Borrower, and (3) it is not a "controlled foreign corporation" that is related to the Borrower within the meaning of U.S. federal income tax laws.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: ________ __, 201_

PART 2

FORM OF PORTFOLIO INTEREST EXEMPTION CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 30, 2013 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Uranium Energy Corp., as Borrower, Sprott Resource Lending Partnership, as Agent, and the several Lenders from time to time party hereto.

Pursuant to the provisions of Section 11.5(f) of the Credit Agreement, the undersigned hereby certifies that: (1) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members accepts deposits as a part of its business or is regulated, supervised or examined as a bank in any particular country, (2) none of its direct or indirect partners/members is a "10 percent shareholder" of the Borrower, and (3) none of its direct or indirect partners/members is a "controlled foreign corporation" that is related to the Borrower within the meaning of U.S. federal income tax laws.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: ________ __, 201_